UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 SCHEDULE 14A PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

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Preliminary Proxy Statement
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Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

Gibraltar Industries, Inc. (Name of Registrant as Specified In Its Charter)

___________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

April 3, 2023
Dear Fellow Stockholders of Gibraltar:
We are pleased to invite you to the 2023 Annual Meeting of Stockholders of Gibraltar Industries, Inc. to be held on Wednesday, May 3, 2023 at 11:00 A.M., Eastern Time, in a virtual format at www.virtualshareholdermeeting.com/ROCK2023.
The Annual Meeting is critical to our corporate governance process and to affirming the direction of our Company. The accompanying Proxy Statement provides you with important information about our Board of Directors and executive officers. Additionally, the Proxy Statement informs you of steps we are taking to fulfill our responsibilities to you as a stockholder.
The accompanying Proxy Statement provides you with information relating to the proposals that require your vote. If you hold shares through a brokerage firm, please note that your broker cannot vote on most of the proposals to be acted on at the Annual Meeting without your instruction. Your vote is very important to us and we encourage you to vote promptly using one of the voting methods described in the accompanying Proxy Statement. Our Board of Directors recommends that stockholders vote FOR all proposals.
On behalf of our management team and our Board of Directors, we want to thank you for your continued support and confidence in Gibraltar Industries, Inc.

Sincerely,

William T. Bosway Chairman of the Board, President and Chief Executive Officer	Atlee Valentine Pope Lead Independent Director

We advance the art and science of making and celebrate the people that make life better.

3556 Lake Shore Road PO Box 2028 Buffalo, New York 14219-0228 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 3, 2023

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Gibraltar Industries, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 3, 2023, at 11:00 A.M., Eastern Time (the “2023 Annual Meeting”). The 2023 Annual Meeting will be held in virtual meeting format. You can attend the 2023 Annual Meeting online, vote your shares electronically and submit your questions during the meeting, by visiting www.virtualshareholdermeeting.com/ROCK2023. You will need to have the 16-digit control number included on your proxy card, or in the instructions that accompanied your proxy materials by the method you consented or elected to receive for delivery. The 2023 Annual Meeting will be held for the following purposes:
1.Election of eight Director nominees named in the accompanying proxy statement, each to hold office for a one-year term until the 2024 Annual Meeting or until a successor has been duly elected and qualified, or until such director's earlier resignation, retirement or other termination of service.
2.Advisory vote to determine stockholder preference on whether future Say-on-Pay votes should occur every one, two, or three years (the "Say-When-on-Pay" vote).
3.Advisory approval of the Company's executive compensation (the "Say-on-Pay" vote).
4.Approval of the Gibraltar Industries, Inc. Amended and Restated 2018 Equity Incentive Plan to increase the number of shares of common stock available for issuance as equity awards thereunder by 550,000 and to make other specified revisions.
5.Approval of an amendment to the Company's Amended and Restated Certification of Incorporation to add a provision designating the state and federal courts of the State of Delaware as the exclusive forums in which certain claims may be brought against the Company.
6.Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.
7.Transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors has fixed the close of business on March 17, 2023, as the record date for the determination of stockholders entitled to receive notice of and to vote at the 2023 Annual Meeting or any adjournment or postponement thereof.
Even if you plan to participate in the 2023 Annual Meeting, please promptly vote in advance of the meeting by following the instructions in the proxy card or voting instruction form. Voting in advance of the 2023 Annual Meeting does not deprive you of your right to virtually attend the 2023 Annual Meeting and to vote your shares electronically during the meeting.

By Order of the Board of Directors

Katherine E. Bolanowski General Counsel, Vice President and Secretary
Buffalo, New York
April 3, 2023

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held May 3, 2023
The Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the fiscal year 2022 Annual Report are available at www.proxyvote.com.

1	PROXY SUMMARY
6	PROPOSAL 1 - ELECTION OF DIRECTORS
13	CORPORATE GOVERNANCE
21	CORPORATE SOCIAL RESPONSIBILITY
24	COMPENSATION OF DIRECTORS
26	DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY
26	PROPOSAL 2 - TIMING OF ADVISORY VOTE ON EXECUTIVE COMPENSATION ("SAY-WHEN-ON-PAY")
27	PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)
29	COMPENSATION DISCUSSION AND ANALYSIS
29	Executive Summary
30	Say-on-Pay Vote Results and Response
31	Compensation Philosophy and Pay-for-Performance
33	Distinguishing Awarded Compensation from Realized Compensation
35	Design of the Compensation Program
37	Elements of Our Compensation Program
42	Long-Term Incentive Compensation Grant Practices
42	Clawback Policy
43	Executive Stock Ownership Guidelines
43	Hedging and Pledging Company Securities Policy
43	Tax Considerations
44	COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
45	COMPENSATION OF EXECUTIVE OFFICERS
45	Summary Compensation Table
47	Grants of Plan-Based Awards
48	Outstanding Equity Awards at Fiscal Year End
49	Option Exercises and Stock Vested
49	Non-qualified Deferred Compensation
50	Pay Ratio
51	Pay Versus Performance
54	Potential Payments on Termination or Change in Control
58	PROPOSAL 4 - APPROVAL OF THE GIBRALTAR INDUSTRIES, INC. AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN
65	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
67
PROPOSAL 5 - APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ADD A PROVISION DESIGNATING THE STATE AND FEDERAL COURTS OF THE STATE OF DELAWARE AS THE EXCLUSIVE FORUMS IN WHICH CERTAIN CLAIMS MAY BE BROUGHT AGAINST THE COMPANY

69	PROPOSAL 6 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
69	INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
70	CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
71	AUDIT AND RISK COMMITTEE REPORT
72	ADDITIONAL INFORMATION
74	EQUITY COMPENSATION PLAN INFORMATION
74	DELINQUENT SECTION 16(a) REPORTS
74	OTHER MATTERS
75	STOCKHOLDERS' PROPOSALS
76	HOUSEHOLDING OF ANNUAL MEETING MATERIALS
76	AVAILABILITY OF FISCAL YEAR 2022 ANNUAL REPORT
A-1	APPENDIX A - NON-GAAP MEASUREMENTS
B-1	APPENDIX B - AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN
C-1	APPENDIX C - AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this Proxy Statement for the 2023 Annual Meeting of Stockholders (the "2023 Annual Meeting") of Gibraltar Industries, Inc. (the "Company", "Gibraltar", "we", "us" and "our"). You should read the entire proxy statement before voting. For more complete information regarding the performance of Gibraltar for the fiscal year ended December 31, 2022 ("fiscal year 2022"), you should review Gibraltar's annual report on Form 10-K for fiscal year 2022.
We intend to mail to our stockholders of record the Notice of Annual Meeting of Stockholders and this proxy statement on or about April 3, 2023.

ABOUT THE 2023 ANNUAL MEETING

WHEN	WEBCAST	RECORD DATE

Wednesday, May 3, 2023 11:00 a.m. (Eastern Time)	www.virtualshareholdermeeting.com/ROCK2023	March 17, 2023

YOUR VOTE IS IMPORTANT
Whether or not you plan to participate in the Annual Meeting, we urge you to carefully review the applicable proxy materials and follow the instructions below to cast your vote promptly on all of the proposals.

The following proposals will be addressed at the Annual Meeting.

Proposal		Board Recommendation	Reasons for Board Recommendation	More Information

1	Election of Directors	FOR each nominee	The Board of Directors and Nominating, Governance and Corporate Social Responsibility Committee believe that the eight Board candidates possess the skills, experience, and diversity to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy.	Page 6

2	Advisory vote to determine stockholder preference on whether future Say-on-Pay votes should occur every one, two, or three years ("Say-When-on-Pay")	FOR every one year	The Board recommends having a Say-on-Pay vote each year so that stockholders have the opportunity to regularly express their views regarding the Company's compensation program.	Page 26

3	Advisory approval of the Company’s executive compensation (Say-on-Pay)	FOR	The Board of Directors believes that the Company’s executive compensation programs demonstrate the continuing focus by the Company on a pay for performance philosophy.	Page 27

4	Approval of the Gibraltar Industries, Inc. Amended and Restated 2018 Equity Incentive Plan	FOR	The Board of Directors and the Compensation and Human Capital Committee believe that the amended and restated equity incentive plan will enable the Company to provide competitive equity compensation to attract and retain employees.	Page 58

2023 PROXY STATEMENT 1

PROXY SUMMARY

Proposal		Board Recommendation	Reasons for Board Recommendation	More Information

5	Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to add a provision designating the state and federal courts of the State of Delaware as the exclusive forums in which certain claims may be brought against the Company	FOR	The Board of Directors believes that the Company and its stockholders will benefit from amending the Company’s Certificate of Incorporation to require certain corporate claims to be brought in Delaware, which provides a streamlined, organized and efficient forum to resolve such disputes.	Page 67

6	Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm	FOR	Based on the Audit and Risk Committee’s assessment of Ernst & Young’s qualifications and performance, the Board of Directors and the Audit and Risk Committee believe that its retention for fiscal year 2023 is in the best interests of the Company.	Page 69

The following sets forth the methods by which you may vote for purposes of the Annual Meeting.

BY INTERNET
Before The Meeting - Go to www.proxyvote.com. Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 2, 2023 for shares held directly and by 11:59 p.m. Eastern Time on April 30, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During the Meeting - Go to www.virtualshareholdermeeting.com/ROCK2023. You may attend the meeting via the internet and vote during the meeting. Have your 16-digit control number in hand and follow the instructions.

BY TELEPHONE	Call the telephone number listed on your proxy card or voting instruction form.

BY MAIL	Sign, date and return your proxy card or voting instruction form in the enclosed envelope.

PROXY SUMMARY

About Gibraltar

Gibraltar is a leading manufacturer and provider of products and services for the renewable energy, residential, agtech, and infrastructure markets. Gibraltar's mission is to make life better for people and the planet, fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in sustainable power, comfortable and efficient living, and productive growing throughout North America.

Fiscal Year 2022 Company Performance

Highlights of Gibraltar's 2022 performance include:

NET SALES	GAAP EPS	ADJUSTED EPS
$1.4B	$2.56	$3.40

increased 4% from $1.3B in 2021	increased 14% from $2.25 in 2021	increased 22% from $2.78 in 2021

In 2022, we focused on our key initiatives, improved profitability and margin compared to 2021, and:
•generated net sales of $1.4 billion, up 4% compared to the prior year;
•increased GAAP and adjusted net income from continuing operations by 9% and 15%, respectively;
•increased GAAP and adjusted earnings per share from continuing operations by 14% and 19%, respectively;
•acquired a business to expand our Residential Products segment; and
•made the decision to exit our processing equipment business in our Agtech segment.

Board Diversity Matrix (as of April 3, 2023)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
2023 PROXY STATEMENT 3

PROXY SUMMARY

Executive Compensation Highlights

The target annual compensation in fiscal year 2022 for William T. Bosway, the Company's President and Chief Executive Officer, consisted of base salary, target annual management incentive compensation, including target matching RSUs under the Company's 2018 Management Stock Purchase Plan, a target performance stock units (PSUs), time-vested restricted stock units (RSUs), and other compensation of 401(k) match, health reimbursement account contributions, personal use of Company auto and tax planning. Mr. Bosway's target pay mix for fiscal year 2022 is set forth in the chart.
The actual earnings under the performance-based components for Mr. Bosway and our other named executive officers for fiscal year 2022 were as follows:

Annual Management Incentive Compensation Plan (MICP)
The named executive officers received less than target under the annual MICP as the Company did not achieve the targeted levels for 2022 of the annual MICP metrics (net sales, adjusted EPS, and days working capital). The actual payout percentage was 69% for 2022. There were no adjustments made to the performance targets approved by the Board in early 2022.

Named Executive Officer	Potential Payout At Target	Actual
		Payout Percentage	Payout At Actual
William T. Bosway	$990,000	69%	$683,100
Timothy F. Murphy	$275,586	69%	$190,154
Katherine E. Bolanowski	$129,505	69%	$89,358
Jeffrey J. Watorek	$62,500	69%	$43,125
Patrick M. Burns (1)	$275,586	69%	$190,154
Elizabeth R. Jensen (2)	$132,860	69%	$91,673

2022 PSUs
The named executive officers received less than target for 2022 as the Company did not achieve the targeted level for return on invested capital for the 2022 performance period. The actual 2022 PSUs achievement was 60.5% of target for 2022. There were no adjustments made to the performance targets approved by the Board in early 2022.

Named Executive Officer	Target Compensation from PSU Awards	Actual
		Percentage of PSUs Earned	Earned Compensation from PSU Awards
William T. Bosway	$1,856,250	60.5%	$1,123,018
Timothy F. Murphy	$459,310	60.5%	$277,864
Katherine E. Bolanowski	$148,005	60.5%	$89,535
Jeffrey J. Watorek	$150,000	60.5%	$90,757
Patrick M. Burns (1)	$459,310	60.5%	$277,864
Elizabeth R. Jensen (2)	$265,720	60.5%	$160,740

(1) Burns served as Chief Operating Officer through his last date of employment on December 30, 2022 and will receive his MICP payout at actual and earned 2022 PSUs.
(2) Jensen served as Vice President and Chief Human Resource Officer through her last date of employment on January 13, 2023, and will receive her MICP payout at actual, but will not receive any 2022 PSUs.

PROXY SUMMARY

Compensation Governance Focused on Pay-for-Performance

What We Do	What We Don’t Do

Deliver a significant portion of executive compensation in the form of at-risk, performance-based compensation	X	Have single-trigger change-in-control agreements
Set performance goals for stock-based incentives on ROIC based in part on consultation with significant stockholders	X	Provide double-trigger change-in-control cash benefits greater than 275% of cash compensation
Limit the maximum payout that can be received in our annual cash incentive plan to 200% of target	X	Maintain a supplemental executive retirement plan
Reward certain executives with performance-based compensation awards linked to relative total stockholder return	X	Allow our directors and employees to enter into hedging and pledging transactions with Gibraltar stock
Require our directors and executive officers to satisfy stock ownership guidelines	X	Provide excise tax gross-ups upon a change in control
Engage in a rigorous target-setting process and use multiple performance metrics for the annual cash incentive plan	X	Provide tax gross-ups on executive benefits and perquisites
Maintain a Clawback Policy that applies to our named executive officers	X	Grant discounted stock options or reload or re-price stock options without stockholder approval
Reasonable use of executive perquisites
Focus on mitigating undue risk in compensation programs

Governance Highlights

Annual Election of All Directors	Yes	Annual Board and Committee Self-Evaluations	Yes
Average Age of Directors Standing for Election (Years)	61	Risk Oversight by Full Board and Committees	Yes
Average Director Tenure (Years)	4	Stock Ownership Guidelines for Non-Employee Directors and Executive Officers	Yes
Percentage of Women on Board	37.5%	Anti-Hedging and Anti-Pledging Policies	Yes
Separate Chair and CEO	No	Clawback Policy	Yes
Independent Lead Director	Yes	Annual Advisory Approval of Executive Compensation	Yes
Classified Board	No	Poison Pill	No
2023 PROXY STATEMENT 5

PROPOSAL 1 - ELECTION OF DIRECTORS

The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than fifteen directors. The number of directors may be changed at any time by resolution of the Board of Directors. Our Certificate of Incorporation also requires annual election of directors. Currently, our Board has eight directors.
At the Annual Meeting, eight directors shall be elected to hold office for a one-year term expiring in until the 2024 Annual Meeting or until a successor has been duly elected and qualified, or until such director's earlier resignation, retirement or other termination of service. Following the recommendation by the Nominating, Governance and Corporate Social Responsibility Committee, the Board of Directors has nominated Mark Barberio, William Bosway, Craig Hindman, Gwendolyn Mizell, Linda Myers, James Nish, Atlee Valentine Pope, and Manish Shah for re-election. The Board of Directors has determined that all nominees, other than Mr. Bosway, our Chairman of the Board, President and Chief Executive Officer, are independent directors under the applicable independence standards of the Nasdaq Stock Market ("Nasdaq") and the Securities and Exchange Commission ("SEC").
Unless instructions to the contrary are received, the persons named as proxies in the attached proxy card intend to vote the shares represented by proxies FOR the election of all nominees as directors, each of whom has consented to serve as a director if elected. If any nominee becomes unavailable for election for any reason, the Board may designate a substitute nominee and the persons named as proxies intend to vote the shares represented by the proxies solicited herewith for such other person or persons as the Board of Directors shall designate. Alternatively, the Board may reduce its size.
The Board of Directors believes that directors should satisfy a number of qualifications, including demonstrated integrity, a record of personal accomplishment, and a commitment to participation in board activities. In recommending the nominees for re-election, the Company's Nominating, Governance and Corporate Social Responsibility Committee considers qualified candidates who will provide the Board of Directors with dedicated service, strong business-related skills and experience, and diversity, as such qualifications are described below under the caption "Director Nomination Process." The table below summarizes the key experience, qualifications, and attributes for each director nominee and highlights the balanced mix of experience, qualifications, and attributes of the Board as a whole. The Nominating, Governance and Corporate Social Responsibility Committee considered these qualifications in determining to recommend to the Board of Directors that the current directors be nominated for re-election. This high-level summary is not intended to be an exhaustive list of each director nominee's skills or contributions to the Board. No individual experience, qualification, or attribute was solely determinative in the Board's decision to re-elect any of the eight nominees.

Director Nominee	Director Since	Number of Other Public Boards	Backgrounds and Skills
			SL	G	C	HC	F	L	M	O	PM	D
Mark G. Barberio *	2018	Two	●	●			●			●	●
William T. Bosway	2019	None	●		●	●			●	●	●
Craig A. Hindman *	2014	None	●	●		●	●		●	●	●
Gwendolyn G. Mizell *	2021	None	●		●	●			●	●
Linda K. Myers *	2020	One	●	●	●	●	●	●
James B. Nish *	2015	One	●	●	●		●			●	●
Atlee Valentine Pope *	2020	None	●	●		●	●		●	●	●
Manish H. Shah *	2021	None	●	●	●		●			●	●	●

* Independent Director
SL	Senior Leadership	HC	Human Capital	M	Marketing	PM	Portfolio Management
G	Governance	F	Finance	O	Operations	D	Digital
C	Corporate Social Responsibility	L	Legal

PROPOSAL 1 - ELECTION OF DIRECTORS

Director Tenure	Age Distribution	Diversity

0-3 years (4 of 8 director nominees) 4-8 years (4 of 8 director nominees)	age 56-61 (5 of 8 director nominees) age 62-67 (2 of 8 director nominees) age 68-72 (1 of 8 director nominees)	Diverse (4 of 8 director nominees) Female (3 of 8 director nominees) Racially or ethnically diverse (2 of 8 director nominees)

Nominees

The following biographies set forth the business experience during at least the past five years of each director and a brief discussion of the specific experience, qualifications and other attributes that led to the conclusion that each director should continue to serve on the Board at this time.

MARK G. BARBERIO

Professional Experience:
Mark Barberio has served as a Director of the Company since 2018. He brings to the Board more than 30 years of senior management and board experience across a variety of industries at both public and private companies. He is and has been principal of Markapital, LLC, a business and M&A consulting firm, since 2013. Prior to forming Markapital, he led Mark IV, LLC (now Dayco, LLC), a global diversified manufacturing company, where he served in a variety of positions, including as Co-CEO and CFO.
Other Current Public Board Directorships:
He has been an independent director of NYSE-listed Life Storage, Inc. since 2015 and in May 2018 was elected Non-Executive Chairman. He is a member of the Compensation and Human Capital Committee and Governance, Nominating and Corporate Social Responsibility Committee. In February 2020, Mr. Barberio was elected to the board of Endo International plc. and in June 2021 was elected Non-Executive Chairman. He is a member of the Audit and Finance Committee, Compensation and Human Capital Committee, Governance and Social Responsibility Committee, the Compliance Committee, and Chairman of the Strategic Planning Committee. He was a board member of Exide Technologies, a privately held global energy storage solution company from April 2015 through October 2020. He is also a member of the board of Trustees of Rochester Institute of Technology and Chairman of the Audit Committee.
Director Qualifications:
Mr. Barberio’s qualifications to serve on the Board include his extensive experience as a CEO and CFO in strategy development, finance, operational oversight, real estate, capital markets, acquisitions and investor relations.

Director Since: June 2018 Board Committees: •Audit and Risk •Capital Structure and Asset Management Age: 60 Background and Skills: •Senior Leadership •Governance •Finance •Operations •Portfolio Management
2023 PROXY STATEMENT 7

PROPOSAL 1 - ELECTION OF DIRECTORS

WILLIAM T. BOSWAY

Professional Experience:
William Bosway has served as President, Chief Executive Officer and a Director of the Company since January 2019, and Chairman of the Board of Directors since January 2022. He joined the Company from Dover Corporation, a diversified global manufacturer, where he was President and Chief Executive Officer of the Refrigeration and Food Equipment Division from June 2016 to December 2018. Prior to joining Dover Corporation, he was employed by Emerson Electric Co., a global manufacturer of industrial, commercial and consumer products, where he held the position of Group Vice President, Solutions & Technology for Emerson Climate Technologies from May 2008 through June 2016.
Director Qualifications:
Mr. Bosway’s qualifications to serve as a member of the Board include his strong leadership skills and significant experience in driving organic and acquisition growth, his breadth of experience in a variety of global industrial markets, and his proficiency in manufacturing operations.

Chairman of the Board and
Chief Executive Officer

Director Since: January 2019

Age: 57

Background and Skills:
•Senior Leadership
•Corporate Social
Responsibility
•Human Capital
•Marketing
•Operations
•Portfolio Management

CRAIG A. HINDMAN

Professional Experience:
Craig Hindman has served as a Director of the Company since 2014. He is a global executive with more than 35 years of leadership experience across multiple industry segments. Most recently, Mr. Hindman was Executive Vice President and Chief Executive Officer of the Industrial Packaging Group of businesses at ITW. In that role, he was responsible for 110 business units operating in 30 countries. He led the group through two acquisitions before leading the sale of the Industrial Packaging Group to The Carlyle Group in 2014. Prior to leading the Industrial Packaging Group, Mr. Hindman spent more than two decades in ITW’s Construction Products Group.
Additionally, he serves as a director of a number of not-for-profit organizations and private companies, including Wilsonart International for which he serves as a member of the Compensation Committee.
Director Qualifications:
Mr. Hindman’s qualifications to serve on the Board include his experience as an executive with responsibility for the financial and operational performance of global industrial business units within a best-in-class, Fortune 200 company. Other qualifications include his experience in the integration of acquired businesses and business simplification over a period of more than 20 years as well as his significant experience in and familiarity with end markets served by the Company.

Director Since: October 2014

Board Committees:
•Compensation and
 Human Capital (Chair)
•Capital Structure and
 Asset Management

Age: 68

Background and Skills:
•Senior Leadership
•Governance
•Human Capital
•Finance
•Marketing
•Operations
•Portfolio Management

PROPOSAL 1 - ELECTION OF DIRECTORS

GWENDOLYN G. MIZELL

Professional Experience:
Gwendolyn Mizell has served as a Director of the Company since February 2021. She began her career with Ameren Corporation in 2015 as Director of Diversity and Inclusion and has been promoted through various levels of leadership in Corporate Social Responsibility, Sustainability, Electrification and Innovation. Today, Ms. Mizell is the Senior Vice President, Chief Sustainability, Diversity and Philanthropy Officer of Ameren and she is a member of the Ameren Executive Leadership Team. As the Senior Vice President, Chief Sustainability, Diversity and Philanthropy Officer, Ms. Mizell is responsible for developing and executing sustainability strategy across the company, aligning Diversity Equity and Inclusion and Corporate Philanthropy for maximum community, customer and social impact and regularly reports to the Ameren Board of Directors and its committees. She chairs the Sustainability Executive Steering Committee, a cross-functional team of company leaders, designed to ensure alignment between Sustainability and corporate strategy.
Prior to joining Ameren, Ms. Mizell was President and Chief Executive Officer of GSM Development LLC, a business services firm supporting utilities across the US. Over her career, she has held positions of increasing responsibility with Westinghouse, Siemens, ABB, Calpine and KEMA Corporation. While at Westinghouse, she was responsible for air, water and acoustic compliance for power stations with modified environmental controls systems. Ms. Mizell was appointed to the St Louis County Workforce Investment Board, serves on the national board for the American Association of Blacks in Energy, the EEI Sustainability Committee, the Conference Board Sustainability Council and is outgoing Director of the Mathews-Dickey Boys and Girls Club of St Louis.
Director Qualifications:
Ms. Mizell’s qualifications to serve on the Board include her experience in strategy development, ESG, corporate social responsibility, diversity, equity and inclusion and power operations.

Director Since: February 2021

Board Committees:
•Compensation and
 Human Capital
•Nominating, Governance
 and Corporate Social
 Responsibility

Age: 61

Background and Skills:
•Senior Leadership
•Corporate Social
Responsibility
•Human Capital
•Marketing
•Operations

2023 PROXY STATEMENT 9

PROPOSAL 1 - ELECTION OF DIRECTORS

LINDA K. MYERS

Professional Experience:
Linda Myers has served as a Director of the Company since February 2020. Ms. Myers retired in February 2022 from Kirkland & Ellis LLP (“Kirkland”), a law firm with a national and international presence, where she was employed since 1994. Ms. Myers was a member of Kirkland's Global Management Committee from 2010 to 2020 and has 3 decades of experience advising clients. As a senior partner and one of the original members of Kirkland's Debt Finance Practice Group, Ms. Myers’ focused on transactions for private equity groups, commercial lending institutions and major private and public companies. Additionally, Ms. Myers has served on several management committees at Kirkland, including Audit, Finance, and Associate and Partner Compensation, and served as the Chair of Kirkland’s Administrative Committee from 2009 until her retirement. Ms. Myers serves as a member of the board of directors of several private companies and community and cultural organizations and chairs committees of the boards for some of these organizations including Human Resource/Compensation and Nominating and Membership.
Other Current Public Board Directorships:
In November 2022, Ms. Myers was elected as an independent member of the board of LCI Industries, a NASDAQ listed international manufacturer and supplier of components for the recreation and transportation product markets. She is a member of the Audit Committee, the Corporate Governance, Nominating, and Sustainability Committee, and the Risk Committee of the board of LCI Industries.
Director Qualifications:
Ms. Myers’ qualifications to serve on the Board include her demonstrated leadership skills as head of Kirkland’s Debt Finance Practice Group, her significant experience advising major public and private companies with respect to sophisticated financing transactions, and her wide exposure to issues encountered in the management of a global organization which she has acquired through her many committee memberships at Kirkland.

Director Since: February 2020

Board Committees:
•Audit and Risk
•Capital Structure and
 Asset Management
•Compensation and
 Human Capital
•Nominating, Governance
 and Corporate Social
 Responsibility (Chair)

Age: 59

Background and Skills:
•Senior Leadership
•Governance
•Corporate Social
Responsibility
•Human Capital
•Finance
•Legal

JAMES B. NISH

Professional Experience:
James Nish has served as a Director of the Company since 2015. He brings to the Board over 25 years of investment banking experience serving clients in a variety of international industrial manufacturing markets. Most recently, he led the Mid-Cap Corporate Investment Banking team at J.P. Morgan Chase. Prior to that, he was head of the Industrial Manufacturing Group at Bear Stearns, where he worked for 22 years.
Other Current Public Board Directorships:
He also serves on the board and Audit Committee of Eneti, Inc., a NYSE listed company that focuses on marine-based renewable energy by owning and operating wind turbine installation vessels and providing related services. Eneti, Inc. serves offshore wind farm developers and integrated energy companies. Additionally, he serves on the board of Alert 360, a privately held home automation company.
Director Qualifications:
Mr. Nish’s qualifications to serve on the Board include his experiences centered on helping global industrial manufacturing companies accelerate their growth through mergers, acquisitions, and capital market transactions. A Certified Public Accountant, he has extensive experience in accounting, finance, personnel assessments, and currently serves as an adjunct professor at Baruch College and Pace University where he teaches both undergraduate business and MBA courses.

Director Since: July 2015

Board Committees:
•Audit and Risk (Chair)
•Capital Structure and
 Asset Management (Chair)

Age: 64

Background and Skills:
•Senior Leadership
•Governance
•Corporate Social
Responsibility
•Finance
•Operations
•Portfolio Management

PROPOSAL 1 - ELECTION OF DIRECTORS

ATLEE VALENTINE POPE

Professional Experience:
Atlee Valentine Pope has served as a Director of the Company since February 2020, and Lead Independent Director since January 2022. Ms. Pope served as the Chief Executive Officer of Blue Canyon Partners, Inc. (“Blue Canyon”), a business-to-business growth strategy consulting firm which she co-founded in 1998. Ms. Pope was President of Blue Canyon from its inception in 1998 through 2013 at which time Ms. Pope became Chief Executive Officer. In addition to her responsibilities as Chief Executive Officer of Blue Canyon, Ms. Pope served client firms in the area of global value creation, price realization, and digital strategies. Prior to serving as President of Blue Canyon, Ms. Pope served as an Executive Director of Baker & Company, a privately-held consulting firm which served the automotive and telecommunications industries. Ms. Pope has over 35 years of experience in advising Fortune 500 boards and c-suite executives.
Director Qualifications:
Ms. Pope’s qualifications to serve on the Board include her demonstrated leadership skills as an executive at Blue Canyon and her significant experience with designing global growth strategies and actions plans.

Lead Independent Director

Director Since: February 2020

Board Committees:
•Audit and Risk
•Capital Structure and
 Asset Management
•Compensation and
 Human Capital
•Nominating, Governance
 and Corporate Social
 Responsibility

Age: 67

Background and Skills:
•Senior Leadership
•Governance
•Human Capital
•Finance
•Marketing
•Operations
•Portfolio Management

2023 PROXY STATEMENT 11

PROPOSAL 1 - ELECTION OF DIRECTORS

MANISH H. SHAH

Professional Experience:
Manish Shah has served as a Director of the Company since February 2021. Since September 2022, Mr. Shah has served as Chief Digital Transformation Officer at ServiceNow, an IT service management and workflow automation company. Mr. Shah is and has been the founder and principal member of Gnosis Advisory Group, a business leadership advisory firm, since December 2021. Prior to Gnosis Advisory Group, Mr. Shah served as Senior Vice President and Chief Information Officer of Community Health Systems responsible for patient digital experience across eighty-five hospitals operating in sixteen states from 2013 to 2020. Mr. Shah also oversaw the technology and digital systems development and implementation supporting the Community Health Systems’ various businesses and functions with his primary focus on digital transformation, interoperability exchange, and business intelligence and analytics. Prior to Community Health Systems, Mr. Shah was Senior Vice President of IT Infrastructure for Aurora Health Care.
In 2021, Mr. Shah accepted a Board of Trustees role at National Philanthropic Trust and is a member of the Audit and Risk Committee and Human Resource Committee. Mr. Shah was previously a member of The Heritage Healthcare Technology Fund, the Nashville Technology Council, The Center for Medical Interoperability, Google Productivity & Collaboration Customer Advisory Board, and an Advisory Board member for both AT&T and Verizon.
Director Qualifications:
Mr. Shah’s qualifications to serve on the Board include his experience in senior leadership and implementation across business systems technology, digital business models, and cyber security.

Director Since: February 2021

Board Committees:
•Audit and Risk
•Nominating, Governance
 and Corporate Social
 Responsibility

Age: 58

Background and Skills:
•Senior Leadership
•Governance
•Corporate Social
Responsibility
•Digital
•Finance
•Operations
•Portfolio Management

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES IN PROPOSAL 1

CORPORATE GOVERNANCE

The Board of Directors is responsible for oversight of management of the business and affairs of the Company with the objective of enhancing stockholder value. The Company has corporate governance practices and policies which the Board of Directors follows with respect to various matters, such as director responsibilities, compensation, and access to management. The Company’s corporate governance documents are available under the Governance Documents section of the Corporate Governance page of the Company’s website at www.gibraltar1.com.
Board Leadership

BOARD CHAIR William T. Bosway has served as President, Chief Executive Officer and a Director of the Company since January 2019, and Chairman of the Board of Directors since January 2022.

LEAD INDEPENDENT DIRECTOR
Atlee Valentine Pope has served as a Director of the Company since February 2020. Chair of the Nominating, Governance and Corporate Social Responsibility Committee from January 2021 to December 2021, and Lead Independent Director since January 2022.

The Board of Directors does not have a policy as to whether the roles of Chair of the Board and Chief Executive Officer should be separate or combined and as such has the authority and flexibility to select the appropriate leadership structure for the Company at the time. Under the Company’s Second Amended and Restated Bylaws, the Chair of the Board presides over meetings of the Board of Directors and meetings of the stockholders, while the CEO has general authority for strategic initiatives involving the business and operational affairs of the Company, subject to the supervision and oversight of the Board.
Currently, the Company's leadership structure includes the combined role of Chair of the Board and CEO, held by Mr. Bosway. The Board of Directors believes combining the role of Chair of the Board and CEO brings to the Board important expertise and leadership and enhances decisive strategic direction and strong execution. The skills and experience of Mr. Bosway are well suited for the role of Chair, putting the Board in a strong position to oversee strategy development, understand market developments, and mitigate risk appropriately. The Board of Directors has determined, after consultation with Korn Ferry, its compensation and corporate governance advisor, that having a combined role of Chair of the Board and CEO is in the best interests of the Company and its stockholders at this time.
To ensure strong independent leadership on the Board, under the Company's corporate governance guidelines, if the roles of Chair of the Board and the CEO are combined, the independent directors annually appoint a Lead Independent Director to strengthen the Board's independent oversight of the policies and strategies of the Company's management. The Company's Lead Independent Director has significant authority in facilitating the Board's independent oversight of management, with key duties and responsibilities including:
•Preside at all meetings of the Board at which the Board Chair is not present;
•Collaborate with the Board Chair in determining the need for special meetings of the Board;
•Call meetings or executive sessions of the independent members of the Board;
•Preside at all executive sessions of the independent members of the Board;
•Act as principal liaison between the Board Chair and the independent members of the Board relating to matters which are not the responsibility of any of the standing committees of the Board;
•Consult with the Board Chair regarding topics to be considered at Board meetings and information provided with respect to such topics;
•Approve Board meeting agendas;

2023 PROXY STATEMENT 13

CORPORATE GOVERNANCE

•Consult with the Board Chair regarding engagement of consultants by the Board; and
•Be available for direct communication with major stockholders or other major stakeholders, in consultation with management and the chair of the applicable Board Committee, as appropriate
The Board believes that an effective Lead Independent Director, such as Ms. Pope, who has significant and clear delineated responsibilities described above, ensures strong, independent oversight of management and promotes effective governance and Board efficiency. The Board believes that this leadership structure ensures that each director's experience, knowledge and insight is leveraged to provide strategic guidance in a demanding and rapidly changing business environment. In addition, the independent directors of our Board meet in executive session at each quarterly board meeting and the Lead Independent Director reports any matters that arise in such executive sessions directly to the Chair and Chief Executive Officer. All of the Board’s key committees - the Audit and Risk Committee; the Capital Structure and Asset Management Committee; the Compensation and Human Capital Committee; and the Nominating, Governance and Corporate Social Responsibility Committee - are comprised solely of and led by independent directors.

Board Retirement Policy and Tenure
Our corporate governance guidelines require our non-employee directors to submit an offer to resign from the Board to the Chair of the Nominating, Governance and Corporate Social Responsibility Committee upon reaching the age of 72, and following each succeeding birthday. We do not have any other tenure limitations, as we believe our retirement policy and succession planning to replace natural turnover achieve the appropriate balance between maintaining long-term directors with deep institutional knowledge and refreshing the Board with new directors who bring new perspectives and diversity to the Board. Whenever possible, we structure director retirements and new director appointments to overlap so institutional knowledge can be transferred to new directors.
As of March 17, 2023, the Company's average tenure for directors standing for election is four years of service.

Risk Oversight and Management
The Board is actively engaged in the oversight of strategies adopted by management for mitigating risks faced by the Company. The effective oversight of risks to which the Company may be exposed requires an understanding of the nature of the risks, the steps management is taking to manage the risks, and a determination of the level of risk which is acceptable to the Company. The involvement of the Board of Directors in reviewing the Company’s enterprise risk management process provides the Board with the information and analysis, if appropriate, to require changes in the Company’s operations or strategies to reflect the Board’s determination of the acceptable level of risk for the Company.
Risks may arise in many different areas, including, among many others, business strategy; financial condition; competition for talent; operational efficiency; cyber-security; quality assurance; environmental, health, and safety; availability of raw materials; supply chain management; reputation; business interruptions or disasters; customer spending patterns; and intellectual property. The Board believes that, in light of the interrelated nature of the Company’s risks, oversight of risk management is ultimately the responsibility of the full Board. While the Board retains ultimate responsibility for oversight of the risks affecting the Company, the Audit and Risk Committee has responsibility for assisting the Board in the review and oversight of risks affecting the Company and risk management strategies developed by management. In addition, committees assist the Board in overseeing and reviewing risk relating to specific programs. The Compensation and Human Capital Committee reviews compensation program structure and design and the related risks and opportunities. The Nominating, Governance and Corporate Social Responsibility Committee oversees the Company's governance policies, Board structure, leadership and independence. In carrying out this critical responsibility, the Board has implemented an enterprise risk management program designed to:
•Understand the critical risks in the Company's business and strategy and risk mitigation strategies;
•Evaluate the Company’s risk management process and whether it functions adequately;
•Facilitate open communication between management and the Directors; and
•Foster an appropriate culture of integrity and risk awareness.

CORPORATE GOVERNANCE

The Board discusses risk in general terms throughout the year at its meetings as well as risks in relation to specific proposed actions. While the Board oversees the enterprise risk management process, management is responsible for implementing and executing controls designed to limit risk to the level deemed to be acceptable to the Board. The Company has internal processes and an effective internal control environment which facilitate the identification and management of risks and the quality and effectiveness of the risk related communications with the Board. These include an enterprise risk management program under the leadership of our Chief Financial Officer and our Vice President of Internal Audit, regular reports from management on business strategy, a Code of Ethics and Policy Statement, and product quality standards. Management communicates routinely with members of the Board on the significant risks identified and how they are being managed.
Information Security Risk Oversight
The Board recognizes the importance of maintaining the trust and confidence of our customers, employees, and trading partners, while simultaneously preserving the integrity of our Company's information systems. To those ends, the Board is responsible for the oversight of the Company's information security risk management. To more effectively prevent, monitor, detect, and respond to information security threats, the Company has a dedicated cybersecurity leader reporting directly to the Company's Chief Digital Information Officer. The cybersecurity team is responsible for leading enterprise-wide information security strategy and developing awareness, training, policy, standards, architecture, and processes. The Board is briefed quarterly by senior management on projects to strengthen the Company's cybersecurity controls, assessments of the Company's security program, and the state of our current cybersecurity monitoring.

Stockholder Engagement
The Company’s executive management team routinely meets with its stockholders to discuss the Company’s performance and strategic plan. Further, our executive management team leads stockholder outreach engagements, where we solicit feedback from stockholders on their priorities on corporate governance, compensation, and environmental and social matters.
Our executive management team is committed to continuing a formal stockholder outreach program. Additionally, our executive management team, including the Company’s Chairman, President and Chief Executive Officer, and Chief Financial Officer, regularly engage in meaningful dialogue with the Company’s stockholders through our quarterly earnings calls, investor conferences, and other channels for communication.

Independence of Directors
The Board of Directors has determined that each of Mark Barberio, Craig Hindman, Gwendolyn Mizell, Linda Myers, James Nish, Atlee Valentine Pope, and Manish Shah is and, while he served as the Chairman Emeritus through May 2022, William Montague was, an “independent director” as defined under, the rules of Nasdaq and the SEC, which the Board has adopted as the standards by which it will determine independence. William Bosway serves as the Company's President and Chief Executive Officer and therefore is not an independent director.
Each member of the Audit and Risk Committee, the Capital Structure and Asset Management Committee, the Compensation and Human Capital Committee, and the Nominating, Governance and Corporate Social Responsibility Committee is independent under Nasdaq rules. In addition, the Board has affirmatively determined that the members of the Audit and Risk Committee and Compensation and Human Capital Committee qualify as independent in accordance with the additional independence rules established by the SEC and Nasdaq.
Board Committees and Related Matters
The Board has four standing committees - the Audit and Risk Committee, the Capital Structure and Asset Management Committee, the Compensation and Human Capital Committee, and the Nominating, Governance and Corporate Social Responsibility Committee. Copies of the charters of these committees are available on the Company’s website at www.gibraltar1.com.

2023 PROXY STATEMENT 15

CORPORATE GOVERNANCE

The current composition of the Board of Directors and each board committee as of April 3, 2023, is set forth below:

Director	Board of Directors	Audit and Risk Committee	Capital Structure and Asset Management Committee	Compensation and Human Capital Committee	Nominating, Governance and Corporate Social Responsibility Committee
Mark Barberio	M	M*	M
William Bosway (1)	C
Craig Hindman (2)	M		M	C
Gwendolyn Mizell	M			M	M
Linda Myers (3)	M	M	M	M	C
James Nish	M	C*	C
Atlee Valentine Pope (4)	L	M	M	M	M
Manish Shah (5)	M	M			M

M = Member C = Chair L = Lead Independent Director * = Financial Expert

(1)Bosway was appointed Chair of the Board effective January 1, 2022.
(2)Hindman was appointed to the Capital Structure and Asset Management Committee as of March 20, 2023. Prior to such date, he had served on the Nominating, Governance and Corporate Social Responsibility Committee.
(3)Myers was appointed chair of the Nominating, Governance and Corporate Social Responsibility Committee effective January 1, 2022.
(4)Pope was appointed as Lead Independent Director and appointed to the Audit and Risk Committee, and Capital Structure and Asset Management Committee effective January 1, 2022.
(5)Shah was appointed to the Nominating, Governance and Corporate Social Responsibility Committee as of March 20, 2023. Prior to such date, he had served on the Capital Structure and Asset Management Committee.

CORPORATE GOVERNANCE

In 2022, the Board of Directors held seven meetings. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which each served during the period of his or her service in 2022.
The Company does not have a policy regarding director attendance at the annual meeting, but they are encouraged to attend. Our 2022 annual meeting was attended by all but one of the Directors.

Audit and Risk Committee

Committee Members:

James Nish (Chair)	Atlee Valentine Pope	Number of meetings in fiscal 2022: 6
Mark Barberio	Manish Shah	Report: Page 71
Linda Myers

* Each committee member is independent as required by the Nasdaq and SEC rules applicable to such committee.

The Audit and Risk Committee acts in accordance with its charter to assist the Board of Directors in its responsibility to oversee:
•management's conduct of the Company's financial reporting;
•management's establishment and conduct of the Company's systems of internal accounting and financial controls;
•the qualifications, engagement, compensation, independence and performance of the Company's independent auditors, the conduct of the annual audit and any other audit, attest or review services, and the engagement of the independent auditors to provide any non-audit services;
•the process and activities performed by the Company's internal audit function;
•the preparation of the audit committee report;
•the Company's legal and regulatory compliance;
•the review and ratification or approval on an annual basis, of transactions between the Company and officers, directors and other related parties;
•the Company's risk assessment and risk management guidelines and policies; and
•the Company's codes of conduct.
The Board of Directors has made a determination that each of Mark Barberio and James Nish is an “audit committee financial expert” under the standards established by SEC rules.

Capital Structure and Asset Management Committee

Committee Members:

James Nish (Chair)	Atlee Valentine Pope	Number of meetings in fiscal 2022: 7
Mark Barberio	Craig Hindman
Linda Myers

Note: Manish Shah served on the committee until March 20, 2023.

The Capital Structure and Asset Management Committee acts in accordance with its charter to consult with the Company’s management and assist the Board of Directors in its oversight of the Company’s capital structure, financing activities, merger, acquisition and divestiture transactions, investment decisions and other matters of financial importance to the Company.

2023 PROXY STATEMENT 17

CORPORATE GOVERNANCE

Compensation and Human Capital Committee

Committee Members:

Craig Hindman (Chair)	Linda Myers	Number of meetings in fiscal 2022: 5
Gwendolyn Mizell	Atlee Valentine Pope	Report: Page 44

* Each committee member is independent as required by the Nasdaq rules applicable to such committee.

The Compensation and Human Capital Committee acts in accordance with its charter to fulfill the Board's responsibilities relating to establishment of compensation of the Company's executive officers and non-employee directors and to provide oversight and strategic guidance on the Company's human capital management including corporate culture, diversity and inclusion, talent management, career development and progression, key executive succession planning, benefit plans and policies, workplace environment and safety, employee relations and other matters impacting the Company's ability to attract and retain a stable and productive workforce. The Compensation and Human Capital Committee also monitors the Company's progress toward the overall implementation of its diversity and inclusion objectives.
The Compensation and Human Capital Committee reviews and approves corporate goals and objectives relevant to the compensation payable to the CEO and other executive officers, evaluates the performance of the CEO and other executive officers in light of those goals and objectives, and establishes the compensation, including base salary, annual incentive compensation and long term compensation of the CEO and other executive officers based on this evaluation. The Compensation and Human Capital Committee also reviews and approves the compensation, including base salary, annual incentive compensation and long term compensation, payable to the direct reports of the CEO. The Compensation and Human Capital Committee is also responsible for the administration of the Company’s incentive compensation plans and authorization of grants of equity-based awards pursuant to such plans. The Compensation and Human Capital Committee delegates its authority for the administration of the incentive compensation plans and authorization of grants of equity-based awards pursuant to such plans to executive management with regards to non-executive management of the Company.
To fulfill its responsibilities, the Compensation and Human Capital Committee has the authority to retain and obtain advice from advisors. The Compensation and Human Capital Committee employs a nationally recognized compensation consultant, Korn Ferry, to serve as an independent compensation advisor, perform market studies of compensation programs offered by a peer group of companies, and provide information on market compensation practices. The Compensation and Human Capital Committee determined Korn Ferry is an independent advisor by assessing the firm on six independence factors as prescribed by the SEC. The Compensation and Human Capital Committee worked with Korn Ferry and the Company’s executive management team to make final decisions regarding the design of the programs used to compensate the Company’s executive officers and directors in a manner which is consistent with the Company’s compensation objectives. The amount of fees paid for these services performed by Korn Ferry was $151,667 during 2022.

Nominating, Governance and Corporate Social Responsibility Committee

Committee Members:

Linda Myers (Chair)	Atlee Valentine Pope	Number of meetings in fiscal 2022: 4
Gwendolyn Mizell	Manish Shah

* Each committee member is independent as required by the Nasdaq rules applicable to such committee.
Note: Craig Hindman served on the committee until March 20, 2023.

CORPORATE GOVERNANCE

The purposes of the Nominating, Governance and Corporate Social Responsibility Committee are to:
•identify and recommend to the Board the nomination of individuals qualified to become Board and committee members;
•establish and implement policies and procedures relating to the nominations of qualified candidates;
•develop and recommend to the Board a set of corporate governance guidelines for the Company;
•provide oversight and strategic guidance on environmental, social and governance matters significant to the Company; and
•oversee, review, and make periodic recommendations to the Board concerning the Company’s corporate governance guidelines and policies.
The Nominating, Governance and Corporate Social Responsibility Committee is responsible for establishing criteria for Board membership, including experience and independence, and for reviewing candidates for the Board, including those recommended by stockholders.
The Nominating, Governance and Corporate Social Responsibility Committee oversees the directors’ continuing education, which includes seminars focused on strategic and governance issues and the evaluation process for the Board and committees.

The Nominating, Governance and Corporate Social Responsibility Committee also provides strategic guidance on the Company's approach to corporate social responsibility and ensures it aligns with the Company's overall business strategy and corporate best practices and on Company social responsibility policies and initiatives, including but not limited to human rights, the Company's stakeholder relationships, and product safety.

Director Nomination Process
When the Nominating, Governance and Corporate Social Responsibility Committee recruits new director candidates, the committee seeks to identify candidates for nomination who are highly qualified, willing to serve as a member of the Company’s Board and will be able to serve the best interests of stockholders. The Nominating, Governance and Corporate Social Responsibility Committee considers the following when identifying new director candidates:
•integrity, high personal and professional ethics, mature judgment;
•whether a candidate is “independent” within the meaning of such term in accordance with the applicable listing standards of Nasdaq and the rules promulgated by the SEC; and
•a diversity of background and achievement including in business, government, education and technology as relevant to the Company’s strategic needs and desire to have a diverse board composition.

The Nominating, Governance and Corporate Social Responsibility Committee believes that, given the size and complexity of the Company’s operations, the best interests of the Company’s stockholders will be served by a Board composed of individuals that contribute to the Board’s overall diversity - diversity being broadly construed to mean a variety of opinions, perspectives, as well as personal and professional experiences and backgrounds. Accordingly, the Nominating, Governance and Corporate Social Responsibility Committee seeks to identify candidates for nomination who will contribute to the diversity of perspectives present in Board deliberations. During the nomination process, the Nominating, Governance and Corporate Social Responsibility Committee considers whether the Board’s composition reflects an appropriately diverse mix of skills and experience in relation to the needs of the Company.
The Nominating, Governance and Corporate Social Responsibility Committee identifies candidates from several sources including directors on the Board, Gibraltar’s executive management team, search firms and research, including database and internet searches. All potential candidates for a director role, including directors being nominated for re-election, are considered and evaluated against the qualifications outlined above.

2023 PROXY STATEMENT 19

CORPORATE GOVERNANCE

Stockholder Recommendations of Nominees
The Company has adopted a policy regarding stockholder recommendations of nominees for director to be submitted for evaluation to the Nominating, Governance and Corporate Social Responsibility Committee. A stockholder may, at any time prior to the deadline for the submission of stockholder proposals, recommend a nominee for consideration by the Nominating, Governance and Corporate Social Responsibility Committee by sending a recommendation, in writing, to the Secretary of the Company or any member of the Nominating, Governance and Corporate Social Responsibility Committee, together with such supporting material as the stockholder deems appropriate. Any person recommended by a stockholder in accordance with this policy will be considered by the Nominating, Governance and Corporate Social Responsibility Committee in the same manner and by the same criteria as other potential nominees.
During 2022, the Nominating, Governance and Corporate Social Responsibility Committee did not receive any nomination recommendations from stockholders.

Succession Planning
Considering the critical importance of executive leadership to Gibraltar’s success, we have a succession planning process that is enterprise-wide for managers up to and including our Chief Executive Officer. Our Board of Directors’ involvement in the process includes a review of succession plans and recommendations as to succession in the event of each executive officer’s termination of employment for any reason.
Our Chief Executive Officer provides an annual review to the Board assessing the performance of the executive officers of Gibraltar. The Board has the responsibility to review succession plans for the Chief Executive Officer and other key executive positions.
The Board and the Nominating, Governance and Corporate Social Responsibility Committee also work together to assess the composition, tenure, and diversity of the Board of Directors and evaluate succession planning considerations when recommending Board nominees.

Director Education
New directors participate in an orientation process to become familiar with the Company. This process includes a review of the Company's strategic plans and businesses, significant financial matters, core values, including ethics, compliance, corporate governance practices and other key policies and practices through a review of Company and Board background materials, and meetings with the Company’s executive management.
Each Director is required to complete the Company's annual ethics and compliance and cybersecurity training which was approximately 11.5 hours during 2022. The Company provides directors with continuing education regarding corporate governance and specific business-related issues and strategic priorities. Throughout the year, the Board also regularly meets with business unit management and participates in facility tours. Additionally, the Company engages third parties to provide presentations on relevant topics during board meetings. Directors are also provided access to third party resources and membership through organizations such as the National Association of Corporate Directors and the opportunity to participate in third party educational programs.

Communication with the Board of Directors
Stockholders may send communications to the Board of Directors in care of the Secretary at the Company’s headquarters located at 3556 Lake Shore Road, PO Box 2028, Buffalo, NY 14219-0228. All mail from stockholders will be opened and logged. All relevant communication will be forwarded promptly to the Directors. Mail addressed to a particular member of the Board will be forwarded to that member. Mail addressed to “Outside Directors” or “Non-Management Directors” or similar addressees will be sent to the Lead Independent Director.

Employee, Officer and Director Hedging
The Company, pursuant to the terms of its Insider Trading Policy, prohibits all directors, officers, employees, terminated employees and agents from engaging in hedging transactions related to, or from pledging or creating a security interest in, the Company’s common stock, publicly traded debt instruments and restricted stock units they hold.

CORPORATE SOCIAL RESPONSIBILITY

Over the last eight years, we have been transforming our company to focus on solving some of the humanity’s most challenging opportunities – from harnessing energy and growing food more sustainably to living and working with greater ease, efficiency, and comfort. Transforming the Company positions it to play a significant role in sustainable development issues, building partnerships with key players that help advance critical technologies, strengthening the Agtech, Renewables, Residential and Infrastructure businesses, and enabling the Company to better respond to humanity's evolving needs.
The Nominating, Governance and Corporate Social Responsibility Committee provides oversight and strategic guidance on environmental, social and governance matters significant to the Company, including overseeing, reviewing or making recommendations to the Board concerning the Company's governance and corporate social responsibility guidelines and policies. The foregoing oversight and strategic guidance is focused on:
•the Company's approach to corporate social responsibility and to ensure it aligns with the Company's overall business strategy and corporate best practices;
•periodic review of external developments which are likely to have a significant influence on the Company's reputation and/or its ability to conduct its business in a socially responsible manner;
•the Company's social responsibility policies and initiatives, including but not limited to human rights, the Company's stakeholders relationships, and product safety; and
•the Company's policies and initiatives relating to the environment with respect to energy management, climate change, and sustainability.
The Compensation and Human Capital Committee provides oversight and strategic guidance on the Company's human capital management including corporate culture, diversity and inclusion, talent management, career development and progression, key executive succession planning, benefit plans and policies, workplace environment and safety, employee relations and other matters impacting the Company's ability to attract and retain a stable and productive workforce.
The Company is committed to making a difference in the lives of the people the Company's business touches, and to creating meaningful impact every day through the Company's work and relationships.
A sense of responsibility to people and the planet is woven into the core values that define the Company's purpose and drive the Company's culture. These values include:
•Make it better - The Company challenges itself and its way of thinking every day to exceed the needs of the Company's customers.
•Make it right - The Company cares about doing the right thing for each other, customers, and communities by holding the Company to the highest standards of ethics and safety.
•Make it together - The Company works collaboratively with customers and each other - teamwork sets the Company apart. The Company works to create a culture that is inclusive of different perspectives and experiences.
•Make an impact - The Company is here to make a difference. The Company drives change and delivers meaningful value to customers, investors, and community.
We recognize the close connection between corporate governance and social responsibility, and the importance of developing clear priorities and lines of accountability for the Company and its impact as we operate and grow.
A collaboration between the Board, the Company's business leaders, and employees drives the strategic direction and management of our key priorities, and the structure and processes of our governance efforts reflect our commitment to continuous improvement.

2023 PROXY STATEMENT 21

CORPORATE SOCIAL RESPONSIBILITY

CORPORATE SOCIAL RESPONSIBILITY

In January 2023, the Company released its annual Corporate Social Responsibility Report (CSR Report). Highlights of the report include:
•Gibraltar conducted seven comprehensive energy audits at critical manufacturing plants, identifying opportunities to reduce energy consumption and increase energy efficiency.
•The company decreased energy intensity by Net Sales 8.2% from 64.7 MWh in 2020 to 59.4 MWh in 2021.
•Gibraltar has built greater diversity of thought, experience and perspective on its Board of Directors with a broadened range of skills and tenure and expanded the responsibilities of its CSR Committee.
A copy of the Company's CSR Report is available on the Company's website under "Corporate Social Responsibility."
Gibraltar is dedicated to making a positive impact through a commitment to Corporate Social Responsibility. Our efforts continue to focus on:

The safety, well-being, and success of our people is our top priority. We are dedicated to developing our people’s potential as professionals and future leaders, drawing on the unique abilities of each team member to build an inclusive culture of difference-makers.
Sharing our success with the communities where we live and work is vital to our purpose. By supporting local nonprofits and institutions as investors and volunteers, we help build resilience and strengthen the bonds that will help our communities thrive.
Our work is firmly rooted in making life better for people and the planet; we innovate in the service of possibility, acting responsibly to create positive, lasting change in our world. We promote sustainability across our value chain, developing products and services for our customers that reduce environmental impact and improve quality of life.

CSR is integral to our three pillars of business systems, portfolio management and organization development. We have accelerated our initiatives to create a safer work environment, expand the experience base and the diversity of our organization, and to identify opportunities to reduce environmental impact.
For us, corporate social responsibility is inseparable from not only what we do, but who we are. A sense of responsibility to people and the planet is built into our DNA. We think of corporate social responsibility as an evolution in who we are rather than a revolution in what we do. It's an opportunity to be more accountable, strategic, and transparent about how we think and act, and to deepen our commitment to Our People, Our Communities, and The World.

2023 PROXY STATEMENT 23

COMPENSATION OF DIRECTORS

Our Compensation and Human Capital Committee engaged Korn Ferry to review survey information, and provide other publicly available information and advice to the Compensation and Human Capital Committee with respect to compensation-related matters for non-employee director compensation for a peer group of companies. The peer group is the same as the peer group disclosed in the section entitled “Compensation Discussion and Analysis” below.
Non-Employee Director Compensation Program
The Compensation and Human Capital Committee reviewed information provided by Korn Ferry relating to Board compensation in relation to compensation earned by the directors of our peer group of companies. After this review in April 2022, the Compensation and Human Capital Committee approved a compensation program for non-employee directors consisting of the following cash compensation, effective as of May 4, 2022:
•an annual cash retainer of $65,000;
•an annual payment for each Board committee on which he or she serves equal to $10,000;
•an additional annual fee of $25,000 for the Lead Independent Director;
•an additional annual fee to the Chair of the Audit and Risk Committee of $10,000;
•an additional annual fee to the Chair of the Compensation and Human Capital Committee of $7,500;
•an additional annual fee to the Chair of the Capital Structure and Asset Management Committee of $7,500; and
•an additional annual fee to the Chair of the Nominating, Governance and Corporate Social Responsibility Committee of $5,000.
All retainers are paid quarterly in advance unless deferred under the MSPP as describe below. In addition, the Compensation and Human Capital Committee approved annual grants of stock to each non-employee director having an aggregate fair value equal to $105,000, which is consistent with the aggregate fair value of the 2021 annual grant. These shares vest immediately and are delivered to directors unless a Director elects to defer for future issuance the receipt of all or a portion of the stock award received. Pursuant to this approval, non-employee directors received awards of stock in May 2022.
The Company does not provide any perquisites to directors, but does reimburse directors for out-of-pocket expenses incurred for continuing education and in attending Board and committee meetings. Directors who are employees or officers of the Company do not receive any additional compensation for Board services.
Management Stock Purchase Plan for Non-Employee Directors
Our Management Stock Purchase Plan (“MSPP”) permits non-employee directors to defer their receipt of payment of a portion of their cash retainer to an account ("MSPP Deferral Account") established for the non-employee director which is credited with hypothetical units that track the common stock of the Company (“Deferral Units”) equal to the number of shares of the Company’s common stock that could have been purchased using the amount of director fees deferred based on a 90-day rolling price per share of the Company's stock as deferral date.
Under the MSPP, the amount deferred and to be paid in cash to a non-employee director upon termination of the non-employee director's service on the Board is equal to the Deferral Units credited to their MSPP Deferral Account multiplied by the 200-day rolling average price per share of the Company’s stock, determined as of the immediately preceding calendar-month's end date immediately preceding the date the participant becomes eligible to receive a distribution of their account under the MSPP.

Payment of the amount determined above is made to the non-employee director based on an election made by the non-employee director prior to the deferral in either (a) a lump sum, (b) five substantially equal annual installments, or (c) ten substantially equal annual installments, in each case, beginning six months after the date of termination. During the period that the installment payments are being made, the undistributed value of the non-employee director's account will earn interest at a rate equal to the average annualized rate of interest payable on ten-year US Treasury Notes plus two percent (2%).
Deferral Plan for Non-Employee Directors
Non-employee directors have the right to defer receipt of all, or a portion, of the stock award that they receive. The deferred share awards are in the form of Deferred Share Units ("DSUs"). DSUs are converted to shares and issued six months after termination of the non-employee director's service.

COMPENSATION OF DIRECTORS

2022 Director Compensation
The table below sets forth the compensation of each non-employee director in 2022.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
Mark G. Barberio	85,000	105,017	190,017
Craig A. Hindman	92,500	105,017	197,517
Gwendolyn G. Mizell	85,000	105,017	190,017
William P. Montague (3)	69,082	35,011	104,093
Linda K. Myers	111,836	105,017	216,853
James B. Nish	102,500	105,017	207,517
Atlee Valentine Pope	130,000	105,017	235,017
Manish H. Shah	85,000	105,017	190,017

(1)Shah deferred 100% of his annual cash retainer into Deferral Units under the Company's MSPP and received 1,111.22 Deferral Units. Myers deferred 100% of her annual cash retainer into Deferral Units under the Company's MSPP and received 1,111.22 Deferral Units.
(2)Represents awards of shares granted under the Amended and Restated 2016 Stock Plan for Non-Employee Directors. The amounts represent the grant date fair value of the award of shares, which is the closing trading price of a share of the Company's common stock on the grant date multiplied by the number of shares subject to the award. The closing price per share of the Company's common stock on May 6, 2022 (the grant date) was $42.69. The Company does not pay fractional shares.
(3)Montague served as a director in 2022 until his retirement from the Board and from all committees of the Board immediately prior to the 2022 Annual Meeting held on May 4, 2022. The closing price per share of the Company's common stock on May 3, 2022 (the grant date) was $39.25. The Company does not pay fractional shares.

Stock Awards Vested But Not Distributed at Fiscal Year End
The following chart summarizes the aggregate number of stock awards vested but not distributed at December 31, 2022 for each Director:

Name	Deferred Share Units (1) (#)	Deferral Units (2) (#)	Aggregate Number of Stock Awards Vested But Not Distributed (#)
Mark G. Barberio	1,099	—	1,099
Craig A. Hindman	11,106	10,215	21,321
Gwendolyn G. Mizell	1,256	534	1,790
Linda K. Myers	3,323	1,111	4,434
James B. Nish	9,859	4,440	14,299
Atlee Valentine Pope	5,783	—	5,783
Manish H. Shah	1,256	1,823	3,079

(1)Deferred share units will be converted into shares upon retirement from the Board of Directors.
(2)Represents hypothetical units that track the Company's common stock acquired through cash retainer deferrals under the MSPP during the period of the Director’s service that will be converted to cash and paid out upon retirement from the Board as described above under "Management Stock Purchase Plan for Non-Employee Directors."

Non-Employee Director Stock Ownership Guidelines
In accordance with the Company's Stock Ownership Policy, non-employee directors are required to hold 350% of their retainer in shares of the Company's common stock or other permitted equity interest within three years of joining the Board. For purposes of determining value of shares held, shares include common stock owned by the non-employee director, including those owned by spouse and/or minor children, deferred share units, and restricted stock units settled in the Company's common stock. The value of shares held is determined based on current fair market value.

2023 PROXY STATEMENT 25

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth certain information regarding the Directors and executive officers of the Company as of March 17, 2023:

Name	Age	Position(s) Held
William T. Bosway	57	Chairman of the Board, President and Chief Executive Officer
Timothy F. Murphy	59	Senior Vice President and Chief Financial Officer
Katherine E. Bolanowski	39	General Counsel, Vice President and Secretary
Jeffrey J. Watorek	43	Vice President and Treasurer
Atlee Valentine Pope	67	Lead Independent Director
Mark G. Barberio	60	Director
Craig A. Hindman	68	Director
Gwendolyn G. Mizell	61	Director
Linda K. Myers	59	Director
James B. Nish	64	Director
Manish H. Shah	58	Director

The recent business experience of the directors is set forth above under “Proposal 1 - Election of Directors.” The recent business experience of the executive officers who are not also directors is as follows:

TIMOTHY F. MURPHY was appointed the Company’s Senior Vice President and Chief Financial Officer in April 2017. Prior to April 2017, Mr. Murphy served as the Company’s Treasurer since 2013, Secretary since 2012, and Vice President of Treasury Operations from 2010 to 2013. Mr. Murphy served various roles as a director within the Company’s Finance function from 2004 to 2010. Prior to joining the Company, Mr. Murphy served as a Senior Manager at KPMG. He graduated from the University of Buffalo with a bachelor’s in economics and an MBA with a concentration in accounting.

KATHERINE E. BOLANOWSKI was appointed Vice President and Secretary in February 2022 and has served as the Company’s General Counsel since November 2020. Prior to joining the Company, Ms. Bolanowski held positions as Partner and Associate at Kirkland & Ellis LLP from February 2011 to November 2020. Ms. Bolanowski graduated from Pomona College with a bachelor's degree in economics and holds a law degree from The University of Chicago Law School.

JEFFREY J. WATOREK was appointed Vice President and Treasurer in April 2017 and also served as the Company's Secretary from April 2017 to February 2022. Prior to April 2017, Mr. Watorek served as the Company’s Director of Financial Planning and Analysis since 2012 and Manager of External Reporting from 2008 to 2012. Prior to joining the Company, Mr. Watorek served as a Manager at Ernst & Young. He graduated from the Canisius College with bachelor’s and master’s degrees in accounting.

PROPOSAL 2 - TIMING OF ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-WHEN-ON-PAY”)

We are providing our stockholders with the opportunity to cast an advisory Say-When-on-Pay vote, as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. This vote is required to be held at least once every six years and gives our stockholders the opportunity to express a preference as to whether the Say-on-Pay vote will occur every one, two, or three years. Stockholders may vote for one of these options or may choose to abstain from voting on the matter. Based on many factors, including but not limited to those provided below, the Board has determined that a Say-on-Pay vote should occur every year.

PROPOSAL 2 - TIMING OF ADVISORY VOTE ON EXECUTIVE COMPENSATION ("SAY-WHEN-ON-PAY")

The Board of Directors recognizes the importance of receiving regular input from our stockholders on important issues, such as our compensation policies and procedures. The Board believes it is appropriate for executive compensation to continue to be submitted to an advisory vote of stockholders on an annual basis. An annual advisory vote on our executive compensation will allow the Board and Compensation and Human Capital Committee to regularly receive an updated evaluation and meaningful input from stockholders on the compensation of our executive officers and on our executive compensation policies, practices and procedures.
This vote is an advisory vote and is therefore not binding on the Company or the Board of Directors. However, the Board and the Compensation and Human Capital Committee will carefully review the outcome of the vote and likely make a decision that is consistent with the outcome of the vote as to the policy to be adopted by the Board on the frequency of future Say-on-Pay votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE OPTION OF EVERY ONE YEAR AS THE FREQUENCY WITH WHICH STOCKHOLDERS WILL BE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC IN PROPOSAL 2.

PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

We are providing our stockholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers as described in this Proxy Statement (commonly referred to as the “Say-on-Pay” vote) as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. The Say-on-Pay vote is advisory, and therefore not binding on the Company or the Compensation and Human Capital Committee. However, the outcome of the vote will provide information to the Company and the Compensation and Human Capital Committee regarding stockholder sentiment about our compensation policies and procedures, which the Compensation and Human Capital Committee will carefully review and consider when making future decisions regarding the compensation of our executive officers. Stockholders are encouraged to read the section below entitled “Compensation Discussion and Analysis,” which describes how our compensation policies and procedures implement our compensation philosophy.
In a non-binding advisory vote on the frequency of the say-on-pay proposal held at our 2017 annual meeting of stockholders, a majority of stockholders voted in favor of holding say-on-pay votes annually. In light of this result and other factors considered by the Board, the Board determined that the Company would hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency, which is taking place this year and is included in this Proxy Statement as Proposal 2.
Our Compensation and Human Capital Committee has designed our executive compensation program to link pay with performance, and enable the Company to attract and retain qualified talent on the executive management team. We believe the Say-on-Pay vote represents an additional means by which our Compensation and Human Capital Committee may obtain important feedback from our stockholders about the executive compensation program it has designed for our executive officers.

2023 PROXY STATEMENT 27

PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION ("SAY-ON-PAY")

As set forth in the Compensation Discussion and Analysis, the overall objective of our executive compensation program is to attract and retain the talent necessary to ensure Gibraltar’s continued success and to ensure alignment of executive pay with stockholder interests and support Company goals and strategies. To achieve this, the Compensation and Human Capital Committee has designed compensation programs that:
•provide competitive total pay opportunity levels relative to an appropriate group of our peer companies;
•drive high performance by our executive officers through the use of programs that support and reward desired business results;
•provide opportunities for high performing executive officers to achieve above market rewards;
•reinforce our commitment to operational excellence, quality, safety, innovation, and the environment;
•manage current and future programs and risks; and
•provide the flexibility to vary compensation costs through periods of change in our business.
A significant portion of the total compensation of our executive officers is performance-based, in that it depends on the achievement of both short and long-term financial goals and strategic objectives. Additionally, by using our common stock as long-term incentive compensation, we incentivize the establishment and implementation of policies and programs which we anticipate will improve the price of our stock.
In 2022, performance-based compensation represented 63% of our Chief Executive Officer’s targeted total compensation and an average of 48% of the targeted total compensation of our other named executive officers. We believe that this emphasis on both short and long-term financial performance in our compensation structure aligns executives’ and stockholders’ interests. The Compensation and Human Capital Committee believes that the executive compensation program is closely aligned with the long-term interests of our stockholders and is effective in implementing our compensation philosophy and in achieving our strategic goals.
The Say-on-Pay vote gives you, as a stockholder, the opportunity to provide feedback on our executive compensation program by voting for or against the following resolution:
“RESOLVED, that the stockholders of Gibraltar Industries, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Definitive Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and other related tables and disclosure.”
The Board urges stockholders to endorse the executive compensation program by voting in favor of this resolution. As set forth below in the Compensation Discussion and Analysis, the Compensation and Human Capital Committee is of the view that the executive compensation for 2022 was reasonable and appropriate, justified by the performance of the Company and the result of a carefully considered approach.
Although the Say-on-Pay vote is non-binding, the Board of Directors and Compensation and Human Capital Committee will carefully consider the outcome of the Say-on-Pay vote, as well as other communications from stockholders relating to our compensation practices, in future determinations concerning our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT IN PROPOSAL 3.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the compensation program and compensation philosophy regarding our Named Executive Officers (“NEOs”) for the 2022 fiscal year. Our NEOs for fiscal 2022 included:

Named Executive Officer	Title
William T. Bosway	President and Chief Executive Officer
Timothy F. Murphy	Senior Vice President and Chief Financial Officer
Katherine E. Bolanowski	General Counsel, Vice President and Secretary
Jeffrey J. Watorek	Vice President and Treasurer
Patrick M. Burns (1)	Former Chief Operating Officer
Elizabeth R. Jensen (2)	Former Vice President and Chief Human Resources Officer

(1) Burns served as Chief Operating Officer through December 30, 2022. (2) Jensen served as Vice President and Chief Human Resources Officer through January 13, 2023.

Executive Summary

Our compensation program is based on a pay-for-performance philosophy and is designed to attract and retain qualified talented executives who create compounding and sustainable value to our stockholders through the achievement of the Company's strategy built on three core pillars: Business Systems, Portfolio Management, and Organization Development.
2022 Performance and Results
In 2022, we focused on our key initiatives, improved profitability and margin compared to 2021, and we:
•generated net sales of $1.4 billion, up 4% compared to the prior year;
•increased GAAP and adjusted net income from continuing operations by 9% and 15%, respectively;
•increased GAAP and adjusted earnings per share from continuing operations by 14% and 19%, respectively;
•acquired a business to expand our Residential Products segment; and
•made the decision to exit our processing equipment business in our Agtech segment.
The Compensation and Human Capital Committee set 2022 targets at levels that exceeded 2021 actual results. In 2022, the Company improved and exceeded the threshold level of performance for the net sales, adjusted EPS and ROIC performance metrics and did not meet the threshold level of performance for the days working capital metric.

Fiscal Year 2022 Company Performance

NET SALES	GAAP EPS	ADJUSTED EPS
$1.4B	$2.56	$3.40

increased 4% from $1.3B in 2021	increased 14% from $2.25 in 2021	increased 22% from $2.78 in 2021
2023 PROXY STATEMENT 29

COMPENSATION DISCUSSION & ANALYSIS

Executive Compensation Highlights Gibraltar is committed to a philosophy that is heavily weighted toward pay-for-performance. Some of the best practices we employ to achieve this objective include:

What We Do	What We Don’t Do

Deliver a significant portion of executive compensation in the form of at-risk, performance-based compensation	X	Have single-trigger change-in-control agreements
Set performance goals for stock-based incentives on ROIC based in part on consultation with significant stockholders	X	Provide double-trigger change-in-control cash benefits greater than 275% of cash compensation
Limit the maximum payout that can be received in our annual cash incentive plan to 200% of target	X	Maintain a supplemental executive retirement plan
Reward certain executives with performance-based compensation awards linked to relative total stockholder return	X	Allow our directors and employees to enter into hedging and pledging transactions with Gibraltar stock
Require our directors and executive officers to satisfy stock ownership guidelines	X	Provide excise tax gross-ups upon a change in control
Engage in a rigorous target-setting process and use multiple performance metrics for the annual cash incentive plan	X	Provide tax gross-ups on executive benefits and perquisites
Maintain a Clawback Policy that applies to our named executive officers	X	Grant discounted stock options or, reload or re-price stock options without stockholder approval
Reasonable use of executive perquisites
Focus on mitigating undue risk in compensation programs

The Compensation and Human Capital Committee believes that the Company’s pay-for-performance philosophy and commitment to compensation programs that encourage the creation of sustainable, long-term stockholder value and alignment of the interests of the named executive officers with those of our stockholders have been successful in encouraging consistent improvement in the Company’s operating results.
The summary above, as well as the information contained in this CD&A, reflects the Compensation and Human Capital Committee’s aim to design a compensation program that fairly rewards our executive officers based on performance that is consistent with best practices and in line with pay practices used by our peer group.

Say-on-Pay Vote Results and Response

Based on the results of the Say-on-Pay vote at the 2022 Annual Meeting of Stockholders, in which Gibraltar received 96.1% support from its stockholders, the Compensation and Human Capital Committee concluded that the vast majority of stockholders supported the Company’s compensation programs. The Compensation and Human Capital Committee therefore determined that is was not necessary to make any material changes to our executive compensation program as a result of the Say-on-Pay vote.

COMPENSATION DISCUSSION & ANALYSIS

Compensation Philosophy and Pay-for-Performance

The Compensation and Human Capital Committee’s executive pay philosophy is designed to promote alignment of executive pay with stockholder interests and to support Company goals and strategies. Executive compensation programs are designed and managed to promote value creation, to advance overall business objectives, to attract and retain the workforce necessary to ensure the Company’s continued success, and to support Gibraltar’s position as a leading manufacturer and provider of products and services for renewable energy, residential, agtech and infrastructure markets. From time to time, the executive pay philosophy may be adjusted as necessary, to ensure alignment of executive pay with stockholder interests and to support the Company’s goals and strategies.
The Compensation and Human Capital Committee focuses the design and delivery of the Company’s compensation programs to achieve the following:
•Provide competitive total pay opportunity levels relative to an appropriate group of our peer companies;
•Drive high performance by our executive officers through the use of programs that support and reward desired business results;
•Provide opportunities for high performing executive officers to achieve above market rewards;
•Provide the ability to attract and retain highly qualified executive officers;
•Reinforce our commitment to operational excellence, quality, safety, innovation, and to the environment;
•Manage current and future programs and risks; and
•Provide the flexibility to vary compensation costs through periods of change in our business.
We believe our named executive officer’s interests are more directly aligned with the interests of our stockholders when compensation programs are significantly aligned with and impacted by the value of our Common Stock, encourage ownership of our Common Stock, and reward both short and long-term financial performance. The significant elements of our compensation program for executive officers include base salary, the annual Management Incentive Compensation Plan (“MICP”), equity-based incentive compensation under the Long-Term Incentive Plan (“LTIP”), other perquisites, and non-qualified equity-based deferred compensation plan (“2018 MSPP”).

The Compensation and Human Capital Committee believes our LTIP, which includes performance-based and time-based equity awards, furthers the objectives noted above and directly aligns with the interest of our stockholders. Another element of our compensation program, the MICP, provides an annual incentive program to our executives which is based upon the achievement of financial and strategic goals. The Compensation and Human Capital Committee believes the other elements of our compensation program are competitive with the market for our management talent and allow us to attract and retain a highly qualified senior management team. As a result, the compensation programs include a substantial portion of performance-based compensation, including the MICP and performance-based equity awards issued under the LTIP.
Consistent with our executive pay philosophy, our CEO’s target compensation is designed to be heavily weighted toward performance-based compensation. During 2022, as depicted in the following chart, 63% of our CEO’s target compensation was provided in the form of performance-based compensation, with an additional 19% attributed to time-vested stock awards. During 2022, on average, 48% of our other NEOs' target compensation was performance-based compensation, with another 11% attributed to time-vested stock awards. The long-term value of time-vested stock awards will fluctuate with our stock price, thus aligning our executive officers’ interests with our stockholders’ interests.

2023 PROXY STATEMENT 31

COMPENSATION DISCUSSION & ANALYSIS

The following charts highlight the targeted compensation mix for our CEO and the average mix for the other NEOs in 2022:
CEO 2022 Annual Target Compensation	Other NEOs Average 2022 Annual Target Compensation

"At Risk" Performance-Based Compensation 63%	"At Risk" Performance-Based Compensation 48%

Performance-based compensation consists of annual incentive compensation and performance-based equity awards. A significant portion of the executive officers’ compensation is at-risk based on the value of the Company’s common stock and financial performance. The above charts include targeted compensation generated from the Company match, assuming full allowable amount eligible to be deferred, which is provided for salary and MICP deferrals into our non-qualified deferred compensation plans, and is an important part of our compensation program. Compensation deferred into the 2018 MSPP and any amounts that are matched, are converted to restricted stock units and are also at-risk, since they are based on the value of the Company’s Common Stock. The structure of our non-qualified deferred compensation plans furthers our goal of aligning the interest of our executive officers with the interests of our stockholders as it encourages the deferral of their current compensation for a future payment based on the Company’s future stock price.

The Compensation and Human Capital Committee believes the structure of the MICP incentivizes management to simplify and improve the Company’s operations to generate higher earnings, at a higher rate of return, with a more efficient use of capital.
The other significant components of compensation for our executive officers are not at-risk and consist of a competitive base salary and long-term incentive compensation consisting of time-based restricted stock units (“RSUs”). The RSUs convert to shares over a vesting period generally consisting of four years. The Compensation and Human Capital Committee believes the RSU awards align the executive officers’ goals with the interests of our stockholders as the officers are incentivized to adopt a long-term approach to value creation and increase the stock price through ownership of RSUs and shares of the Company’s common stock. We believe time-based equity awards provide a good balance between performance and share ownership which aligns with long term interests of our stockholders while at the same time encouraging continuity of our executive management.

COMPENSATION DISCUSSION & ANALYSIS

Distinguishing Awarded Compensation from Realized Compensation

It is important to distinguish the compensation awarded to our named executive officers in 2022, as required to be reported under applicable SEC rules, from the compensation that was actually earned by our named executive officers. Compensation reported within the Summary Compensation Table uses different measurements of the compensation reported depending on the type of compensation. The PSU compensation reported for each executive officer is disclosed at targeted award value, or grant-date fair value, while the compensation from the MICP reported in the table reflects the actual amount earned and paid to the named executive officers, or realized value. If both portions of performance-based compensation were measured at their realized value, it would show the impact of actual performance on each named executive officer’s compensation.
The chart and table below show the performance-based and deferred compensation components of total compensation realized by our named executive officers in 2022.
•Amounts shown for each "Target" pay column reflect (A) Total Fixed Compensation and (B) Performance-Based Compensation of (i) target annual incentive compensation calculated based upon a percentage of each named executive officer's base salary as of December 31, 2022 at the target MICP payout percentage, (ii) the grant-date fair value of PSU awards that corresponds to the Summary Compensation Table, and (iii) 2018 MSPP matching contributions related to the 2022 annual incentive compensation award at target.
•Amounts shown for each "Realized" pay column reflect (A) Total Fixed Compensation and (B) Performance-Based Compensation of (i) annual incentive compensation calculated based upon a percentage of each named executive officers base salary as of December 31, 2022 at the actual MICP payout percentage, (ii) the grant-date fair value of PSU awards multiplied by the actual 2022 PSU payout percentage, and (iii) 2018 MSPP matching contributions related to the 2022 annual incentive compensation award at the (a) actual MICP payout percentage and (b) each named executive officer's deferral election.

As shown below, the realized compensation earned by each Named Executive Officer ranged from 73% to 86% of targeted compensation. Realized compensation was less than target compensation as a result of the Company’s performance in relation to the performance goals set for the MICP and PSU awards. The Compensation and Human Capital Committee believes realized compensation is an important metric to understand when evaluating the effectiveness of the Company’s compensation programs.

Name	Total Fixed Compensation (1) ($)	Performance Based Compensation						Total Fixed and Performance Based Compensation		Realized Pay as a % of Target (%)
		MICP		PSUs		Deferred Compensation
		Target (2) ($)	Realized (4) ($)	Target (3) ($)	Realized (4) ($)	Target (5) ($)	Realized (5) ($)	Target ($)	Realized ($)
William T. Bosway	1,959,332	990,000	683,100	1,856,218	1,123,012	594,000	409,860	5,399,550	4,175,304	77%
Timothy F. Murphy	736,840	275,586	190,154	459,284	277,867	165,352	114,093	1,637,062	1,318,954	81%
Katherine E. Bolanowski	503,665	129,505	89,358	148,003	89,542	77,703	53,615	858,876	736,180	86%
Jeffrey J. Watorek	305,820	62,500	43,125	149,977	90,736	18,750	8,625	537,047	448,306	83%
Patrick M. Burns	699,831	275,586	190,154	459,284	277,867	165,352	—	1,600,053	1,167,852	73%
Elizabeth R. Jensen	521,648	151,840	104,770	265,691	160,743	91,104	20,954	1,030,283	808,115	78%

(1)Equal to the salary, the granted RSUs included in "Stock Awards," the non-qualified deferred compensation earnings related to Company match on deferred salary under 2018 MSPP, and amounts set forth under "All Other Compensation" in the Summary Compensation Table.
(2)Equal to the target annual incentive compensation calculated based upon a percentage of salary as further described below in the "Elements of Our Compensation Program" section.
(3)Equal to granted PSUs included in "Stock Awards" in the Summary Compensation Table.
(4)Equal to the actual annual incentive compensation earned and the value of PSUs earned based on performance of the Company times the stock price as of March 1, 2022.
(5)The deferred compensation (i) target equals the hypothetical units that track the common stock of the Company that would be credited to their non-qualified deferred compensation accounts if each NEO deferred 100% of their MICP at target; and (ii) realized amount equals the value of the hypothetical units that track the common stock of the Company that will be credited to their non-qualified deferred compensation accounts related to their actual 2022 MICP match.

2023 PROXY STATEMENT 33

COMPENSATION DISCUSSION & ANALYSIS

CEO

2022 NEOs (excluding CEO)

Performance Based Compensation
Fixed Compensation
MICP
PSUs
Deferred Comp
Thousands
$1,800
$1,700
$1,600
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$-
55%
44%
41%
32%
43%
32%
56%
40%
49%
35%
TARGET
REALIZED
Timothy F. Murphy
TARGET
REALIZED
Katherine E. Bolanowski
TARGET
REALIZED
Jeffrey J. Watorek
TARGET
REALIZED
Patrick M. Burns
TARGET
REALIZED
Elizabeth R. Jensen

COMPENSATION DISCUSSION & ANALYSIS

Design of the Compensation Program

The Compensation and Human Capital Committee engaged an independent compensation advisor, Korn Ferry, to provide survey information and assistance in connection with the review and analysis of the compensation program for our executive officers in 2022 to confirm that the emphasis of this program is on performance and long-term incentives and is competitive within our industry in terms of base salaries, annual incentives, and long-term incentives. These three components are the key elements of the compensation program provided to our executive management team.
The Company’s compensation program is reviewed annually to ensure that the goals of the program are met and is amended from time to time to incorporate changes consistent with current industry best practices. The compensation program compensates our executive officers through a mix of base salary, annual incentive payments, and long-term equity-based incentives.
Peer Company Analysis
The relative levels of targeted compensation of our executive officers are determined, in part, by reference to compensation paid to similarly situated executives by a peer group of companies selected by the Compensation and Human Capital Committee along with survey data in consultation with Korn Ferry. The peer group selected by the Compensation and Human Capital Committee consisted of the following companies:

Aaon, Inc.	Eagle Materials, Inc.	Quanex Building Products Corporation
Albany International Corporation	Griffon Corporation	Simpson Manufacturing Co., Inc.
American Woodmark Corporation	Insteel Industries, Inc.	Trex Company, Inc.
Apogee Enterprises, Inc.	L.B. Foster Company
Armstrong World Industries, Inc.	Masonite International Corporation
Array Technologies, Inc.	PGT Innovations, Inc.

The Company made changes to its peer group used to determine compensation in 2023 from the peer group used to determine compensation in 2022 by adding one peer company, Array Technologies, Inc., and by removing three peer companies, A.O. Smith Corporation, Enerpac Tool Group Corporation, and Patrick Industries, Inc. The Compensation and Human Capital Committee believes the chosen peer group aligns with best practices as it provides a sufficient sample size from which we draw conclusions, and reflects a representative market for executive talent that our business faces. The peer companies were selected based on their comparable size, as measured by net sales and market capitalization, and industry. Companies within the selected peer group are businesses supporting the building products, industrial products or renewables industries.
Compensation and Human Capital Committee Approval Process
Management recommendations for salary increases and participation levels for all other components of our compensation program, for all executive officers other than the CEO, are made annually and are based on the CEO’s evaluation of each executive officer’s performance, length of service to the Company, experience, level of responsibility, the Company’s financial position, and degree to which his or her efforts have contributed to the implementation of the Company’s strategies and goals. This information, along with the information provided by Korn Ferry, is then used by the Compensation and Human Capital Committee to review and establish the compensation of each executive officer. The CEO’s compensation package is determined by the Compensation and Human Capital Committee based upon the same criteria. No executive officer provides input or participates in the deliberation of the Compensation and Human Capital Committee with respect to his or her own compensation.
Final authority for the establishment of annual compensation packages of our executive officers resides with the Compensation and Human Capital Committee. Once base salaries and participation levels are established, the formula-driven components of our compensation program are applied to determine the amount of the total compensation which our executive officers will be entitled to receive based upon the degree to which the Company’s annual goals have been achieved.

2023 PROXY STATEMENT 35

COMPENSATION DISCUSSION & ANALYSIS

Based on the peer group analysis described above along with CEO (other than in the case of the CEO's compensation) and Compensation and Human Capital Committee review, targeted annual incentive compensation and long-term equity-based incentive compensation components of each executive officer’s total compensation were set at percentages of each executive officer’s base salary. This provides the executive officers and stockholders a degree of certainty as to the level of incentive compensation which executive officers will be entitled to receive upon attainment of a specified level of performance.
The following table summarizes the targeted level of compensation for annual cash incentive compensation and long-term equity-based incentive awards (including RSUs and PSUs) for each NEO established by the Compensation and Human Capital Committee for 2022:

Named Executive Officer	Percentage of Salary
	Annual Incentive Compensation (MICP)	Long-Term Equity Compensation (LTIP)
William T. Bosway	120%	350%
Timothy F. Murphy	60%	145%
Katherine E. Bolanowski	35%	65%
Jeffrey J. Watorek	25%	75%
Patrick M. Burns	60%	145%
Elizabeth R. Jensen	40%	100%

The Compensation and Human Capital Committee set the targeted annual incentive compensation and long-term equity-based incentive compensation levels as a percentage of salary for individual in consultation with Korn Ferry, considering peer group practices, survey data, length of service and role at the Company. The Compensation and Human Capital Committee considers these compensation levels reasonable in comparison to the peer companies described above and tailored to the Company’s leadership structure, level of responsibility, and emphasis on pay-for-performance while also emphasizing stock ownership which the committee believes aligns management’s interests with the interests of our stockholders.
Consideration of Risk
We believe the design of our executive compensation program provides an appropriate balance of incentives for executives and avoids inappropriate risks. Our compensation program is balanced and focused on the long-term so that our executive officers are incentivized to deliver superior performance over sustained periods. In an effort to promote a focus on the long-term, these compensation plans are designed to allow for deferral of compensation and have elements that are only realizable upon completion of a five-year service requirement under the 2018 MSPP. We believe these plans provide strong incentives to implement policies that promote long-term value creation while avoiding excessive risk-taking in the short-term.
Performance goals are established to align with our overall risk framework and reflect a balanced mix of financial measures designed to avoid placing excessive weight on a single measure. Compensation is also balanced among current cash payments, deferred cash, and equity awards. With limited exceptions, the Compensation and Human Capital Committee retains discretion to adjust compensation for quality of performance and adherence to Company values. Additionally, we have policies in place that limit the amount of compensation that can be earned under performance-based incentive programs, require our executive officers to own certain levels of Company stock, prohibit hedging and pledging activities, and include a Clawback Policy for all performance-based compensation.

COMPENSATION DISCUSSION & ANALYSIS

Elements of Our Compensation Program

Our fiscal 2022 compensation program for named executive officers contained the following elements:
Base Salary
Base salary is annual fixed cash compensation and is the principal non-variable element of the Company's total compensation program.
The Compensation and Human Capital Committee reviews and approves base salaries generally at its February meeting with new salaries effective early March of the same year. Base salaries for our named executive officers reflect the level, scope and complexity of the named executive officer's role and responsibility and whether their base salary is appropriately positioned relative to similarly situated executives in our peer group and survey data. Our competitive analysis includes a review of the base salaries paid by our peer group companies to their executive officers and survey data. For fiscal 2022, the Compensation and Human Capital Committee reviewed and approved the base salaries shown below.

Named Executive Officer	Base Salary (Annualized Rate)
	Fiscal 2022	Fiscal 2021	% Change
William T. Bosway	$825,000	$825,000	—%
Timothy F. Murphy	$459,310	$450,000	2.1%
Katherine E. Bolanowski	$370,013	n/a	n/a
Jeffrey J. Watorek	$250,000	$241,000	3.7%
Patrick M. Burns	$459,310	$450,000	2.1%
Elizabeth R. Jensen	$379,600	$365,000	4.0%

Annual Management Incentive Compensation Plan
Our annual Management Incentive Compensation Plan (“MICP”) is designed to provide alignment between executive management’s cash compensation with stockholder interests by rewarding management for achievement of performance targets that the Compensation and Human Capital Committee believes will enhance stockholder value. The performance goals and weightings are reviewed by the Compensation and Human Capital Committee with management on an annual basis and adjusted if deemed appropriate by the Compensation and Human Capital Committee.
The Compensation and Human Capital Committee reviews and alters the weightings and the targets to ensure the management team focuses on the key metrics during different periods. Seventy-five percent (75%) of the overall annual MICP payout is based on net sales and adjusted earnings per share ("adjusted EPS"), which are evaluated in a nine-by-nine matrix with a payout between 35% to 200% of target. The 35% payout is earned if both net sales and adjusted EPS meet the threshold levels of achievement, and 200% is earned if both net sales and adjusted EPS meet or exceed the 200% achievement levels. If either actual net sales or actual adjusted EPS is less than the threshold level of achievement, the payout percentage is zero. The remaining twenty-five percent (25%) of the overall annual MICP payout is based on days working capital ("DWC") with a payout between 35% to 200% of target. The 35% payout is earned if the DWC threshold level of achievement is met, and the 200% payout is earned if the actual DWC meets or exceeds the 200% achievement level. If actual DWC is less than the threshold level of achievement, the payout percentage is zero. See the detailed description of net sales, adjusted EPS and DWC in Appendix A.
The following graphic illustrates the weighting of the performance goals and the calculation of the financial performance goals of the 2022 annual MICP.

2023 PROXY STATEMENT 37

COMPENSATION DISCUSSION & ANALYSIS

Fiscal Year 2022 Design		x		x			+

9-by-9 Matrix

	Base Salary ($)		Target Annual Incentive Compensation Percentage (%)		Net Sales	Adjusted EPS		DWC

					Weighted 75%			Weighted 25%

The targets and thresholds for the achievement of annual MICP awards for fiscal year 2022 compared to actual achievement and payout factor are as follows:

Level of Achievement	Net Sales (in millions)	Adjusted EPS	DWC

Threshold	$1,251	$3.01	48.4
100% Achievement	$1,413	$3.40	43.0
200% Achievement	$1,590	$3.83	38.0

Actual	$1,390	$3.40	64.6

Payout Factor	92%		—%
Weighting	75%		25%

MICP Payout Percentage	69%		—%

Targeted annual incentive compensation under the annual MICP as a percentage of executive officer base salaries along with the potential payouts at target and actual are as follows:

Named Executive Officer	Targeted Annual Incentive Compensation as a Percentage of Base Salary	Base Salary	Potential Payout At Target	Actual
				Payout Percentage	Payout At Actual
William T. Bosway	120%	$825,000	$990,000	69%	$683,100
Timothy F. Murphy	60%	$459,310	$275,586	69%	$190,154
Katherine E. Bolanowski	35%	$370,013	$129,505	69%	$89,358
Jeffrey J. Watorek	25%	$250,000	$62,500	69%	$43,125
Patrick M. Burns	60%	$459,310	$275,586	69%	$190,154
Elizabeth R. Jensen	40%	$379,600	$151,840	69%	$104,770

COMPENSATION DISCUSSION & ANALYSIS

The Compensation and Human Capital Committee believes that incentivizing management to deliver improved earnings with a focus on the efficient use of capital will provide stockholders with value as higher profits and lower working capital requirements lead to increased cash flow used to fund growth initiatives of the Company, including acquisitions.
In addition, the Compensation and Human Capital Committee believes the combination of the three financial performance targets of Net Sales, Adjusted EPS, and DWC, incentivizes management to maximize the return on investment for our stockholders. The Compensation and Human Capital Committee concluded that the metrics used in the determination of the annual MICP payout are effectively connected to the creation of stockholder value.
The Compensation and Human Capital Committee uses adjusted financial information to determine the incentive compensation paid to named executive officers under our performance-based compensation plans in order to keep management motivated to make hard decisions to drive long-term value creation, such as entering into restructuring plans and making acquisitions and divestitures despite the short-term costs associated with these activities. These items normally are not subject to the budgeting process and cannot necessarily be anticipated.
Equity-based Incentive Compensation
We maintain equity-based incentive compensation plans known as the Gibraltar Industries, Inc. 2015 Equity Incentive Plan and 2018 Equity Incentive Plan (the “Omnibus Plans”). Our Omnibus Plans are an integral component of our overall compensation structure and provide the Company the vehicles through which we make awards of equity-based compensation to our named executive officers and other management employees.

Long-Term Incentive Plan
The Compensation and Human Capital Committee has provided for grants of equity-based awards to our named executive officers each year under the Long-Term Incentive Plan (“LTIP”). The Compensation and Human Capital Committee grants long-term equity-based awards with a target value, at the time the award is made, equal to a percentage of the executive officer’s base salary. Equity awards consist of time-vested grants of restricted stock units (“RSUs”) and performance-based grants of performance stock units (“PSUs”). Targeted annual incentive compensation under RSU and PSU awards as a percentage of executive officer base salaries during 2022 are as follows:

Named Executive Officer	Target Annual Incentive Compensation of 2022 RSUs	Annual RSU Grants as a Percentage of Base Salary	Target Annual Incentive Compensation of 2022 PSUs	Annual PSU Grants as a Percentage of Base Salary
William T. Bosway	$1,031,250	125%	$1,856,250	225%
Timothy F. Murphy	$206,690	45%	$459,310	100%
Katherine E. Bolanowski	$92,503	25%	$148,005	40%
Jeffrey J. Watorek	$37,500	15%	$150,000	60%
Patrick M. Burns	$206,690	45%	$459,310	100%
Elizabeth R. Jensen	$113,880	30%	$265,720	70%

Restricted Stock Units
Under the terms of RSU awards, vesting occurs in equal installments over a four (4) year period commencing on the first anniversary of the grant date. The vesting conditions which apply to RSUs granted to the executive officers under the Company’s LTIP are designed to reward executives for continuing their employment with the Company and for implementing policies and practices which increase the value of the Company’s Common Stock over a significant period of time.
Performance Stock Units
Under the terms of PSU awards, achievement is determined based on ROIC (as defined in the award) in the year of issuance and cliff-vest three years from date of grant. The number of PSUs earned were determined during the 2022 performance period based upon the Company’s ROIC compared to the targeted ROIC. The Compensation and Human Capital Committee has selected ROIC as the performance goal used in determining payouts under PSU awards based on stockholder feedback and management’s recommendation.

2023 PROXY STATEMENT 39

COMPENSATION DISCUSSION & ANALYSIS

ROIC is an important metric to be considered when making investment decisions and a focus on ROIC will incentivize management to make careful considerations when allocating capital for equipment, innovative growth opportunities, acquisitions, and other growth initiatives. The Company is actively focusing on portfolio management and has significant capital resources to utilize in acquisitions to expand its position and shape its markets, and as a result, we believe it is challenging to forecast for periods longer than one year. The ROIC metric is a broad measurement of performance that measures profitability, cash flow generation, and asset management, which the Compensation and Human Capital Committee believes is a measure that is indicative of the effectiveness of our executive management team. The Compensation and Human Capital Committee believes that incorporating ROIC as a component of our compensation program closely aligns executive officer compensation with the interests of the Company's stockholders and the three-year vesting period incentivizes long-term value creation and promotes retention of the Company's executive management team.
Targeted ROIC is determined based upon the budget presented to the Board of Directors by the executive management team. The Compensation and Human Capital Committee approved the 2022 target of 13.5% based on the budgeted financial information presented. The threshold to earn any PSUs under the award was set at 11.5%. The maximum number of shares earned is limited to 200%, which would have required a ROIC of 15.5% or higher to achieve.

In 2022, the named executive officers earned 60.5% of the targeted PSUs awarded as the actual ROIC, as calculated in Appendix A, was below the target threshold set by the Compensation and Human Capital Committee.
The following table calculates the number of PSU awards issued and earned during 2022:

	William T. Bosway	Timothy F. Murphy	Katherine E. Bolanowski	Jeffrey J. Watorek	Patrick M. Burns	Elizabeth R. Jensen
Salary as of grant date	$825,000	$459,310	$370,013	$250,000	$459,310	$379,600
PSU grant as a percentage of salary	225%	100%	40%	60%	100%	70%
Target compensation from PSU awards	$1,856,250	$459,310	$148,005	$150,000	$459,310	$265,720
Stock price as of grant date	$47.00	$47.00	$47.00	$47.00	$47.00	$47.00
PSUs awarded during 2022	39,494	9,772	3,149	3,191	9,772	5,653
Percentage of PSUs earned	60.50%	60.50%	60.50%	60.50%	60.50%	60.50%
PSUs earned during 2022	23,894	5,912	1,905	1,931	5,912	3,420

Non-qualified Deferred Compensation Plan
A feature of our 2018 Equity Incentive Plan, as described above, is the 2018 Management Stock Purchase Plan (“2018 MSPP”), a non-qualified deferred compensation arrangement, which allows our executive officers to defer receipt of up to 25% of their base salary and up to 100% of their bonus (i.e., annual incentive compensation earned under the MICP). The Compensation and Human Capital Committee approved the establishment of the 2018 MSPP in order to attract, retain and motivate executive officers and a select group of management employees.
Under the 2018 MSPP, if an executive officer elects to defer receipt of a portion of his or her base salary or bonus, the dollar amount deferred is credited to a deferral account (“Deferral Account”). The base salary and bonus amounts deferred are able to achieve an investment return based on the hypothetical investment of such amounts among investment alternatives selected by the executive officer, which are substantially similar to the investment alternatives available to participants in the Company’s 401(k) Plan and include hypothetical units that track the common stock of the Company (“Deferral Units”). Each executive officer’s Deferral Account will reflect the amounts of base salary and bonus deferred by the executive officer, along with any earnings or losses that would have been realized on those amounts had they been invested in the investment alternatives chosen by the executive officer.

COMPENSATION DISCUSSION & ANALYSIS

If the executive officer chooses Deferral Units (i.e., the hypothetical units that track the Company’s common stock) as the investment alternative, the value of such officer’s Deferral Account will be determined by the number of Deferral Units credited to the Deferral Account based on the amounts of base salary and bonus deferred by the executive officer, multiplied by the value of the Company’s common stock (which is calculated in accordance with the 2018 MSPP).
The Company will match up to 40% of the base salary amount deferred by executive officers and will match 80% up to the first 50% of the bonus amount deferred and 40% of the excess bonus amount deferred. The dollar amount of the match is credited to a deferred matching account ("Matching Account") with the corresponding number of hypothetical units that track the common stock of the Company (“Matching Units”) determined in accordance with the 2018 MSPP.
Payments of the amounts in an executive officer’s Deferral Account, including the base salary and bonus deferred and the investment return that would have been realized had such amounts been invested in the investment alternatives selected by the executive officer, including the value of any Deferral Units, are made in cash to the executive officer upon a termination of employment. The value of the executive officer’s Matching Account is also paid in cash to the executive officer if the executive officer's employment is terminated after the fifth anniversary of the executive officer's vesting commencement date, or if the executive officer’s employment is terminated by the Company without "cause," by the executive officer for "good reason," or due to death or disability, before the executive officer reaches the fifth anniversary of the executive officer's vesting commencement date.
The Matching Units are forfeited if the executive officer’s employment is terminated, for any reason other than a change in control transaction, termination by the Company without cause, a resignation for good reason, and death or disability, before the executive officer reaches the fifth anniversary of the executive officer's vesting commencement date.
Prior to the deferral, the executive officer elects whether to receive payment of the amounts determined above in either (a) a lump sum, (b) five substantially equal annual installments, or (c) ten substantially equal annual installments, in each case, beginning six months after the date of termination. During the period that the installment payments are being made, the undistributed value of the executive officer’s account will earn interest at a rate equal to the average annualized rate of interest payable on ten-year US Treasury Notes plus 2%.
We believe the 2018 MSPP furthers our compensation objectives of aligning the interests of our executive officers with stockholder interests by providing the executive officers an opportunity to increase post-termination compensation as a result of increases in the value of the Company’s common stock over their careers.

The following table summarizes the amount each NEO deferred into the 2018 MSPP, the number of Deferral Units credited to their 2018 MSPP accounts, and the Matching Units credited to their 2018 MSPP accounts during 2022:

Named Executive Officer	Deferred Compensation ($)	Deferral Units and Matching Units Credited to 2018 MSPP
		Officer Deferrals (#)	Company Match (#)
William T. Bosway	$206,250	—	1,823
Timothy F. Murphy	$114,416	2,530	1,012
Katherine E. Bolanowski	$91,950	—	814
Jeffrey J. Watorek	$24,841	—	110
Patrick M. Burns	$—	—	—
Elizabeth R. Jensen	$37,702	834	334

Retirement Plans
Our executive officers are entitled to participate in our Gibraltar 401(k) Plan. The Company provides a 100% match of the first three-percent of compensation deferred, and 50% match on the next two-percent of compensation deferred. Participants are fully vested in all Company matching contributions. The Company does not provide any other retirement benefits aside from the 401(k) Plan.

2023 PROXY STATEMENT 41

COMPENSATION DISCUSSION & ANALYSIS

Perquisites and Other Benefits
We annually review the perquisites that executive officers receive. The perquisites offered to our executive officers in 2022 include personal use of Company automobiles, health-care benefits, and tax planning services.
Change in Control Benefits
Our executive officers have been a key component in building our Company into the successful enterprise that it is today. We believe that it is important to protect our executive officers in the context of a change in control transaction to allow them to focus on the transaction. Further, it is our belief that the interests of our stockholders will be best served if the interests of our executive officers are aligned with the long-term success of the Company. We believe that change in control benefits should eliminate, or at least reduce, the reluctance of our executive officers to vigorously negotiate the optimal financial terms for our stockholders in the event of any potential, future change in control transactions. As a result, the Company has entered into Change in Control agreements with each of Mr. Bosway and Mr. Murphy.
Our Change in Control benefits for Mr. Bosway and Mr. Murphy provide for the protection of previously granted equity-based incentive compensation and provide for a cash payment upon a double trigger event, which would be the consummation of the Change in Control transaction and subsequent termination of employment.
For more information concerning amounts our executive officers are entitled to receive upon a termination of employment and change in control, see “Potential Payments Upon Termination or Change in Control” below.
Generally Available Benefit Programs
The executive officers also participate in the Company’s other generally available benefit plans on the same terms as other employees at the Company’s headquarters. These plans include vacation, medical and dental insurance, life insurance, a supplemental salary continuation plan providing supplemental short-term disability benefits.

Long-Term Incentive Compensation Grant Practices

Executive equity awards are approved at regularly scheduled Compensation and Human Capital Committee meetings, at the time of an executive hire or promotion or upon identification of a specific retention concern. The grant date of equity awards approved by the Compensation and Human Capital Committee is either the date of Committee approval or a date subsequent to the approval date as specified by the Compensation and Human Capital Committee. The timing of equity awards has not been coordinated with the release of material non-public information. The Compensation and Human Capital Committee’s general practice is to approve annual equity awards to executives at the Compensation and Human Capital Committee’s regularly scheduled meeting in February, when the Committee reviews the performance of the executive officers and typically determines the other components of executive compensation.
The target dollar value attributable to PSUs and RSUs, as applicable, has been translated into a target number of PSUs or RSUs, as applicable, using the closing price of the Company’s Common Stock on the date of grant (or on the immediately preceding trading day if the date of grant is not a trading day).

Clawback Policy

The Company has a Clawback Policy which requires recoupment of an executive officer’s performance-based compensation if the independent members of the Board determine that the executive engaged in fraudulent conduct that resulted in a restatement of financial statements filed with the Securities and Exchange Commission.
We expect to revise our Executive Clawback Policy in the next 12 months to comply with the listing rules to be adopted by NASDAQ as a result of recent SEC rulemaking.
This policy is contained in our Corporate Governance Guidelines, which are available on our website at www.gibraltar1.com.

COMPENSATION DISCUSSION & ANALYSIS

Executive Stock Ownership Guideline

In accordance with the Company's Stock Ownership Policy, the Chief Executive Officer is required to hold 500% of his or her base salary in shares of the Company's common stock or other permitted equity interest within five years following his or her appointment. Also in accordance with this policy, the Chief Operating Officer, Chief Financial Officer, Senior Vice President and Vice Presidents are required to hold 300%, 300%, 100% and 50% of their base salary, respectively, in shares of the Company's common stock or other permitted equity interest within three years following their appointment. For purposes of determining value of shares held, shares include common stock owned by the officer and those owned by spouse and/or minor children. Performance stock units and restricted stock units settled in the Company's common stock are considered equity interest for this purpose. The value of shares held is determined based on current fair market value and in the case of options, based on the difference between the exercise price and fair market value per share.
This policy is available on our website at www.gibraltar1.com.

Hedging and Pledging Company Securities Policy

Under our insider trading policy, the Company has adopted a policy that prohibits any director or executive officer from engaging in hedging transactions related to, or from pledging or creating a security interest in the Company's Common Stock that the director or officer directly or indirectly owns and controls. No director or executive officer has hedged or pledged any shares of the Company's Common Stock.
This policy is contained in our Corporate Governance Guidelines, which are available on our website at www.gibraltar1.com.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes the deductibility of a current and former named executive officer’s compensation that exceeds $1,000,000 per year. Although the Compensation and Human Capital Committee has historically attempted to structure executive compensation to preserve deductibility, it also reserves the right to provide compensation that may not be fully deductible in order to maintain flexibility in compensating named executive officers in a manner consistent with our compensation philosophy, as deemed appropriate. The Compensation and Human Capital Committee believes that stockholder interests are best served by not restricting the Compensation and Human Capital Committee’s discretion in this regard, even though such compensation may result in non-deductible compensation expenses to the Company. The Section 162(m) limitation resulted in a disallowed tax deduction for compensation expense of $3,940,608 in 2022.
Additionally, Section 409A of the Internal Revenue Code generally imposes a tax on non-qualified deferred compensation arrangements which do not meet guidelines established by regulations under the Internal Revenue Code. The Company’s non-qualified deferred compensation arrangements are intended to comply with Section 409A.
If a company makes "parachute payments," Section 280G of the Code prohibits the company from deducting the portion of the parachute payments constituting "excess parachute payments" and Section 4999 of the Code imposes on a "disqualified individual" a 20% excise tax on the excess parachute payments. For this purpose, parachute payments generally are defined as payments to disqualified individuals that are contingent upon a change in control in an amount equal to or greater than three times the disqualified individual’s base amount (in general, the five-year average Form W-2 compensation). The excess parachute payments, which are nondeductible and subject to a 20% excise tax, equal the portion of the parachute payments that exceeds one time the disqualified individual’s base amount. The Change in Control Agreements and the Company’s equity incentive plans may entitle participants to receive payments in connection with a change in control that may result in excess parachute payments. The Company does not pay any tax gross-ups with respect to the excise tax imposed on any person who receives excess parachute payments.

2023 PROXY STATEMENT 43

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
The Compensation and Human Capital Committee has reviewed and discussed the contents of the above Compensation Discussion and Analysis section of this Proxy Statement with management. Based on such review and discussion, the Compensation and Human Capital Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s annual report on Form 10-K filed February 22, 2023.

COMPENSATION AND HUMAN CAPITAL COMMITTEE OF THE BOARD OF DIRECTORS OF GIBRALTAR INDUSTRIES, INC.

Craig A. Hindman (Chair)
Gwendolyn G. Mizell
Linda K. Myers
Atlee Valentine Pope

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table for 2022
Name and Principal Position	Year	Salary (4) ($)	Stock Awards (5) ($)	Non-Equity Incentive Plan Compensation (6) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (7) ($)	All Other Compensation (8) ($)	Total ($)
William T. Bosway Chairman of the Board, President and Chief Executive Officer	2022	825,000	2,887,445	683,100	82,500	20,605	4,498,650
	2021	803,365	2,887,488	—	301,455	23,078	4,015,386
	2020	700,000	2,769,105	502,425	483,546	23,242	4,478,318
Timothy F. Murphy Senior Vice President and Chief Financial Officer	2022	457,663	665,943	190,154	45,766	26,752	1,386,278
	2021	446,539	652,525	—	145,661	27,398	1,272,123
	2020	421,000	1,125,323	168,345	213,848	28,229	1,956,745
Katherine E. Bolanowski (1) General Counsel, Vice President and Secretary	2022	367,799	240,499	89,358	36,780	6,590	741,026

Jeffrey J. Watorek Vice President and Treasurer	2022	248,408	187,436	43,125	4,968	14,986	498,923
	2021	239,442	209,231	—	9,963	24,316	482,952
	2020	226,000	162,423	37,845	6,399	24,425	457,092
Patrick M. Burns (2) Former Chief Operating Officer	2022	457,663	665,943	190,154	—	35,509	1,349,269
	2021	446,539	652,525	—	111,992	45,155	1,256,211
	2020	421,000	1,125,323	168,345	160,294	33,736	1,908,698
Elizabeth R. Jensen (3) Former Vice President and Chief Human Resources Officer	2022	377,017	379,525	104,770	15,081	15,716	892,109
	2021	294,808	346,730	—	11,792	167,216	820,546

(1)Bolanowski was appointed as General Counsel, Vice President and Secretary effective February 22, 2022.
(2)Burns served as Chief Operating Officer through December 30, 2022.
(3)Jensen was hired and appointed as Vice President and Chief Human Resources Officer effective March 8, 2021 and served in that position through January 13, 2023.
(4)This column may vary from the amounts disclosed in the CD&A on page 37 as a result of the timing of the salary increase during 2022 for Murphy, Bolanowski, Watorek, Burns and Jensen. This column includes salary amounts deferred at the direction of the NEO to the 2018 MSPP, a non-qualified deferred compensation plan, for an equal amount in the grant of Deferral Units. The deferred salary amounts, which are equal to the grant date fair values, are as follows: Bosway $206,250; Murphy $114,416; Bolanowski $91,950; Watorek $24,841; and Jensen $37,702. Further information regarding the grant date fair value credited to the NEOs and the corresponding Deferral Units that track the common stock of the Company can be found in the Grants of Plan-Based Awards Table and Non-qualified Deferred Compensation Table.
(5)This column represents: (a) the grant date fair value of time-vested restricted stock units granted that year under the 2018 Equity Incentive Plan. Fair value was calculated using the closing price of Gibraltar Industries, Inc. common stock on the date of grant. The grant date fair value for the 2022 RSUs issued under the annual LTIP program in 2022 are as follows: Bosway $1,031,227; Murphy $206,659; Bolanowski $92,496; Watorek $37,459; Burns $206,659; and Jensen $113,834; and (b) the grant date fair value of PSUs granted during that year under the 2018 Equity Incentive Plan. For the 2022 PSUs the assumptions applicable to these valuations can be found in Note 12 of the Notes to Consolidated Financial Statements - Equity-Based Compensation contained in the Gibraltar Industries, Inc. Annual Report on Form 10-K for the year ended December 31, 2022. ROIC is considered a performance condition and the grant date fair value used in this table for the 2022 PSUs corresponds with management's expectation of the probable outcome of the performance condition as of the grant date. The grant date fair value for the 2022 PSUs issued under the annual LTIP program in 2022 are as follows: Bosway $1,856,21; Murphy $459,284; Bolanowski $148,003; Watorek $149,977; Burns $459,284: and Jensen $265,691. The maximum grant date fair value for the 2022 PSUs are as follows: Bosway $3,712,436; Murphy $918,568; Bolanowski $296,006; Watorek, $299,954; Burns, $918,568; and Jensen $531,382. The actual number of units earned under 2022 PSUs differed based on the performance of the Company as measured by its actual 2022 ROIC compared to targeted ROIC. Further information regarding these awards can be found above in the CD&A on pages 40 and 41. As a result, the actual compensation that will be earned under these PSU awards may vary significantly from the grant date fair value disclosed.

2023 PROXY STATEMENT 45

COMPENSATION OF EXECUTIVE OFFICERS

(6)This column represents the amounts earned under the Management Incentive Compensation Plan for the respective years. The amounts earned for Bosway, Murphy and Bolanowski for 2022 are payable in 2023 but will be deferred and credited to their 2018 MSPP Deferral Accounts respectively at the election of Bosway, Murphy and Bolanowski. The amounts earned for Watorek, Burns and Jensen for 2022 are payable in 2023 but 50%, 50% and 25% will be deferred and credited to their 2018 MSPP Deferral Accounts, respectively, at the election of Watorek, Burns and Jensen.
(7)This column represents the Company matching contributions to the 2018 MSPP, a non-qualified deferred compensation plan. Further information regarding the grant date fair value and the corresponding number of Matching Units credited to the NEOs can be found in the Grants of Plan-Based Awards Table and Non-qualified Deferred Compensation Table.
(8)This column represents the following 2022 other compensation:

Name	401(k) Match ($)	Health Reimbursement Account ($)	Personal Use of Company Autos ($)	Tax Planning ($)	Total ($)
William T. Bosway	11,440	5,405	2,400	1,360	20,605
Timothy F. Murphy	12,200	10,985	3,567	—	26,752
Katherine E. Bolanowski	5,468	1,122	—	—	6,590
Jeffrey J. Watorek	8,943	1,665	4,378	—	14,986
Patrick M. Burns	12,200	9,980	8,329	5,000	35,509
Elizabeth R. Jensen	12,079	3,077	—	560	15,716

COMPENSATION OF EXECUTIVE OFFICERS

Grants of Plan-Based Awards in 2022
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Or Units (#)	Grant Date Fair Value of Stock and Option Awards (S)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (5) (#)	Target (#)	Maximum (#)
William T. Bosway	(1)	346,500	990,000	1,980,000	—	—	—	—	—
	3/1/2022 (2)	—	—	—	—	—	—	21,941	1,031,227
	3/1/2022 (3)	—	—	—	—	39,494	78,988	—	1,856,218
	3/31/2022 (4)	—	—	—	—	—	—	361	19,038
	6/30/2022 (4)	—	—	—	—	—	—	544	22,211
	9/30/2022 (4)	—	—	—	—	—	—	521	22,212
	12/31/2022 (4)	—	—	—	—	—	—	397	19,039
Timothy F. Murphy	(1)	96,455	275,586	551,172	—	—	—	—	—
	3/1/2022 (2)	—	—	—	—	—	—	4,397	206,659
	3/1/2022 (3)	—	—	—	—	9,772	19,544	—	459,284
	3/31/2022 (4)	—	—	—	—	—	—	693	36,522
	6/30/2022 (4)	—	—	—	—	—	—	1,061	43,281
	9/30/2022 (4)	—	—	—	—	—	—	1,015	43,281
	12/31/2022 (4)	—	—	—	—	—	—	773	37,099
Katherine E. Bolanowski	(1)	45,327	129,505	259,010	—	—	—	—	—
	3/1/2022 (2)	—	—	—	—	—	—	1,968	92,496
	3/1/2022 (3)	—	—	—	—	3,149	6,298	—	148,003
	3/31/2022 (4)	—	—	—	—	—	—	158	8,317
	6/30/2022 (4)	—	—	—	—	—	—	244	9,962
	9/30/2022 (4)	—	—	—	—	—	—	234	9,962
	12/31/2022 (4)	—	—	—	—	—	—	178	8,539
Jeffrey J. Watorek	(1)	21,875	62,500	125,000	—	—	—	—	—
	3/1/2022 (2)	—	—	—	—	—	—	797	37,459
	3/1/2022 (3)	—	—	—	—	3,191	6,382	—	149,977
	3/31/2022 (4)	—	—	—	—	—	—	21	1,122
	6/30/2022 (4)	—	—	—	—	—	—	33	1,346
	9/30/2022 (4)	—	—	—	—	—	—	32	1,346
	12/31/2022 (4)	—	—	—	—	—	—	24	1,154
Patrick M. Burns	(1)	96,455	275,586	551,172	—	—	—	—	—
	3/1/2022 (2)	—	—	—	—	—	—	4,397	206,659
	3/1/2022 (3)	—	—	—	—	9,772	19,544	—	459,284
Elizabeth R. Jensen	(1)	46,501	132,860	265,720	—	—	—	—	—
	3/1/2022 (2)	—	—	—	—	—	—	2,422	113,834
	3/1/2022 (3)	—	—	—	—	5,653	11,306	—	265,691
	3/31/2022 (4)	—	—	—	—	—	—	226	11,903
	6/30/2022 (4)	—	—	—	—	—	—	351	14,308
	9/30/2022 (4)	—	—	—	—	—	—	335	14,308
	12/31/2022 (4)	—	—	—	—	—	—	256	12,264

(1)Estimated future payouts represent the amount that was payable under the annual Management Incentive Compensation Plan (“MICP”) for performance in 2022. The maximum payment under this plan is limited to 200% of target.
(2)Consists of restricted stock units issued under the Company’s 2018 Equity Incentive Plan that convert to shares upon vesting.
(3)Consists of performance stock units issued under the Company’s 2018 Equity Incentive Plan that convert to shares upon vesting.
(4)Consists of Deferral Units (i.e., the hypothetical units that track the Company's common stock) and Matching Units issued under the 2018 MSPP. Deferral Units issued in 2022 of 2,530 units and 834 units issued to Murphy and Jensen,

2023 PROXY STATEMENT 47

COMPENSATION OF EXECUTIVE OFFICERS

respectively, represent units purchased through deferral of salary; and 1,823 units, 1,012 units, 814 units, 110 units, and 334 units issued to Bosway, Murphy, Bolanowski, Watorek, and Jensen, respectively, represent the Company’s Matching Units. The Matching Units are credited to executive officer’s Matching Account upon vesting, which occurs upon fifth anniversary of the executive officer’s vesting commencement date. If employment is voluntarily terminated or terminated with cause prior to attaining the fifth anniversary of the executive officer’s participation commencement, matching units are forfeited. Upon termination of employment the balance in the hypothetical investment account is paid out as either a lump sum, or over five years, or over ten years.
(5)There is no threshold payout for reaching the minimum ROIC.

The following table sets forth information concerning unexercised options, stock awards that have not vested, and equity incentive plan awards for each NEO that were outstanding at the end of 2022.

Outstanding Equity Awards at Fiscal Year End
Name	Grant Date	Options Awards			Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (1)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
William T. Bosway	3/1/2019 (1)	—	—	—	5,394	247,477	—	—
	3/2/2020 (1)	—	—	—	8,364	383,740	—	—
	3/2/2020 (2)	—	—	—	25,643	1,176,501	—	—
	3/2/2020 (3)	—	—	—	—	—	12,000	550,560
	3/1/2021 (1)	—	—	—	8,784	403,010	—	—
	3/1/2022 (1)	—	—	—	21,941	1,006,653	—	—
	3/1/2022 (2)	—	—	—	23,894	1,096,257	—	—
Timothy F. Murphy	8/8/2011 (4)	—	—	—	10,000	458,800	—	—
	1/2/2014 (4)	—	—	—	3,500	160,580	—	—
	1/2/2015 (4)	—	—	—	3,500	160,580	—	—
	4/3/2017 (5)	5,000	39.55	4/3/2027	—	—	—	—
	3/1/2019 (1)	—	—	—	1,138	52,211	—	—
	3/2/2020 (1)	—	—	—	1,850	84,878	—	—
	3/2/2020 (2)	—	—	—	9,001	412,966	—	—
	3/2/2020 (3)	—	—	—	—	—	9,000	412,920
	3/1/2021 (1)	—	—	—	1,725	79,143	—	—
	3/1/2022 (1)	—	—	—	4,397	201,734	—	—
	3/1/2022 (2)	—	—	—	5,912	271,243	—	—
Katherine E. Bolanowski	3/1/2021 (1)	—	—	—	762	34,961	—	—
	3/1/2022 (1)	—	—	—	1,968	90,292	—	—
	3/1/2022 (2)	—	—	—	1,905	87,401	—	—
Jeffrey J. Watorek	3/1/2019 (1)	—	—	—	136	6,240	—	—
	3/2/2020 (1)	—	—	—	222	10,185	—	—
	3/2/2020 (2)	—	—	—	2,914	133,694	—	—
	3/1/2021 (1)	—	—	—	206	9,451	—	—
	3/1/2021 (6)	—	—	—	460	21,105	—	—
	3/1/2022 (1)	—	—	—	797	36,566	—	—
	3/1/2022 (2)	—	—	—	1,931	88,594	—	—
Elizabeth R. Jensen	3/8/2021 (1)	—	—	—	819	37,576	—	—
	3/1/2022 (1)	—	—	—	2,422	111,121	—	—
	3/1/2022 (2)	—	—	—	3,420	156,910	—	—

COMPENSATION OF EXECUTIVE OFFICERS

(1)Each of these RSU awards vests in equal annual installments on each of the first four anniversaries of the applicable grant date, subject to such person's continued employment on each vesting date.
(2)Represents PSUs that will be settled in shares of the Company's common stock for which performance conditions have not been satisfied and adjusted to actual achievement. These units cliff vest on third anniversary of the applicable grant.

(3)Represents TSR PSUs granted to Bosway and Murphy on March 2, 2020 based upon achievement of the Company’s relative total stockholder return generated over a three-year performance period ending March 1, 2023 compared to the total stockholder return of companies within the S&P SmallCap 600 Industrial Sector Index. The payout factor applied to target TSR PSUs granted is based upon meeting a threshold of the 40th percentile. At the 40th percentile, 50% of the target TSR PSUs will be issuable, at the 55th percentile, 100% of the target TSR PSUs will be issuable, and at the 75th percentile, 200% of the target TSR PSUs will be issuable. If the Company's TSR is negative or does not exceed the 40th percentile, no TSR PSUs will be issuable. These awards cliff-vest after three years on March 1, 2023, respectively, and any earnings under these awards will be settled in shares of the Company’s common stock. The number of TSR PSUs has been calculated for purposes of this table based on the assumption that target performance will be achieved.
(4)Each of these executive retirement RSU awards vests upon Murphy's retirement from the Company after October 7, 2023.
(5)Represents fully-vested options granted to Murphy which provide him with the right to purchase up to 5,000 shares of common stock of the Registrant at the exercise price.
(6)Represents discretionary RSUs awarded to Watorek. Discretionary RSU awards vest and are payable, solely in shares of common stock of the Company, at the end of three years beginning on March 1st, 2021 ending on March 1st, 2024 or, if earlier, upon death or disability. These RSUs are forfeited if employment is terminated before March 1st, 2024, for reasons other than death or disability

Option Exercises and Stock Vested in 2022
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William T. Bosway	—	—	21,844	1,217,461
Timothy F. Murphy	—	—	3,953	187,327
Katherine E. Bolanowski	—	—	253	11,891
Jeffrey J. Watorek	—	—	473	22,415
Patrick M. Burns	—	—	31,671	1,468,594
Elizabeth R. Jensen	—	—	272	12,784

Non-qualified Deferred Compensation
Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (4) ($)
William T. Bosway	206,250	82,500	(1,571,466)	—	2,311,595	(5)
Timothy F. Murphy	114,416	45,766	(2,515,965)	—	3,557,378	(5)
Katherine E. Bolanowski	91,950	36,780	(32,885)	—	224,260	(5)
Jeffrey J. Watorek	24,841	4,968	(20,867)	—	89,684	(5)
Patrick M. Burns	—	—	(437,875)	—	745,484	(5)
Elizabeth R. Jensen	37,702	15,081	(19,863)	—	75,539	(5)
2023 PROXY STATEMENT 49

COMPENSATION OF EXECUTIVE OFFICERS

(1)Represents the deferred amount of Bosway, Murphy, Bolanowski, Watorek, Burns, and Jensen respective salary deferrals in 2022. Amounts included as compensation and presented in the "Salary" column of the Summary Compensation Table for 2022.
(2)Represents the matching contributions from the Company related to the deferred amount of Bosway, Murphy, Bolanowski, Watorek, Burns, and Jensen respective salary deferrals in 2022. Amounts reported are included as compensation and presented in the "Change in Pension Value and Non-qualified Deferred Compensation Earnings" column in the Summary Compensation Table for 2022.
(3)Represents the associated earnings on the balance of each participating NEO’s account under the Management Stock Purchase Plan and 2018 MSPP during 2022, respectively. Please see the description of the Non-qualified Deferred Compensation Plan on page 48 above. Amounts reported are not included as compensation in the Summary Compensation Table above.
(4)Amounts previously reported as compensation to Bosway, Murphy, Watorek, Burns, and Jensen in the Summary Compensation Table for previous years is $2,336,451, $2,716,126, $82,178, $831,490, $41,272, respectively.
(5)Amount includes $918,746 attributable to matching RSUs for Murphy under the Management Stock Purchase Plan, respectively, that will vest on Murphy's sixtieth birthday if Murphy continues employment through such date; and $817,397, $55,943, and $21,583 attributable to Matching Units for Bosway, Bolanowski, and Jensen under the 2018 MSPP, respectively, that will vest on each of their fifth anniversary of their vesting commencement date, if they continue their employment through such date, respectively.

Pay Ratio

We are required to disclose the ratio of the total annual compensation of our CEO to that of our median employee including (i) the median of the annual total compensation of the employees of Gibraltar, except the CEO (“median employee”); (ii) the annual total compensation of the CEO; and (iii) the ratio of the amount of the annual total compensation of the CEO to the amount of the median annual total compensation of the employees of the Company, except the CEO.
The rules pertaining to this CEO Pay Ratio disclosure permit us to use that same median employee for up to three years. During 2022, there were no changes in our employee population or employee compensation arrangements that we believed would significantly impact our pay ratio disclosure. Consequently, we did not identify a new median employee for 2022. In 2022, we elected to re-identify our median employee and we selected December 31, 2021 as the date upon which we would identity the median employee for 2021. The Company’s median employee was identified using the annual total compensation as determined from the Company’s payroll records for the twelve-month period ended December 31, 2021 for the employees of Gibraltar, except the CEO of Gibraltar, that were employed as of December 31, 2021. The total compensation of employees hired during the year and employed as of December 31, 2021 was annualized. Non-U.S. employees in Asia accounted for 1.6% of Gibraltar’s employees as of December 31, 2021, and therefore have been excluded under the “de minimis” exemption. We converted compensation for employees paid in currencies other than U.S. dollar into U.S. dollars based on exchange rates as of the end of 2021. We examined a small group of employee for whom annual total compensation as determined from the Company's payroll records was within a few dollars around the median. From this group, we selected an individual we determined to be reasonably representative of our median employee.
As calculated using the methodology required for the Summary Compensation Table, the annual total compensation of Mr. Bosway for 2022 was $4,498,650. The annual total compensation of the selected median employee using the same methodology for 2022 was $66,464. As a result, the calculated ratio of the CEO's annual total compensation to the median employee annual total compensation is 68 to 1 for 2022. This ratio is a reasonable estimate calculated in the manner consistent applicable SEC rules. In light of the numerous different methodologies, assumptions, adjustments and estimates that companies apply as permitted under the SEC rules, our reported pay ratio may not be comparable to the pay ratio reported by other companies.

COMPENSATION OF EXECUTIVE OFFICERS

Pay Versus Performance

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On (5):		Net Income (thousands)	Return on Invested Capital (ROIC) (7)
					Total Shareholder Return	Peer Group Total Shareholder Return (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$4,498,650	$1,837,010	$973,521	$505,284	$91	$128	$82,406	12.71%
2021	$4,015,386	$1,084,292	$958,208	$352,480	$132	$141	$75,629	11.30%
2020	$4,478,318	$7,389,974	$1,333,898	$2,060,202	$143	$112	$64,566	17.59%

(1)The PEO is Bosway our Chief Executive Officer who has been CEO since 2019.

(2)To calculate Compensation Actually Paid ("CAP") for the PEO, the following adjustments were made to the SCT total in accordance with SEC methodology for determining CAP for each year shown:

Year	2022	2021	2020
PEO	Bosway	Bosway	Bosway
SCT Total Compensation	$4,498,650	$4,015,386	$4,478,318
Less: Stock Award Values Reported in SCT for the Covered Year	$(2,887,445)	$(2,887,488)	$(2,769,105)
Plus: Year-End Fair Value for Stock Awards Granted in the Covered Year	$2,102,910	$780,890	$4,173,818
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years	$(1,638,008)	$(777,993)	$1,502,807
Change in Fair Value of Stock Awards from Prior Years that Vested in the Covered Year	$(239,097)	$(46,503)	$4,136
Compensation Actually Paid	$1,837,010	$1,084,292	$7,389,974

(3)The non-PEO NEOs as a group included for purposes of calculating the average amounts in each applicable year are as follows:
2022: Murphy, Bolanowski, Watorek, Burns, and Jensen
2021: Murphy, Watorek, Burns, and Jensen
2020: Murphy, Syvrud, Watorek, Heard, and Burns

(4)To calculate CAP for the Non-PEO NEO, the following adjustments were made to the SCT total in accordance with SEC methodology for determining CAP for each year shown:

Year	2022	2021	2020
Non-PEO NEOs	See Note 3	See Note 3	See Note 3
Average SCT Total Compensation	$973,521	$958,208	$1,333,898
Less: Average Stock Award Values Reported in SCT for the Covered Year	$(427,869)	$(465,253)	$(557,480)
Plus: Average Year-End Fair Value for Stock Awards Granted in the Covered Year	$303,370	$107,105	$862,274
Average Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years	$(246,093)	$(249,179)	$317,929
Average Change in Fair Value of Stock Awards from Prior Years that Vested in the Covered Year	$(97,645)	$1,599	$103,581
Average Compensation Actually Paid	$505,284	$352,480	$2,060,202

(5)The comparison of total shareholder returns assumes that $100 was invested on December 31 of the prior year in Gibraltar Industries, Inc. and the S&P SmallCap 600 Industrials Index, and that dividends were reinvested when paid.

(6)The selected peer group is the S&P SmallCap 600 Industrials Index.

(7)The Company-selected measure, which is a measure the Company believes represents the most important financial performance not otherwise presented in the table above that the Company uses to link CAP to the NEOs for fiscal year 2022 to the Company's performance is Return on Invested Capital ("ROIC"), a non-GAAP measure. ROIC is defined as adjusted net income before interest (defined as income from continuing operations, as reported in the Company's audited financial statements plus after tax restructuring charges, senior leadership transition costs, acquisition related items, portfolio management, other special costs or intangible asset impairment charges, if any in applicable year, and tax effected interest expense), divided by average adjusted invested capital (the 13-month average of total stockholders' equity adjusted for special charges plus debt, minus cash for the applicable year). While the Company uses numerous financial measures for purposes of evaluating performance for the Company's compensation programs, the Company has determined that ROIC is the financial performance measure that, in the Company's assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to the company's NEOs, for the most recently completed fiscal year, to Company performance.

2023 PROXY STATEMENT 51

COMPENSATION OF EXECUTIVE OFFICERS

Performance Measures
The items listed below represent the most important performance measures used by the Company in 2022 to determine CAP, as described in greater detail in the "Compensation Philosophy and Pay-for-Performance" in the CD&A section of this Proxy Statement:

Most Important Performance Measure	Nature
Return on invested capital	Financial measure
Net sales	Financial measure
Adjusted EPS	Financial measure
Days working capital	Financial measure

Relationship between Pay and Performance Below are graphs showing the relationships between CAP and the performance measures presented in the table above.

CAP vs. TSR
$143
$141
$132
$128
$112
$91
$7,389,974
$2,060,202
$1,084,292
$352,480
$1,837,010
$505,284
2020
2021
2022
CAP PEO
CAP Non-PEO
Company TSR
Peer TSR

COMPENSATION OF EXECUTIVE OFFICERS

CAP vs. Net Income
$64,566
$75,629
$82,406
$7,389,974
$2,060,202
$1,084,292
$352,480
$1,837,010
$505,284
2020
2021
2022
CAP PEO
CAP Non-PEO
Net Income (thousands)

CAP vs. ROIC
17.59%
11.30%
12.71%
$7,389,974
$2,060,202
$1,084,292
$352,480
$1,837,010
$505,284
2020
2021
2022
CAP PEO
CAP Non-PEO
ROIC

2023 PROXY STATEMENT 53

COMPENSATION OF EXECUTIVE OFFICERS

Potential Payments on Termination or Change in Control
The following section describes and quantifies potential payments to the named executive offices under the Company's compensation and benefit plans and arrangements upon termination of employment or a change in control of the Company as of December 31, 2022.
Severance Agreement
Upon termination without cause or a voluntary termination with good reason of Mr. Bosway, the Company's Chairman of the Board, President and Chief Executive Officer, is entitled to a severance payment payable in equal installments over the two (2) year period following termination of employment in an amount equal to two (2) times Mr. Bosway's base salary.
Restricted Stock Units
The awards of restricted stock units (“RSUs”) which the Company has made to its executive officers provide that the RSUs will be paid in shares of the Company’s stock if the employment of the executive officer is: (i) terminated by the Company without cause, (ii) in the case of the CEO, terminated for “good reason,” or (iii) terminated after one year from the date of grant if the executive officer has attained age 60 and completed at least five years of service to the Company. In each case, a termination without cause will be considered to have occurred if the executive officer’s employment is terminated by the Company for any reason other than a determination by the Compensation and Human Capital Committee that the executive officer has engaged in egregious acts or omissions which have resulted in material injury to the Company and its business. Additionally, the awards of RSUs provide that if a change in control of the Company occurs and, in connection with the change in control, the successor does not expressly assume the RSUs or issue to the executive officers a substitute award, then the executive officers will be entitled to payment for RSUs outstanding on the date the change in control occurs.
Performance Stock Units
The awards of performance stock units (“PSUs”) that the Company has made to its executive officers provide that if an executive officer’s employment is terminated by the Company without cause or after one year from the date of grant if the executive officer has attained age 60 and completed at least five years of service to the Company, the executive officer will be entitled to payment for the PSUs earned prior to termination. Additionally, the awards of PSUs provide that if a change in control (as defined in the PSU award agreements) of the Company occurs and, in connection with the change in control, the successor does not expressly assume the PSUs or issue to the executive officers a substitute award, then the executive officers will be entitled to payment for PSUs earned prior to the change in control together with payment, at the targeted performance level, for PSUs with performance periods ending after the date the change in control occurs.
Change in Control Agreements
The Company has also entered into change in control agreements (the "Change in Control Agreements") with Mr. Bosway and Mr. Murphy. Both Change in Control Agreements contain double trigger payment provisions. Accordingly, upon the occurrence of a change in control and termination of employment:
•Mr. Bosway is entitled to receive in one lump sum payment an amount equal to the sum of:
i.any bonuses accrued for but not yet paid to Mr. Bosway for the fiscal year of the Company ending immediately prior to when the change of control occurred;
ii.any regularly scheduled installment of Mr. Bosway's annual base salary which was due to be paid for the period ending when the change in control occurred; and
iii.Mr. Bosway's (a) accrued and unpaid vacation pay as of the date when the change of control occurred, (b) annual base salary, including any deferred cash compensation, during the calendar year preceding the year when the change of control occurred multiplied by two and one half, and (c) the highest annual bonus paid to Mr. Bosway during the three years immediately preceding the year in which the change in control occurs.

COMPENSATION OF EXECUTIVE OFFICERS

•Mr. Murphy is entitled to receive in one lump sum payment an amount equal to the sum of:
i.any bonuses accrued for but not yet paid to Mr. Murphy for the fiscal year of the Company ending immediately prior to when the change of control occurred;
ii.any regularly scheduled installment of Mr. Murphy's annual base salary which was due to be paid for the period ending when the change in control occurred; and
iii.Mr. Murphy's (a) accrued and unpaid vacation pay as of the date when the change of control occurred, and (b) annual base salary, including any deferred cash compensation, during the calendar year preceding the year when the change of control occurred and the highest annual bonus paid to Mr. Murphy during the three years immediately preceding the year in which the change in control occurs, multiplied by two.
The payments and benefits payable in the event of a change in control are not subject to any limitations that would prevent them from being considered “excess parachute payments” subject to excise or corporate tax deduction disallowance under the Internal Revenue Code. Therefore, the lump sum payments could require excise tax payments on the part of the executive, and result in a deduction disallowance on the part of our Company.
In all Change in Control Agreements, a change in control will be deemed to occur if:
i.Any person or group, other than an affiliate of the Company, acquires thirty-five percent (35%) or more of the common stock of our Company without approval of the Board of Directors;
ii.There is a change in a majority of the members of the Board of Directors in any twelve-month period and the new directors were not endorsed by the majority of the old directors; or
iii.We enter into a merger or consolidation transactions involving fifty percent (50%) or more change in ownership.
The following table sets forth the amount of compensation which would be payable to the executive officers upon a termination of their employment under the circumstances described. Except for retirement, the amounts payable have been determined as if the employment of the executive officer was terminated on December 31, 2022, on which date, the closing price per share of the Company’s stock was $45.88. With respect to amounts payable at retirement, we have assumed that the executive officer retired on December 31, 2022, and that, at the time of such retirement, the executive satisfied the applicable age and service requirements for payment of a retirement benefit under the applicable benefit program, and had not met the one year from date of grant time-lapse requirement.

2023 PROXY STATEMENT 55

COMPENSATION OF EXECUTIVE OFFICERS

Payments upon Termination of Employment

Name	Termination by Reason	Severance Agreement (1) ($)	Supple- mental Salary Continua- tion (2) ($)	Non- equity Incentive Compen- sation (3) ($)	Non- qualified Deferred Compen- sation (4) ($)	Long-term Incentive Plan (5) ($)	Total ($)
William T. Bosway	Voluntary Termination	—	—	—	1,494,198	—	1,494,198
	Voluntary Termination for Good Reason	1,650,000	—	1,092,960	2,311,595	4,313,638	9,368,193
	Retirement	—	—	1,092,960	2,311,595	2,210,728	5,615,283
	Termination without Cause	1,650,000	—	1,092,960	2,311,595	4,313,638	9,368,193
	Termination for Cause	—	—	—	1,494,198	—	1,494,198
	Death	—	—	1,092,960	2,311,595	4,313,638	7,718,193
	Disability	—	412,500	1,092,960	2,311,595	4,313,638	8,130,693
Timothy F. Murphy	Voluntary Termination	—	—	—	2,638,632	—	2,638,632
	Retirement	—	—	304,246	3,557,378	1,440,808	5,302,432
	Termination without Cause	—	—	304,246	3,557,378	1,913,785	5,775,409
	Termination for Cause	—	—	—	2,638,632	—	2,638,632
	Death	—	—	304,246	3,557,378	1,913,785	5,775,409
	Disability	—	229,655	304,246	3,557,378	1,913,785	6,005,064
Katherine E. Bolanowski	Voluntary Termination	—	—	—	168,317	—	168,317
	Retirement	—	—	142,973	224,260	34,961	402,194
	Termination without Cause	—	—	142,973	224,260	212,654	579,887
	Termination for Cause	—	—	—	168,317	—	168,317
	Death	—	—	142,973	224,260	212,654	579,887
	Disability	—	185,007	142,973	224,260	212,654	764,894
Jeffrey J. Watorek	Voluntary Termination	—	—	—	89,684	—	89,684
	Retirement	—	—	69,000	89,684	180,675	339,359
	Termination without Cause	—	—	69,000	89,684	305,835	464,519
	Termination for Cause	—	—	—	89,684	—	89,684
	Death	—	—	69,000	89,684	305,835	464,519
	Disability	—	125,000	69,000	89,684	305,835	589,519

(1)The amount shown represent the aggregate payments that would be made upon Bosway’s termination equal to 200% of his salary.
(2)The amount shown represents payments Bosway, Murphy, Bolanowski, and Watorek would receive under the Supplemental Salary Continuation Plan. This plan, a supplement to our short-term disability coverage, covers all full-time employees in our corporate office. Bosway, Murphy, Bolanowski, and Watorek each qualify for six months of salary continuation under this plan based on service.
(3)The amounts shown in this row represent the amount earned under the Management Incentive Compensation Plan for 2022 which was deferred into the 2018 MSPP by Bosway, Murphy, Bolanowski, and Watorek, and therefore the amount in the retirement row includes the Company match as we assume Bosway and Bolanowski attained their fifth anniversary vesting commencement date to calculate retirement payments. It is the Company’s policy to pay amounts due under the Management Incentive Compensation Plan to participants when their employment is terminated without cause.
(4)The amounts shown in this column represent the market value of restricted stock units that would vest and convert to a cash balance upon the occurrence of each respective reason of termination.
(a) The amount is payable in accordance with Bosway's, Bolanowski's, and Watorek's respective deferral elections, with interest compounding at the average of quarterly ten-year treasury rates plus two percent (2%) on the undistributed balance of their respective deferrals. Bosway and Bolanowski have not reached their fifth anniversary vesting commencement date, and therefore under the 2018 MSPP would not vest in the Company’s matching contributions upon the occurrence of each respective reason of termination, except retirement, which presumes Bosway and Bolanowski attained their fifth anniversary vesting commencement date, voluntary termination for good reason, termination without cause, death, and disability. Watorek has attained his fifth anniversary vesting commencement date, and therefore under the 2018 MSPP will vest in the Company's matching contributions upon the occurrence of each respective reason of termination.

COMPENSATION OF EXECUTIVE OFFICERS

(b) The amount is payable in accordance with Murphy's deferral election, with interest compounding at the average of quarterly ten-year treasury rates plus two percent (2%) on the undistributed balance of Murphy's deferral. Murphy (i) has attained his fifth anniversary vesting commencement date, and therefore under the 2018 MSPP a value of $378,750 will vest in the Company's matching contributions upon the occurrence of termination for any reason; and (ii) is not over sixty years old, and therefore under the Management Stock Purchase Plan a value of $918,746 would not vest in the Company's matching contributions upon the occurrence of each respective reason of termination, except retirement, which presumes Murphy is sixty years of age, termination without cause, death, and disability.
(5)The amounts shown in this column represent the market value of RSUs and PSUs that vested or would vest upon the occurrence of the events in each reason of termination as of December 31, 2022. The actual payments of RSUs and PSUs occur six months after the event occurs and three years after grant, respectively, except for death, in which case payment is immediate. The retirement row presumes Bosway, Murphy, Bolanowski, and Watorek are sixty years old.

Payments upon Change in Control
The following table sets forth the amount of compensation which would be payable to the executive officers of the Company with whom the Company has entered into Change in Control Agreements as described above. For purposes of the payments to be made upon a change in control, the tables reflect amounts which would be paid to the executive officers if the change in control occurred and the executive officers were terminated on December 31, 2022, on which date, the closing price per share of the Company’s stock was $45.88.

Value of:	William T. Bosway ($)	Timothy F. Murphy ($)	Katherine E. Bolanowski ($)	Jeffrey J. Watorek ($)
Lump Sum Cash Payments	2,840,808	1,334,268	—	—
MSPP	—	2,421,198	—	—
2018 MSPP (1)	2,311,595	1,136,180	224,260	89,684
LTIP RSUs (2)	2,040,880	417,967	125,253	62,442
LTIP PSUs (3)	2,823,318	1,097,128	87,401	222,288
Retirement RSUs	—	779,960	—	—
Outstanding Options	—	31,650	—	—
Discretionary RSUs	—	—	—	21,105
Non-equity Incentive Compensation	1,092,960	304,246	142,973	69,000
Total ($)	11,109,561	7,522,597	579,887	464,519

(1)Represents the value of Bosway's, Murphy's, Bolanowski's, and Watorek's respective Deferral Account and Matching Account, of which $2,106,517, $1,136,180, $55,943, and $17,386 are the values of the hypothetical investment accounts that track the common stock of the Company, respectively.
(2)Represents the value of LTIP RSUs currently issued.
(3)Represents the value of LTIP PSUs currently issued and adjusted for actual performance relative to the 2020, 2021 and 2022 performance periods for Bosway, Murphy, Bolanowski, and Watorek.

Departures of Former Named Executive Officers
Patrick M. Burns served as Chief Operating Officer through his last date of employment on December 30, 2022. In connection with Mr. Burns' departure from the Company, the Company executed a separation agreement with Mr. Burns. Mr. Burns will receive severance payments of $574,138 paid over a 15-month period and his incentive compensation earned under the Management Incentive Compensation Plan for 2022 which is shown in the Summary Compensation Table above, plus a 2018 MSPP match of $76,062 for the portion of the 2022 MICP deferred into his Matching Accounts in 2023. At the time of Mr. Burns' termination, the value of his Deferral and Matching Accounts was $745,484, and the value of his RSUs and PSUs were $1,217,105. Additionally, upon his separation Mr. Burns was gifted his Company car at a fair market value of $24,100 and will receive COBRA continuation coverage that the Company will subsidize of $24,194 over a 15-month period.
Elizabeth R. Jensen served as Vice President and Chief Human Resources Officer through her last date of employment on January 13, 2023. Ms. Jensen will receive her incentive compensation earned under the Management Incentive Compensation Plan for 2022 which is shown in the Summary Compensation Table above. At the time of Ms. Jensen's termination, the value of her Deferral Account was $53,957.

2023 PROXY STATEMENT 57

PROPOSAL 4 - APPROVAL OF THE
GIBRALTAR INDUSTRIES, INC. AMENDED AND RESTATED
2018 EQUITY INCENTIVE PLAN
The Company is asking stockholders to approve the Amended and Restated Gibraltar Industries, Inc. 2018 Equity Incentive Plan (the “Amended 2018 Equity Plan”).
On March 20, 2023, the Board of Directors and Compensation and Human Capital Committee approved the amendment and restatement of the Gibraltar Industries, Inc. 2018 Equity Incentive Plan (the “2018 Equity Plan”), subject to approval of the Amended 2018 Equity Plan by the Company’s stockholders, and directed that the Amended 2018 Equity Plan be submitted to stockholders for approval at the Annual Meeting.
We use awards under the 2018 Equity Plan and our other equity plans to attract and retain employees, ensure that our compensation program provides appropriate incentives to motivate our key employees, officers and employees to contribute to our long-term performance and growth, develop a culture of ownership, and align further the interests of participants and our stockholders. Stockholder approval of the Amended 2018 Equity Plan will permit the Company to continue to grant equity compensation awards to its officers, employees and consultants in furtherance of this philosophy.
Proposal 4 requests stockholder approval of the Amended 2018 Equity Plan. If approved by stockholders at the Annual Meeting, the Amended 2018 Equity Plan will amend and restate the 2018 Equity Plan to:
•increase the total number of shares by 550,000 shares of our Common Stock authorized for issuance by the Company thereunder from 1,000,000 to 1,550,000 plus the number of shares that remain unissued and available for grant under the 2015 Equity Plan prior to the effective date of the Amended 2018 Equity Plan. As of March 17, 2023, 78,201 shares of Common Stock remained unissued and available under the 2015 Equity Plan, under which no further grants will be made upon stockholder approval of the Amended 2018 Equity Plan; and
•make certain administrative changes.
The 2018 Equity Plan authorized the issuance of 1,000,000 shares. As of March 17, 2023, 283,409 shares of our Common Stock remain available under the 2018 Equity Incentive Plan, which together with the 78,201 shares of Common Stock that remain available under the Gibraltar Industries, Inc. 2015 Equity Incentive Plan, will be insufficient to make future equity awards in an amount sufficient to attract and retain our officers and employees. As of March 17, 2023, 100,584 shares of our Common Stock remain available under the Amended and Restated 2016 Stock Plan for Non-Employee Directors that are authorized for issuance by the Company only to current non-employee directors.
As of March 17, 2023, there were 443,275 full value awards outstanding. There were a total of 236,531 restricted stock units that remain subject to forfeiture, 166,394 performance stock units that remain subject to forfeiture, and 40,350 shares subject to vested deferred stock units. All deferred stock units are held by non-management directors. On the same date there were 5,000 options outstanding with a weighted average exercise price of $39.55 and a weighted average remaining contractual life of 4.05 years.
Accordingly, the Board is seeking approval of the Amended 2018 Equity Plan to permit future equity awards to its employees, officers and consultants. If the Amended 2018 Equity Plan is approved by stockholders at the Annual Meeting, a total of 911,610 shares will remain available under the Amended 2018 Equity Plan, which we believe will be sufficient for annual equity awards to our officers, employees and consultants for approximately four years.
The Board of Directors believes there are a number of reasons to vote FOR the adoption of the Amended 2018 Equity Plan as summarized below.

PROPOSAL 4 - APPROVAL OF THE GIBRALTAR INDUSTRIES, INC. AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

•Our success depends on providing competitive equity compensation to attract and retain employees, particularly in a challenging market. Our talented employee base and ability to attract and retain high caliber personnel will directly influence how well the Company carries out its strategic plan and creates stockholder value. To compete for talented people, we strive to provide employees with competitive compensation packages including equity compensation. Equity awards motivate high levels of performance, align the interests of our employees and stockholders by giving them perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing their contributions to the success of the Company. If our stockholders do not approve the Amended 2018 Equity Plan, we will be unable to maintain our existing equity compensation programs under the 2018 Equity Plan. Therefore, we would expect to have to utilize a significant portion of additional cash compensation to provide appropriate attraction, retention and motivation incentives, which would reduce our available cash for other business needs such as capital expenditures, acquisitions, investments, and marketing and adversely impact our growth strategy.
In recent years, the United States job market has been characterized by a historic challenge to attract and retain talent, referred to as the “Great Resignation”, with millions of Americans changing employers or leaving the workforce altogether. There also appears to be a country-wide shortage of skilled labor, which has impacted our industry and related industries. The Amended 2018 Equity Plan will give us flexibility as to the compensation packages we offer, which we believe is critical in this challenging labor market. If the Amended 2018 Equity Plan is not approved, we will be significantly limited in our ability to offer equity awards as a component of compensation. Therefore, we will be at a disadvantage relative to other companies that will be able to offer more attractive and broad-based compensation packages to their executive officers and employees. Our inability to attract, retain and motivate our key employees would adversely impact our ability to achieve our long-term plans.
•We carefully manage our equity incentive plan. Currently, the maximum shares that may be issued under the 2015 Equity Plan and the 2018 Equity Incentive Plan is 2,250,000 shares. We currently grant equity awards under the 2015 Equity Plan and the 2018 Equity Plan to officers, employees and independent advisors of the Company and its subsidiaries. As of March 17, 2023, under the 2015 Plan and the 2018 Plan, a total of 361,610 shares remained available for grant. We manage our equity compensation programs to minimize stockholder dilution. Therefore, we considered our “burn rate” and “overhang” in evaluating the impact of equity awards and determining the proposed number of shares under the Amended 2018 Equity Plan.
◦Our three-year average "burn rate" for 2020, 2021, and 2022 was approximately 0.68%; burn rate was calculated by dividing the number of equity awards granted in a year by the weighted average number of shares outstanding.
◦As of March 17, 2023, the Record Date, the 448,275 equity awards outstanding, together with the 462,194 shares remaining available for grant under all plans (the 2018 Equity Plan, the 2015 Equity Plan and the Director Plan), amounts to 910,469 shares, representing an "overhang" of 3.0%. "Overhang" was defined as the number of available shares plus the full value awards and options outstanding divided by the number of common shares outstanding as of the record date. If the Amended 2018 Equity Plan is approved, the additional 550,000 shares of common stock available for issuance under the Amended 2018 Equity Plan would increase the "overhang" to 4.7%.
◦We believe our "burn rate" and "overhang" are in line with industry norms. In addition to considering the "burn rate" and "overhang," the Board of Directors considered a number of other factors in determining to seek approval for issuance of up to an additional 550,000 shares under the Amended 2018 Equity Plan, including proxy advisory firm guidelines, equity award usage, and the desire for increased flexibility in awarding performance stock units in stock-settled awards as opposed to the cash-settled awards granted in the past. If all performance stock units awards are granted as stock-settled awards, we expect the 911,610 shares available under the Amended 2018 Equity Plan will be sufficient for approximately four years depending on the performance levels achieved.
•Our equity granting practices are broad-based. Over the past three fiscal years the average percentage of grants that went to our NEOs, including our CEO, was approximately 22 percent of the total grants we made during that period.

2023 PROXY STATEMENT 59

PROPOSAL 4 - APPROVAL OF THE GIBRALTAR INDUSTRIES, INC. AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

•Our Amended 2018 Equity Plan conforms to best practices. The Amended 2018 Equity Plan contains many features designed to address stockholder concerns related to equity plans, including:
◦Prohibitions on options and rights re-pricing and cash buy-outs;
◦Prohibitions on option "re-load" features;
◦No recycling of shares used to pay exercise price of options or SARs or withheld for payment of taxes;
◦No evergreen share reserve increases;
◦Minimum 100% fair market value exercise price for stock options and rights;
◦No automatic or discretionary acceleration of time- or performance-based awards upon a change in control; and
◦No tax gross-ups of any kind.
Our officers and directors have an interest in this proposal due to their participation in the Amended 2018 Equity Plan.
The following is a summary of the material features of the Amended 2018 Equity Plan, as proposed to be amended, if approved by stockholders at the Annual Meeting. The summary does not purport to be complete and is subject in all respects and qualified in its entirety by the terms of the Amended 2018 Equity Plan, the full text of which is set forth as Appendix B of this Proxy Statement. If our stockholders approve the Amended Plan, a registration statement on Form S-8 covering the shares newly available for issuance will be filed with the SEC.
Purpose
The Amended 2018 Equity Plan is an incentive compensation plan which allows the Company to grant equity-based incentive compensation awards to eligible participants (described below) to provide them an additional incentive to promote the business of the Company, to increase their proprietary interest in the success of the Company, to enhance long-term stockholder value, and to encourage them to remain in its employ.
Eligible Participants
The individuals that are eligible to receive awards under the Amended 2018 Equity Plan are officers and other employees of the Company and its subsidiaries, non-employee Directors of the Company and other independent advisors of the Company.
As of April 3, 2023, we expect that 4 officers and approximately 100 employees of the Company and its subsidiaries will be eligible to receive awards under the Amended 2018 Equity Incentive Plan. We do not currently expect to issue awards to non-employee directors or other independent advisors of the Company.
The basis for participation in the Amended 2018 Equity Incentive Plan is the Compensation and Human Capital Committee's decision, in its sole discretion, that an award to an eligible participant will further the Amended 2018 Equity Incentive Plan's purposes. In exercising its discretion, the Compensation and Human Capital Committee will consider the recommendations of management and the purpose of the Amended 2018 Equity Incentive Plan, which is to provide stock-based compensation to employees and non-employee directors to promote close alignment among the interest of employees, directors and stockholders. Under the Amended 2018 Equity Incentive Plan, awards are structured to vest either solely over time or, in the case of performance-based awards, over time but only upon achievement of one or more performance criteria, provided herein. We believe the awards align employees interests with that of stockholders and will promote continuity in management and the employee base.

PROPOSAL 4 - APPROVAL OF THE GIBRALTAR INDUSTRIES, INC. AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

Administration
The Compensation and Human Capital Committee administers the Amended 2018 Equity Plan with respect to executive officers, non-employee directors, and other independent advisors. The Compensation Committee administers the Plan with respect to all other employees, but may delegate that authority to management's Compensation Administration Committee. The administrator of the Amended 2018 Equity Plan is referred to as the Committee.
Reservation of Common Stock
The Board of Directors has reserved 1,550,000 shares of Common Stock plus the number of shares that remain unissued and available for grant under the 2015 Equity Plan prior to the effective date of the Amended 2018 Equity Plan for issuance under the Amended 2018 Equity Plan. As of March 17, 2023, 78,201 shares of Common Stock were unissued and available for issuance under the 2015 Equity Plan.
If any award made under the Amended 2018 Equity Plan expires or is forfeited, the shares which could have been purchased or granted under that award will be available for re-issuance under the Amended 2018 Equity Plan. Shares applied by a recipient to cover their tax withholding obligations for all types of awards will reduce the number of shares available to be issued under the Amended 2018 Equity Plan. Awards issued under the Amended 2018 Equity Plan that settle only by payment of cash shall not reduce the number of shares to be issued under the Plan. The number of shares of Common Stock available for issuance under the Amended 2018 Equity Plan and the number of shares issuable under outstanding awards will be proportionately adjusted if the number of outstanding shares of Company Common Stock changes as a result of stock dividends, stock split, recapitalization or the like, or if the Company's Common Stock is converted as a result of a reorganization.
Types of Awards
Awards will be in the form of Non-qualified Options, Restricted Shares, Restricted Units, Performance Shares, Performance Units and Rights, all as defined in the Amended 2018 Equity Plan. Incentive Stock Options are not permitted to be issued under the Amended 2018 Equity Plan.
Terms of Awards
The Committee shall determine which eligible participants shall be granted awards, the terms and provisions of the awards, and the number of shares of Common Stock for which awards are granted. All grants of awards under the Amended 2018 Equity Plan shall have a minimum vesting period of at least one year.
Non-qualified Options
Only non-qualified options may be issued under the Plan. Incentive stock options are not permitted to be issued. There are currently no federal income tax consequences to either the participant or the Company upon the grant of a non-qualified option. Upon the exercise of a non-qualified option, the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of each share on the date of exercise over the option price, and the Company generally will be entitled to a federal income tax deduction in the same amount. Special rules apply to a participant who exercises a non-qualified option by paying the exercise price, in whole or in part, by the transfer of shares of previously owned Gibraltar Industries, Inc. Common Stock.
Option Price. The exercise price of each option granted under the Amended 2018 Equity Plan will be determined by the Committee at the time the option is granted, but shall not be less than 100% of the fair market value of the Common Stock on the date of the grant.
Option Exercise Periods. Options granted under the Amended 2018 Equity Plan expire no more than ten years after the date granted. Options will not be exercisable upon termination of a holder's service with the Company, whether or not they were otherwise exercisable, unless so provided in the terms of the option award.
Reload Options. The Amended 2018 Equity Plan expressly prohibits the issuance of options with any reload features.
Re-pricing or Cash Buyout. The Amended 2018 Equity Plan expressly prohibits the Company from re-pricing any options or offering a cash buyout for underwater option awards.

2023 PROXY STATEMENT 61

PROPOSAL 4 - APPROVAL OF THE GIBRALTAR INDUSTRIES, INC. AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

Restricted Shares and Restricted Units
Restrictions and Restricted Period. Restricted Shares or Restricted Units granted under the Amended 2018 Equity Plan may not be sold or otherwise disposed of during a restricted period established by the Committee at the time of the grant.
Rights While Restricted Shares Remain Subject to Restrictions. Holders of Restricted Shares granted under the Amended 2018 Equity Plan shall have the right to vote Restricted Shares and receive payment of dividends on Restricted Shares during the restricted period. If provided by the terms of a restricted share award, dividends payable with respect to Restricted Shares may be used to purchase additional shares, subject to the same restrictions as the original Restricted Shares.
Rights While Restricted Units Remain Subject to Restrictions. Restricted Units do not provide any voting or cash dividend rights to the holder of such Restricted Units. However, dividends paid in shares will entitle a holder of Restricted Units to additional Restricted Units having the same restricted period as the original Restricted Units.
Forfeiture of Restricted Shares and Restricted Units. If the holder of Restricted Shares or Restricted Units terminates his or her service with the Company before the expiration of the restricted period, the Restricted Shares or Restricted Units will be forfeited unless otherwise specifically provided by the terms of the award.
Payment of Restricted Shares and Restricted Units. Payment upon the lapse of the restricted period for Restricted Shares shall be made by the issuance of shares of Common Stock. Payment upon the lapse of the restricted period for Restricted Units may be made in shares or cash, as provided for in the original instrument evidencing the award.
Performance Shares and Performance Units
Performance Goals and Performance Period. The Committee shall establish written performance goals and performance periods for each award of Performance Shares or Performance Units granted under the Amended 2018 Equity Plan.
Rights While Performance Shares Remain Subject to the Achievement of Performance Goals. Holders of Performance Shares granted under the Amended 2018 Equity Plan shall have the right to vote Performance Shares and receive payment of dividends on Performance Shares during the performance period. However, if provided by the terms of a performance share award, dividends on Performance Shares may be used to purchase additional shares, subject to the same performance goals and performance period as the original Performance Shares.
Rights While Performance Units Remain Subject to the Achievement of Performance Goals. Performance Units do not provide any voting or cash dividend rights to the holder of such Performance Units. However, dividends paid in shares will entitle a holder of Performance Units to additional Performance Units having the same performance goals and performance period as the original Performance Units.
Forfeiture of Performance Shares and Performance Units. If the holder of Performance Shares or Performance Units terminates his or her service with the Company before the expiration of the performance period, the Performance Shares or Performance Units will be forfeited unless otherwise specifically provided by the terms of the award.
Payment for Performance Shares and Performance Units. Common Stock issued upon the grant of Performance Shares will be retained by the recipient if performance goals are achieved within the performance period, or may be forfeited back to the Company if such goals are not achieved. Common Stock will be issued or cash will be paid for Performance Units, as provided in the award, if the performance goals within the performance period are achieved.
Rights
Terms of Rights. Rights granted under the Amended 2018 Equity Plan shall provide the holder with the right to receive shares or cash in an amount determined based on the appreciation, if any, in the value of a specified number of shares of Common Stock over a specified period of time, each as established by the Committee. The base price used to determine the amount of the appreciation in value will not be less than the fair market value of a share of Common Stock on the date the award of Rights is made.

PROPOSAL 4 - APPROVAL OF THE GIBRALTAR INDUSTRIES, INC. AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

Rights during the Appreciation Period. Rights do not provide any voting or cash dividend rights to the holder. However, dividends paid in shares of Common Stock will entitle a holder to additional Rights having an appreciation period which ends at the same time the appreciation period ends for the original Rights. The base price for such additional Rights is the fair market value of a share of Common Stock on the date dividends are paid.
Forfeiture of Rights. If the holder of Rights terminates his or her service with the Company before the expiration of the appreciation period, the Rights will be forfeited unless otherwise specifically provided by the terms of the award of Rights.
Change in Control
The Amended 2018 Equity Plan defines a “change in control” transaction for the Company. The Compensation and Human Capital Committee believes this definition is consistent with best practices. The occurrence of a Change in Control shall not accelerate the time for payment of any outstanding Awards and shall not cause any unvested Awards to vest if the acquiror agrees to assume or continue the obligations of the Company under the terms of all outstanding Awards.
Acceleration of Vesting Terms
The Committee will not have any authority to accelerate the vesting of any awards under the Amended 2018 Equity Plan for purposes other than a change in control, retirement, death, or disability.
Federal Tax Consequences
Restricted Shares and Performance Shares. The value of Restricted Shares and Performance Shares awarded are taxed as ordinary income to the award recipient in the year the restriction lapse. Alternatively, recipients of an award of Restricted Shares or Performance Shares may file an election under Section 83(b) of the Internal Revenue Code and include the value of the Restricted Shares or Performance Shares as ordinary income in the year of the grant.
Income or Excise Tax Gross-ups. Awards granted under the Amended 2018 Equity Plan are expressly prohibited from including features that allow for income or excise tax gross-ups to the recipient.
Holding Period
The Company does not have a formal holding period policy and a holding period is not defined within the Amended 2018 Equity Plan. However, the Company's Stock Ownership Policy prohibits our directors and executive officers from selling or transferring any shares received from the Amended 2018 Equity Plan until their guideline ownership levels have been met, except for the payment of applicable withholding taxes.
Transferability
Generally, awards granted under the Amended 2018 Equity Plan are not transferable by a recipient during his or her lifetime. However, if the instrument evidencing the award permits, a recipient may transfer his or her rights with respect to an award, or any portion thereof, to a family member.
Amendments
The Board of Directors may suspend, amend, or terminate the Amended 2018 Equity Plan, provided that, stockholder approval is required for any amendment which (i) increases the maximum number of shares as to which awards may be issued under the Amended 2018 Equity Plan or (ii) materially modifies the requirements as to eligibility or participation in the Amended 2018 Equity Plan. The applicable listing standards of the NASDAQ require stockholder approval of any material amendment to the Amended 2018 Equity Plan.
Effective Date
The adoption of the original 2018 Equity Incentive Plan was approved by the Board of Directors on March 22, 2018 and was approved by the stockholders of the Company on May 4, 2018.

2023 PROXY STATEMENT 63

PROPOSAL 4 - APPROVAL OF THE GIBRALTAR INDUSTRIES, INC. AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

New Plan Benefits
The type, number, and value of awards which may be granted under the Amended 2018 Equity Plan currently cannot be determined. If the Amended 2018 Equity Plan is approved, the value of grants under the Company's Long-term Incentive Compensation Plan and the number of awards that may be issued cannot be determined at this time.
Vote Required
The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting is required to approve the Amended 2018 Equity Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE GIBRALTAR INDUSTRIES, INC. AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN IN PROPOSAL 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
Certain Beneficial Owners
The following table sets forth beneficial ownership information as of March 17, 2023 (except as otherwise noted) with respect to all stockholders known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock. The percentages of beneficial ownership are based on 30,833,934 shares of our Common Stock outstanding as of March 17, 2023.

Name and Address	Number of Shares and Nature of Beneficial Ownership (1) (#)	Percent of Class (%)
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	5,477,912	17.8
The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	2,820,278	9.1
T. Rowe Price Investment Management, Inc. (4) 101 E. Pratt Street Baltimore, MD 21202	1,980,438	6.4
Dimensional Fund Advisors LP (5) 6300 Bee Cave Road, Building One Austin, TX 78746	1,764,086	5.7
Wellington Management Group LLP (6) 280 Congress Street Boston, MA 02210	1,552,026	5.0

(1)Unless otherwise indicated in the footnotes each of the stockholders named in this table has the sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.
(2)Based on information set forth in a statement on Schedule 13G/A (Amendment No. 3) filed with the SEC on January 26, 2023 by BlackRock, Inc. reflecting information as of December 31, 2022. BlackRock, Inc has sole voting power over 5,397,512 shares and sole dispositive power over 5,477,912 shares. This report includes holdings of various subsidiaries of the holding company, and includes ownership of more than 5% of the Company's common stock by iShares Core S&P Small-Cap EFT and BlackRock Fund Advisors.
(3)Based on information set forth in a statement on Schedule 13G/A (Amendment No. 6) filed with the SEC on February 9, 2023 by The Vanguard Group reflecting information as of December 30, 2022. The Vanguard Group has sole voting power over zero shares, shared voting power over 22,689 shares, sole dispositive power over 2,765,463 shares, and shared dispositive power over 54,815 shares.
(4)Based on information set forth in a statement on Schedule 13G filed with the SEC on February 14, 2023 by T. Rowe Price Investment Management, Inc. reflecting information as of December 31, 2022. T. Rowe Price Investment Management, Inc. has sole voting power over 499,609 shares and sole dispositive power over 1,980,438 shares.
(5)Based on information set forth in a statement on Schedule 13G filed with the SEC on February 10, 2023 by Dimensional Fund Advisors LP reflecting information as of December 30, 2022. Dimensional Fund Advisors LP has sole voting power over 1,740,672 shares and sole dispositive power over 1,764,086 shares.
(6)Based on information set forth in a statement on Schedule 13G filed with the SEC on February 6, 2023 by Wellington Management Group LLP reflecting information as of December 30, 2022. Wellington Management Group LLP has sole voting power over zero shares, shared voting power over 1,546,376 shares, sole dispositive power over zero shares, and shared dispositive power over 1,552,026 shares.

2023 PROXY STATEMENT 65

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Management The following table sets forth beneficial ownership information as of March 17, 2023 with respect to each director and NEO, individually, and all executive officers and directors as a group:

Name and Address (1)	Number of Shares and Nature of Beneficial Ownership (2) (#)	Percent of Class (%)
William T. Bosway	74,384	*
Timothy F. Murphy (3)	48,332	*
Mark G. Barberio	10,986	*
Linda K. Myers	9,360	*
Jeffrey J. Watorek (4)	7,997	*
Craig A. Hindman	7,181	*
James B. Nish	4,963	*
Gwendolyn G. Mizell	2,460	*
Manish H. Shah	2,460	*
Katherine E. Bolanowski	652	*
Atlee Valentine Pope	—	*
Patrick M. Burns	11,908	*
Elizabeth R. Jensen	178	*
All Directors and Executive Officers as a Group (11 persons)	168,775	0.5

* Less than 1%
(1)The address of each executive officer and director is 3556 Lake Shore Road, PO Box 2028, Buffalo, New York 14219.
(2)Unless otherwise indicated in the footnotes each of the stockholders named in this table has the sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.
(3)Includes 5,000 shares of common stock issuable under currently exercisable options outstanding under to our 2015 Equity Incentive Plan.
(4)Includes 334 shares allocated to Mr. Watorek’s account in the Gibraltar 401(k) Plan.

PROPOSAL 5 - APPROVAL OF THE
AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ADD A PROVISION DESIGNATING THE STATE AND FEDERAL COURTS OF THE STATE OF DELAWARE AS THE EXCLUSIVE FORUMS IN WHICH CERTAIN CLAIMS MAY BE BROUGHT AGAINST THE COMPANY
The Board has unanimously declared advisable, adopted and recommends that the Company’s stockholders approve, an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”) designating the exclusive forums in which certain claims against the Company may be brought. Currently, both the Company’s Amended and Restated By-Laws and its Amended and Restated Certificate of Incorporation are silent as to the forum in which stockholders may bring claims against the Company. As a corporation organized under the laws of the State of Delaware, Delaware law governs the relationship among the Company’s directors, officers and stockholders (also known as the “internal affairs doctrine”). However, federal law gives the federal courts of the United States and the courts of the several states concurrent jurisdiction over claims arising under the Securities Act of 1933, as amended (the “Securities Act”). Federal law gives the federal courts of the United States exclusive jurisdiction over claims brought under the Exchange Act. State law claims may also be brought together with Securities Act claims as well, including claims under the internal affairs doctrine. As more fully described below (such description being qualified in its entirety by the full text of the amendment attached to this Proxy Statement as Appendix C), the Amendment provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for claims brought under the internal affairs doctrine. The Amendment further specifies that, to the extent permitted by applicable law, the federal district courts shall be the sole and exclusive forum for claims brought under the Securities Act. The exclusive forum provisions only regulate the forums in which our stockholders may file claims relating to the specified disputes. The provisions do not restrict the ability of plaintiffs to bring such claims or the remedies available if the claims are ultimately successful.
By designating the forums in which certain claims can be brought, the Company intends to promote the efficient resolution of such claims and avoid duplicative lawsuits being brought in multiple jurisdictions. Further, the ability to litigate internal claims governed by Delaware law in state courts outside the State of Delaware may mean that claims are brought in jurisdictions which do not apply Delaware law to the Company’s internal affairs in the same manner as the Court of Chancery of the State of Delaware would. Even if such jurisdictions sought to apply Delaware law in a manner consistent with the courts of the State of Delaware, the outcomes of those cases and cases brought in other forums could be inconsistent with each other and with the manner in which the Delaware courts would decide such cases.
The Board considered the fact that the Delaware courts are widely regarded as the leading courts for the determination of disputes involving a company’s internal affairs in terms of precedent, experience and focus. The courts’ considerable expertise has led to the development of a substantial and influential body of case law interpreting Delaware law. This provides the Company and stockholders with more predictability regarding the outcome of corporate disputes. The Board also considered that the Court of Chancery of the State of Delaware is a specialized court addressing corporate matters with streamlined procedures and processes which help provide relatively quick decisions, which the Company believes can minimize the time, cost and uncertainty of litigation for all parties. The Court of Chancery of the State of Delaware has developed considerable expertise with respect to corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance. This provides stockholders and the Company with more predictability regarding the outcome of intra-corporate disputes.
In addition, the Board believes that designating the federal district courts of the United States as the exclusive forum for claims brought under the Securities Act would promote efficiencies in the Company’s management of Securities Act litigation. The designation limits forum-shopping in state court by plaintiffs and enables the Company to avoid litigating actions involving the same matter in state and federal courts, with the associated duplication of litigation expenses and the possibility of inconsistent outcomes, and to obtain consolidation of multi-jurisdictional litigation. The designation facilitates submission of Securities Act claims for resolution by federal courts, which have experience and expertise in adjudicating such claims.

2023 PROXY STATEMENT 67

PROPOSAL 5 - APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION

In reaching its conclusion to adopt the Amendment and recommend that stockholders approve the Amendment, the Board considered that the exclusive forum provisions contemplated by the Amendment may in some instances impose additional litigation costs on stockholders in pursuing certain claims, particularly if a stockholder does not reside in or near the State of Delaware. The Board also weighed the possibility that an exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Although some plaintiffs might prefer to litigate claims under the Securities Act in a state court because it may be more convenient or viewed as being more favorable to them, or for other reasons, the Board believes that the substantial benefits to the Company and its stockholders as a whole from designating the federal district courts as the exclusive forum for litigation arising under the Securities Act outweigh these concerns.
While the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions requiring claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether courts in other jurisdictions will enforce provisions such as those contemplated in the Amendment, including whether a court would enforce the provision requiring claims arising under the Securities Act or to be brought in the federal district courts. If the exclusive forum provision contemplated by the Amendment is found to be unenforceable in a particular action, we may incur additional costs associated with resolving such an action or the validity of the exclusive forum provision on appeal. Conversely, the provision contemplated by the Amendment might impose additional litigation costs on stockholders who assert that the provision is not enforceable or is invalid. The Delaware courts or federal district courts may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than to our stockholders.
Accordingly, in light of the foregoing and for the reasons stated above, the Board has unanimously declared advisable, adopted and recommends that the Company’s stockholders approve, an amendment adding a new Article XI to our Amended and Restated Certificate of Incorporation to provide that, unless the Company otherwise consents in writing, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any state law claims for:
•any derivative action or proceeding brought on behalf of the Company;
•any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of the Company to the Company or the Company’s stockholders;
•any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or the Second Amended and Restated By-Laws (as either may be amended or restated) or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware; or
•any action asserting a claim governed by the internal affairs doctrine of the State of Delaware.
The amendment also provides that, unless the Company consents in writing, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the rules and regulations promulgated thereunder, or any ancillary claims related thereto which are subject to the ancillary jurisdiction of the federal courts.
A copy of the amendment to our Amended and Restated Certificate of Incorporation is attached as Appendix C to this Proxy Statement.
Vote Required
The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the Amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCLUDE AN EXCLUSIVE FORUM PROVISION AS INCLUDED IN PROPOSAL 5.

PROPOSAL 6 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit and Risk Committee of the Company’s Board has appointed the firm of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and recommends that the stockholders vote for the ratification of that selection. Ernst & Young LLP has audited the Company’s consolidated financial statements for the past seventeen fiscal years including 2022. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.
The Audit and Risk Committee is responsible for the appointment, oversight, and compensation of the Company’s independent registered public accounting firm, which is evaluated on an annual basis. Before selecting Ernst & Young LLP, the Audit and Risk Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for the Company and the audit scope. Stockholder ratification of the Audit and Risk Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. The Company’s Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification and will reconsider whether to retain Ernst & Young LLP if the stockholders fail to ratify the Audit and Risk Committee’s appointment. In addition, even if the stockholders ratify the appointment of Ernst & Young LLP, the Audit and Risk Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit and Risk Committee determines that a change is in the best interests of the Company.

THE AUDIT AND RISK COMMITTEE RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 6.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit and Risk Committee selected Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the 2022 fiscal year. EY audited our consolidated financial statements for the fiscal years ended December 31, 2022 and 2021 and expressed an opinion as to whether the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2022 and 2021. Additionally, EY performed certain non-audit services during fiscal 2022 and 2021 that are permitted under the Sarbanes-Oxley Act and related rules of the Securities and Exchange Commission (“SEC”).
The Audit and Risk Committee determined that the provision of the audit-related and permitted non-audit services provided by EY during fiscal 2022 and 2021 was compatible with maintaining their independence pursuant to the auditor independence rules of the SEC for each of these years.
Fees Billed to the Company by EY during Fiscal Year 2022 and 2021

Types of Fees	2022	2021

Audit fees	$1,866,455	$1,849,160
Audit-related fees	—	—
Tax fees	—	—
All other fees	2,000	4,000
Total	$1,868,455	$1,853,160
2023 PROXY STATEMENT 69

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees
The aggregate fees billed by EY for each of the fiscal years ended December 31, 2022 and 2021, respectively, were for services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting included the Company’s annual reports on Form 10-K and review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, including services related thereto.
Audit-Related Fees
There were no audit-related services billed by EY during 2022 and 2021, respectively.
Tax Fees
There were no tax services provided by EY during 2022 and 2021, respectively.
All Other Fees
The aggregate fees billed for other products and services for the fiscal years ended December 31, 2022 and 2021, respectively, which related to access to accounting literature and publications.
Pre-Approval for Non-Audit Services Policies and Procedures of the Audit and Risk Committee
The Audit and Risk Committee has adopted procedures for pre-approving audit and non-audit services to be provided by EY. In considering such approval, the Audit and Risk Committee may request all such information and documentation from the Company as it deems necessary in order for it to make its decision with respect to the requested engagement. The Audit and Risk Committee may discuss the potential engagement with the independent registered public accounting firm, with its counsel or other professional advisors.
The Audit and Risk Committee shall consider whether or not the performance of the requested non-audit services complies with law, including but not limited to the Sarbanes-Oxley Act and the regulations promulgated by the SEC thereunder. It shall also consider whether the services provided will have a negative effect upon the integrity of the Company’s financial reporting, whether by approving such engagement the Audit and Risk Committee is complying with and promoting its purposes, duties, and functions as set forth in its Charter, and it shall also consider any potential negative effect which the engagement may have on the Company, including the possible appearance of a conflict of interest or impropriety. One hundred percent of the fees billed by EY for other products and services were pre-approved by the Audit and Risk Committee.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Audit and Risk Committee is responsible for reviewing and approving transactions and business relationships with any significant stockholder, director, director nominee, executive officer or other member of senior management, or their family members on an ongoing basis. The Audit and Risk Committee requests and receives from the Company on an annual basis, a list and description of transactions with related parties, as described above, to the extent such transactions are required to be reported in the Company’s Annual Report on Form 10-K and the Company's Proxy Statement pursuant to Regulation S-K, Item 404(a). The Audit and Risk Committee reviews and discusses such transactions with management and the independent auditor, and approves or ratifies such transactions on an annual basis. Prior to approval or ratification of such transactions, the Audit and Risk Committee considers the qualifications of the related party, fees charged to the Company, and the significance of the transaction to the Company and the related party.
There were no transactions with related parties during 2022 for the Audit and Risk Committee to review and approve in accordance with the written policy, as described above, which is included in the Audit and Risk Committee Charter.

AUDIT AND RISK COMMITTEE REPORT
The Audit and Risk Committee currently consists of five directors who are independent as defined in the listing standards of Nasdaq applicable to members of audit committees. A brief description of the responsibilities of the Audit and Risk Committee is set forth above under the caption “Corporate Governance.”
The Audit and Risk Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2022 with management of the Company and Ernst & Young LLP, the Company’s independent registered public accounting firm. During 2022, management evaluated the Company’s internal control over financial reporting in response to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and based on the framework in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework). Throughout the year, management kept the Audit and Risk Committee apprised of the progress of its evaluation of internal controls and the Audit and Risk Committee provided oversight of the evaluation process. At the end of the year, management issued a report on the effectiveness of the Company’s internal control over financial reporting. The Audit and Risk Committee reviewed this report and discussed with management and Ernst & Young LLP the adequacy of the Company’s internal control over financial reporting and disclosure controls. The Audit and Risk Committee also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit and Risk Committee also has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding Ernst & Young LLP communications with the Audit and Risk Committee, and has discussed with Ernst & Young LLP its independence. Ernst & Young LLP informed the Company that they are not aware of any relationship with the Company that, in their professional judgment, may reasonably be thought to bear on the independence of Ernst & Young LLP.
The Audit and Risk Committee appointed Ernst & Young LLP as Company’s independent public accounting firm.
Based on the review and the discussions referred to above, the Audit and Risk Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the Securities and Exchange Commission.

AUDIT AND RISK COMMITTEE OF THE BOARD OF DIRECTORS OF GIBRALTAR INDUSTRIES, INC.

James B. Nish (Chair)
Mark G. Barberio
Linda K. Myers
Atlee Valentine Pope
Manish H. Shah
2023 PROXY STATEMENT 71

ADDITIONAL INFORMATION
Date, Time, and Place of Annual Meeting
Gibraltar Industries, Inc., a Delaware corporation (the “Company”, “Gibraltar”, “we”, “our”, or “us”), is making this Definitive Proxy Statement available to you on or about April 3, 2023 in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) to be voted at the 2023 Annual Meeting of Stockholders. The 2023 Annual Meeting is scheduled to be held on May 3, 2023 at 11:00 A.M., Eastern Time, via live webcast at www.virtualshareholdermeeting.com/ROCK2023. You will need to have the 16-digit control number included on your proxy card, or in the instructions that accompanied your proxy materials by the method you consented or elected to receive for delivery. This solicitation is for proxies for use at the 2023 Annual Meeting, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
Voting Information
Record Date
The Board of Directors has fixed the close of business on March 17, 2023, as the record date for the determination of stockholders entitled to receive notice of and to vote at the 2023 Annual Meeting. At the close of business on March 17, 2023, the Company had outstanding and entitled to vote at the Annual Meeting 30,833,934 shares of Common Stock. Each share is entitled to one vote on each matter properly brought before the Annual Meeting.
Solicitation Costs
The cost of the solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of the mail, proxies may be solicited by personal interviews and by telephone by directors, officers, and employees, without any additional compensation, as well as proxy solicitors. We have retained Alliance Advisors, LLC (“Alliance”) to act as a proxy solicitor in conjunction with the 2023 Annual Meeting. We have agreed to pay Alliance $13,000, plus reasonable out-of-pocket expenses, for proxy solicitation services and to indemnify Alliance and its affiliates against certain claims, liabilities, losses, damages and expenses. Arrangements will be made with brokerage houses, banks and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.
Revocability of Proxy
The execution of a proxy will not affect a stockholder’s right to virtually attend the 2023 Annual Meeting and to vote electronically. A stockholder who executes a proxy may revoke it before it is exercised by giving written notice to the Secretary, by attending and electronically voting at the 2023 Annual Meeting, or by submitting another duly executed proxy bearing a later date.
Voting Your Proxy
If the enclosed proxy is properly executed, returned, and received in time for the 2023 Annual Meeting, the shares represented thereby will be voted in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted as recommended by the Board of Directors (i) FOR the nominees for directors named in this Proxy Statement, (ii) ONE YEAR with respect to the advisory vote to determine stockholder preference on whether future Say-on-Pay votes should occur every one, two, or three years (the "Say-When-on-Pay" vote), (iii) FOR the approval of the advisory resolution on our executive compensation (the “Say-on-Pay” vote), (iv) FOR the approval of the Gibraltar Industries, Inc. Amended and Restated 2018 Equity Incentive Plan, (v) FOR the approval of an amendment to our Amended and Restated Certificate of Incorporation to add a provision designating the state and federal courts of the State of Delaware as the exclusive forums in which certain claims may be brought against the Company and (vi) FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.
Vote Required
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. When a quorum is present, to be elected, directors must receive a majority of the votes cast. With respect to advisory vote to determine stockholder preference on frequency of Say-on-Pay votes, the approval of one, two, or three years will be based on a plurality of the votes

ADDITIONAL INFORMATION

cast that are entitled to vote, based on a vote of either one year, two years, or three years. Each other proposal submitted to the stockholders requires the affirmative vote of holders of a majority of the shares present in person or represented by proxy at the meeting and, entitled to vote, assuming a quorum is present.

Vote Impact
Proposal		Required Vote	For	Withhold/ Against	Abstain	Broker Non-Votes

1	Election of Directors	Majority of votes cast.	For the director nominee(s)	Against the director nominee(s)	Not a vote cast	Not a vote cast

2	Advisory approval to determine stockholder preference on whether future Say-on-Pay votes should occur every one, two, or three years (Say-When-on-Pay)	Plurality of the votes cast that are entitled to vote, based on a vote of either one year, two years or three years.	Not applicable	Not applicable	Not applicable	Not entitled to vote

3	Advisory approval of the Company’s executive compensation (Say-on-Pay)	Majority of shares present that are entitled to vote.	For the proposal	Against the proposal	Against the proposal	Not entitled to vote

4	Approval of the Gibraltar Industries, Inc. Amended and Restated 2018 Equity Incentive Plan	Majority of shares present that are entitled to vote.	For the proposal	Against the proposal	Against the proposal	Not entitled to vote

5	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to add a provision designating the state and federal courts of the State of Delaware as the exclusive forums in which certain claims may be brought against the Company	Majority of outstanding shares.	For the proposal	Against the proposal	Against the proposal	Against the proposal

6	Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm	Majority of shares present that are entitled to vote.	For the proposal	Against the proposal	Against the proposal	--

Directors are elected by a majority of votes cast unless the election is contested, in which case directors are elected by a plurality of votes cast. Nominees for the election of directors must receive more “for” than “against” votes to be elected. If an incumbent director, in an uncontested election, does not receive a majority of the votes cast, the director is required to tender his or her resignation to the Board of Directors. The Nominating, Governance and Corporate Social Responsibility Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the recommendation and publicly disclose its decision and rationale behind it within ninety (90) days of the date election results are certified.
Your shares may be voted on some of the matters to be acted on at the 2023 Annual Meeting if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority to vote shares on certain routine matters for which their customers do not provide voting instructions. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered

2023 PROXY STATEMENT 73

ADDITIONAL INFORMATION

public accounting firm for the year ending December 31, 2023 is the only stockholder proposal considered a routine matter.

The election of directors, the Say-When-on-Pay vote, the Say-on-Pay vote, approval of the Gibraltar Industries, Inc. Amended and Restated 2018 Equity Incentive Plan, and approval of the amendment to our Amended and Restated Certificate of Incorporation providing for exclusive forums for disputes are not considered routine. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the brokerage firm CANNOT vote the shares on that proposal. This is called a “broker non-vote.” The impact of broker non-votes is described in the table above. Please execute your proxy promptly so your shares will be represented at the 2023 Annual Meeting.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information as of December 31, 2022 concerning securities authorized for issuance under the Company’s equity-based incentive compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (2) (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (3) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (4) (#)
Equity Compensation Plans Approved by Security Holders (1)	492,088	$39.55	506,396

(1)Consists of the Omnibus Plans and the Amended and Restated 2016 Stock Plan for Non-Employee Directors. With respect to PSUs that are outstanding under the Omnibus Plans, if the related performance criteria have not been certified as of the date of the table, this column reflects the target number of shares issuable pursuant to these awards; and if the performance criteria have been certified as of the date of the table, this column reflects the earned number of shares issuable pursuant to such awards.
(2)Consists of 451,738 shares attributable to the Omnibus Plans and 40,350 shares attributable to the Amended and Restated 2016 Stock Plan for Non-Employee Directors.
(3)The PSUs, RSUs and DSUs that have been issued under our equity compensation plans do not require a payment by the recipient to us at the time of vesting. As such, the weighted-average exercise price in this column does not take these awards into account.
(4)Consists of the Omnibus Plans and the Amended and Restated 2016 Stock Plan for Non-Employee Directors (“the Plans”). Note 12 of the Company’s audited consolidated financial statements included in Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2022 provides additional information regarding the Plans and securities issuable upon exercise of options. All currently effective equity compensation plans have been approved by the Company’s stockholders.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers, and any persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of initial ownership of Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission pursuant to Section 16(a). Based solely on the Company's review of such filed forms and representations from our Directors and executive officers that no other forms were required, to our knowledge, other than a Form 4 filed by William Montague on May 6, 2022, all of the Company's Directors and executive officers, and other persons who owned more than 10% of the Company's outstanding common stock, fully complied with the reporting requirements of Section 16(a) during fiscal year 2022.

OTHER MATTERS
The Company’s management does not currently know of any matters to be presented for consideration at the 2023 Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

STOCKHOLDERS’ PROPOSALS
On December 7, 2022, our Board adopted the Second Amended and Restated By-Laws which resulted in material changes to the procedures by which security holders may recommend nominees to the Board and nominate candidates for the Board. The Second Amended and Restated By-Laws, among other things:
•updated certain provisions related to the conduct of stockholder meetings, including clarifying or providing that (1) the Company can postpone, reschedule or cancel stockholder meetings (other than a special meeting of the stockholders that was called at the request of the stockholders), (2) the number of nominees submitted by stockholders may not exceed the number of directors to be elected at a meeting, (3) the meeting chairperson has the power, right and authority to convene and recess or adjourn such meeting of stockholders from time to time, (4) a stockholder seeking to present a nomination or other business at a meeting of the stockholders must appear (in person or by an appropriate representative) at such meeting and (5) the meeting chairperson has power to determine whether a nomination or any other business was properly brought before a meeting, relates to an item of business that is a proper subject for stockholder action under applicable law and was made or proposed, as the case may be, in accordance with the procedures set forth in the Second Amended and Restated By-Laws and applicable law, and if not, to declare that no action will be taken on such nomination or other proposal and that the Company will disregard any proxies or votes solicited for such nomination or other business;
•enhanced procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submissions of stockholder proposals, including, among other things, (1) to provide that, to be timely, stockholders must provide notice of director nominations or other business (a) to be presented at the Company’s annual meeting of stockholders no more than 120 days and not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders or (b) to be presented at a special meeting of stockholders no more than 120 days and not less than 90 days prior to such special meeting, provided that if the mailing of the notice and public disclosure of the date of the special meeting were less than 100 days prior to the date of the special meeting, a notice of director nominations or other business shall be timely if provided by the close of business on the tenth day following the date of such mailing or public disclosure, (2) to provide that the adjournment, recess, judicial stay, rescheduling or postponement, or announcement thereof, of any meeting of stockholders shall not commence a new time period for giving of notice under the advance notice bylaws, (3) to require that stockholders proposing a nomination or other matter for any meeting of stockholders must be a stockholder of record at the time of the notice, on the record date and at the time of the meeting of stockholders, be entitled to vote at the meeting and comply with the notice procedures and other applicable requirements of the Second Amended and Restated By-Laws and applicable law, (4) to require additional information relating to the noticing stockholder and the related beneficial owner, a proposed nominee, if any, and a stockholder proposal, if any, be provided in any stockholder notice of director nominations or other business to be presented at any meeting of stockholders, (5) to provide that the Company may require such noticing stockholder to provide such other information as it may reasonably require to determine the eligibility of any proposed nominee to serve as an independent director, (6) to require that the noticing stockholder must update the information provided to the Company as of the record date and as of a date nearer to the meeting date; (7) to provide that that the Board may require any proposed nominee to submit to interviews with the Board; and (8) to provide that the disclosure requirements for stockholder nominations and proposals at meetings of stockholders also apply to proposed stockholder actions by written consent; and
•made technical changes in light of the universal proxy rules, including, among other things, (1) to require that any stockholder providing notice pursuant to Rule 14a-19 deliver to the Secretary of the Company (a) notice that such stockholder intends to solicit proxies for nominees in compliance with Rule 14a-19 and, no later than seven business days prior to the applicable stockholder meeting, reasonable evidence that the requirements of Rule 14a-19(a)(3) have been satisfied, and (b) notice of failure to comply with Rule 14a-19 or that such stockholder no longer intends to solicit proxies in accordance with Rule 14a-19, (2) to require any director nominee to consent to inclusion in a proxy statement and card and to comply with Company policies and (3) to require that the form of proxies must be prepared in accordance with Rule 14a-19.

2023 PROXY STATEMENT 75

STOCKHOLDERS' PROPOSALS

Stockholders who wish to nominate persons for election to the Board or propose other matters to be considered at the 2024 Annual Meeting, including under the universal proxy rules, must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our Second Amended and Restated By-Laws and required under Rule 14a-19 under the Exchange Act, no earlier than January 4, 2024 and no later than February 3, 2024. However, if our 2024 annual meeting occurs more than 30 days before or after May 3, 2024, we must receive nominations or proposals not later than the close of business on the tenth day following the day on which notice of the 2024 annual meeting is mailed to stockholders or public announcement of the date of the 2024 annual meeting is made whichever first occurs. Stockholders are advised to review our Second Amended and Restated By-Laws, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be sent to the attention of the Secretary at the Company’s headquarters located at 3556 Lake Shore Road, PO Box 2028, Buffalo, New York 14219-0228.
The requirements for advance notice of stockholder proposals under our Second Amended and Restated By-Laws do not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act. We reserve the right to reject, rule out of order or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our Second Amended and Restated By-Laws and other applicable requirements. December 5, 2023 is the deadline for stockholders to submit proposals to be included in our proxy statement for our 2024 Annual Meeting under Rule 14a-8 under the Exchange Act. However, if the date of the 2023 Annual Meeting is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2024 Annual Meeting. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be sent to the attention of the Secretary at the Company’s headquarters located at 3556 Lake Shore Road, PO Box 2028, Buffalo, NY 14219-0228. Submitting a stockholder proposal does not guarantee that we will include it in the Company’s proxy statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” Proxy Statements and Annual Reports. This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a Proxy Statement or the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 to Shareholders for fiscal 2022 either now or in the future, please contact your bank, broker, or other nominee.

AVAILABILITY OF FISCAL YEAR 2022 ANNUAL REPORT TO STOCKHOLDERS
The Company will provide without charge to each person whose proxy is solicited, on the written request of such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission. Such written request should be directed to Gibraltar Industries, Inc., 3556 Lake Shore Road, PO Box 2028, Buffalo, New York 14219-0228, Attention: Katherine E. Bolanowski. Each such request must set forth a good faith representation that, as of March 17, 2023, the person making the request was a beneficial owner of securities entitled to vote at the 2023 Annual Meeting of Stockholders.

We urge you to vote promptly to ensure that your shares are represented at the Annual Meeting.

The accompanying Notice of 2023 Annual Meeting of Stockholders and Proxy Statement are sent by Order of the Board of Directors.

Katherine E. Bolanowski General Counsel, Vice President and Secretary
Buffalo, New York
April 3, 2023

SAFE HARBOR STATEMENTS
Forward-Looking Statements
Certain information set forth in this Proxy Statement, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “anticipates,” "aspires," “expects,” “estimates,” “seeks,” “projects,” “intends,” “plans,” “opportunities,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the availability and pricing of our principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, availability of labor at our manufacturing and distribution facilities or on our project sites, the loss of any key customers, adverse effects of inflation, other general economic conditions and conditions in the particular markets in which we operate, increases in spending due to law and government incentives, such as the Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, disruptions to our IT systems, the impact of regulation (including the Department of Commerce's solar panel anti-circumvention investigation and the Uyghur Forced Labor Prevention Act), rebates, credits and incentives and variations in government spending and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions. Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.
The content of our website or the website of other third parties noted herein are not incorporated by reference in this Proxy Statement.

Adjusted Financial Measures
To supplement Gibraltar’s financial information presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this Proxy Statement, including adjusted net income, adjusted earnings per share (Adjusted EPS) and days working capital (DWC), each a non-GAAP financial measure. Adjusted net income means the Company's net income from continuing operations as determined pursuant to GAAP, but excludes special charges consisting of restructuring costs primarily associated with 80/20 simplification or lean initiatives, senior leadership transition costs, acquisition related costs and portfolio management. The aforementioned exclusions along with other adjustments to other income below operating profit are excluded from adjusted EPS. In evaluating its business, the Company considers and uses these non-GAAP financial measures as supplemental measures of its operating performance. The Company believes that the presentation of results excluding these items provides meaningful supplemental data to investors that are indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company's ongoing business operations.
Adjustments to the most directly comparable financial measures presented on a GAAP basis are quantified in the adjusted financial measures reconciliation in the appendix of this Proxy Statement. The adjusted measures in this Proxy Statement should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies and the Company's presentation of non-GAAP financial measures should not be construed as an inference that the Company's future results will be unaffected by unusual or non-recurring items.

2023 PROXY STATEMENT 77

APPENDIX A - NON-GAAP MEASUREMENTS
The Company provides certain non-GAAP financial measures in this proxy statement that are not in accordance with generally accepted accounting principles in the United States (GAAP). Our non-GAAP financial measures of adjusted net income and adjusted EPS excludes the below listed items, as they do not contribute to a meaningful evaluation of the Company's future operating performance or comparisons to the Company's past operating performance. These measures should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Other companies may calculate this non-GAAP financial measure differently than the Company does, limiting the usefulness of such measure for comparative purposes.
The following summarizes the level of attainment for each financial performance goal during the year ended December 31, 2022 (in thousands, except per share data):

	Net Sales	Adjusted EPS	DWC
Net sales, as reported (GAAP)	$1,389,966

Income from continuing operations per share - diluted, as reported (GAAP)		$2.56
Restructuring charges and senior leadership transition costs		$0.26
Acquisition related items		$0.07
Portfolio management		$0.51
Income from continuing operations per share - diluted, adjusted		$3.40

Average net working capital (1)			$249,257
Average daily sales (2)			$3,861
Days working capital (DWC)			64.6

(1)Average net working capital presents the 13-month average of accounts receivable and inventory less accounts payable for each month end between December 31, 2021 and December 31, 2022.
(2)Average daily sales represents net sales, as reported (GAAP), divided by three-hundred and sixty (360) days.

2022 ROIC
Income from continuing operations, as reported (GAAP)	$82,406
Restructuring charges and senior leadership transition costs, after tax	8,627
Acquisition related items, after tax	2,108
Portfolio management, after tax	16,218
Adjusted net income	109,359
Tax effected interest expense	2,925
Adjusted net income before interest	$112,284
Average adjusted invested capital (1)	$883,184
Return on invested capital (ROIC)	12.71%

(1)Average adjusted invested capital represents the 13-month average of total stockholders’ equity adjusted for special charges plus debt, minus cash for the period ended December 31, 2022.
A-1

APPENDIX B

GIBRALTAR INDUSTRIES, INC. AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN ______________________________________
Effective as of May 7, 2015, Gibraltar Industries, Inc., a Delaware corporation with offices at 3556 Lake Shore Road, Buffalo, New York (the “Company”) adopted an equity-based incentive compensation plan known as the “Gibraltar Industries, Inc. 2015 Equity Incentive Plan” (such plan, as subsequently amended, being hereinafter the “2015 Plan”).
In order to provide for an increase in the number of shares of common stock of the Company which are available to be issued to officers, Directors and employees, the Compensation Committee of the Company’s Board of Directors determined in 2018 that the number of shares of common stock of the Company which are available for issuance under the terms of the 2015 Plan may not have been sufficient to satisfy the number of shares of common stock of the Company which are anticipated to be issued to the Company’s officers, directors and employees during the 2018 calendar year and future years under the terms of the 2015 Plan and thus adopted a new equity based incentive compensation plan to be known as the “Gibraltar Industries, Inc. 2018 Equity Incentive Plan” (for this description, the “2018 Plan”) which provided for the issuance of equity based incentive compensation awards representing up to one million (1,000,000) shares of the Company’s common stock.
In addition, with respect to the 2018 Plan, the Compensation Committee of the Company’s Board of Directors determined that it was the best interests of the Company’s stockholders to provide in the 2018 Plan that, instead of the “single trigger” change in control payment structure which is contained in the 2015 Plan, payment to 2018 Plan participants will not be made on the occurrence of a change in control unless: (1) the Participant’s employment is terminated in connection with the change in control; or (2) the party who survives the change in control does not agree to assume the obligations of the Company for payment of 2018 Plan awards and does not grant substitute awards to plan participants which are substantially equivalent to the awards held by 2018 Plan participants at the time the change in control occurs.
Now, the Compensation Committee of the Company’s Board of Directors has determined that (i) the number of shares of common stock of the Company which are available for issuance under the terms of the 2018 Plan may not be sufficient to satisfy the number of shares of common stock of the Company which are anticipated to be issued to the Company’s officers, directors and employees during the 2023 calendar year and future years under the terms of the equity based incentive compensation programs which have been adopted by the Compensation Committee of the Company’s Board of Directors, and (ii) a roll-forward of the outstanding shares under the 2015 Plan and consolidation of such outstanding shares under the 2018 Plan will (A) subject the shares currently available under the 2015 Plan to the same “double trigger” change in control provisions as awards under the 2018 Plan, (B) increase the aggregate number of shares available to be granted under the 2018 Plan while removing any shares currently authorized but unissued under the 2015 Plan, and (C) simplify plan administration and the Company’s grant practices.
In connection with the foregoing, subject to the approval of the stockholders of the Company, the Company hereby adopts this Amended and Restated Gibraltar Industries, Inc. 2018 Equity Incentive Plan, effective as of May 3, 2023.
ARTICLE 1
DEFINITIONS

The following words and phrases, when used in this Plan, shall have the following meanings, unless a different meaning is plainly required by the context:
1.01    2015 Plan means the Gibraltar Industries, Inc. 2015 Equity Incentive Plan, which was originally effective as of May 7, 2015, and subsequently amended.

1.02    Affiliate means any corporation under common control with the Company within the meaning of Section 414(b) of the Internal Revenue Code and any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(c) of the Internal Revenue Code.
1.03    Appreciation Period means the period of time between the Date of Grant of a Right and the date that the Right is exercised.
1.04    Acquiror means, in the case of a Change in Control, the surviving, continuing, successor or purchasing corporation or other business entity that holds the business and assets of the Company following the consummation of the Change in Control, or any Affiliate of such corporation or other business entity.
1.05    Award means any Option, Share, Right or Unit granted to any Person under the Plan.
1.06    Base Price means the dollar amount used to determine the amount of the increase, if any, in the value of the Share used to determine the value of a Right, which amount shall not be less than the Fair Market Value of the Share, determined as of the Date of Grant of the Right.
1.07    Beneficiary means any person, firm, corporation, trust or other entity designated by a Participant in accordance with Section 11.07 to receive any payment that is required to be made under the Plan upon or after the Participant’s death.
1.08    Board of Directors means the Board of Directors of the Company.
1.09    CEO means the Chief Executive Officer of the Company.
1.10    Cause means that the Company, the Acquiror or the entity that is the surviving entity in the Merger Sale transaction has determined (and provided the Eligible Employee a written statement of its determination) that the Eligible Employee has engaged in egregious acts or omissions which have resulted in material injury to the Company or the surviving entity in the Merger Sale transaction and its business.
1.11    Change in Control means the occurrence of any of the following:
(a)    During any twelve-consecutive month period, any “person” or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the Company, an Affiliate of the Company or an employee benefit plan sponsored by the Company becomes the “beneficial owner” (as defined in section 13(d) of the Exchange Act) of thirty five percent (35%) or more of the then outstanding voting stock of the Company; or
(b)    a majority of the members of the Board of Directors is replaced during any consecutive twelve-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of appointment or election;
(c)    the Company enters into a Merger Sale Agreement and the Eligible Person’s employment with or service to the Company or the entity which is the survivor of the anticipated Merger Sale transaction and all of its Affiliates is terminated (by the Company or the survivor of the Merger Sale, without Cause, in the case of an Eligible Person that is an Employee or by the Eligible Person for a Good Reason) during the period beginning on the date the Merger Sale Agreement is executed and ending on the earlier of: (i) the date the transaction contemplated by the Merger Sale Agreement is consummated; and (ii) the date the Merger Sale Agreement is terminated; provided that, for purposes of this Section 1.11(c) only, the date on which the Change in Control shall be deemed to have occurred is the date the Eligible Person’s employment is terminated; or
(d)    the consummation of a Merger Sale.
1.12    Code and Internal Revenue Code mean the Internal Revenue Code of 1986, as amended.
1.13    Committee means: (a) the Compensation Committee, with respect to any Award that has been or may be granted to: (i) any member of the Board of Directors; (ii) any Executive Officer; or (iii) any Eligible Person who is not an Employee; and (b) the Compensation Administration Committee with respect to Awards made or granted to Employees who are not Executive Officers.
1.14    Common Stock means the common stock (par value $0.01 per share) of the Company.

1.15    Company means Gibraltar Industries, Inc., a Delaware corporation.
1.16    Compensation Administration Committee means a committee comprised of the Company's President and two (2) senior level management employees of the Company, selected by the President and employed in a position which is at the director level or any more senior position; provided that, the President may, in his discretion and at any time, remove and/or replace with different senior level management employees, either or both of the senior level management employees who serve with the President as members of the Compensation Administration Committee.
1.17    Compensation Committee means the Compensation and Human Capital Committee of the Board of Directors.
1.18    Covered Executive means, with respect to any Award granted hereunder, any individual who at the Date of Grant of such Award is a “Covered Employee” of the Company for such year for purposes of Section 162(m) of the Code.
1.19    Covered Individual means any current or former member of the Committee, any current or former officer or director of the Company or any individual designated by the Committee to assist it in the administration of this Plan as provided for by the second paragraph of Section 11.02.
1.20    Date of Grant means, with respect to any Award, the date on which the Committee approves the grant of such Award, or such later date as may be specified as the date of grant of such Award in the instrument evidencing the grant of such Award.
1.21    Disability means, with respect to any Employee, such employee’s “permanent and total disability” as defined in Section 22(e)(3) of the Code or any successor provision.
1.22    Dividend Equivalent Units means additional Restricted Units, additional Performance Units or additional Rights credited to a Participant pursuant to Section 5.04, Section 6.04 or Section 7.02.
1.23    Dividend Payment Date means each date on which the Company pays a dividend on its Common Stock, whether such dividend is paid in cash, Common Stock or other property.
1.24    Eligible Person means: (a) each Employee of the Company or any Affiliate; (b) each member of the Board of Directors who is not an Employee of the Company or any Affiliate; and (c) any natural person that is a consultant or other independent advisor providing services to the Company or any Affiliate.
1.25    Employee means each natural person that is engaged in the performance of services for the Company or any Affiliate for wages as defined in Section 3101(a) of the Code.
1.26    Executive Officer means: (a) the CEO; (b) the Company’s President; (c) the Company’s principal financial officer; (d) the Company’s principal accounting officer; (e) any Vice President of the Company who is in charge of a principal business unit, division or function; (f) any other officer of the Company who performs a policy making function for the Company; (g) any officer of any Affiliate who performs policy making functions for the Company; and (h) any other person who performs policy making functions for the Company.
1.27    Fair Market Value means, for purposes of determining the value of any Share, Unit or Right, except as otherwise expressly provided by the terms of the instrument containing the terms of an Award, the closing price of a share of Common Stock as reported by the NASDAQ Stock Market on the date as of which the determination of Fair Market Value is to be made or, if no sale of Common Stock shall have been made on the NASDAQ Stock Market on that day, on the next preceding day on which there was a sale of Common Stock.
1.28    Good Reason means that: (a) the Eligible Employee’s annual base salary and/or annual bonus is reduced or any other material compensation or benefit arrangement for the Eligible Employee is materially reduced (and such reduction is unrelated to the Eligible employee’s performance or the performance of the Company, the Company Affiliate which the Eligible Employee is employed by, the Acquiror or the entity which is the survivor of the merger Sale); (b) the Eligible Employee’s duties or responsibilities are negatively and materially changed in a manner inconsistent with the Eligible Employee’s position (including status, offices, titles and reporting requirements) or authority; (c) the Company or the entity which is the survivor of the Merger Sale requires the Eligible Employee’s work location or residence to be relocated more than 50 miles from its location as of the date a

Merger Sale Agreement is executed; or (d) the Company or its successor fails to offer the Eligible Employee a position after the Change in Control comparable to that held by the Eligible Employee immediately prior to the Change in Control.
1.29    Incentive Stock Option means an Option that is an “incentive stock option” within the meaning of Section 422 of the Code.
1.30    Merger Sale means the consolidation, merger, or other reorganization of the Company, other than any such consolidation, merger or reorganization of the Company in which holders of Common Stock immediately prior to the earlier of: (a) the Board of Director’s approval of such consolidation, merger or other reorganization; or (b) the date of the stockholders meeting in which such consolidation, merger or other reorganization is approved, continue to hold more than seventy percent (70%) of the outstanding voting securities of the surviving entity immediately after the consolidation, merger, or other reorganization.
1.31    Merger Sale Agreement means an agreement between the Company and any one or more other persons, firms, corporations or other entities (which are not Affiliates of the Company) providing for a consolidation, merger or other reorganization in which the holders of Common Stock of the Company immediately prior to the Company’s execution of such agreement do not hold more than seventy percent (70%) of the outstanding voting securities of the surviving entity immediately after the consummation of the consolidation, merger, or other reorganization contemplated by such agreement.
1.32    Non-Qualified Stock Option means an Option that is not an Incentive Stock Option.
1.33    Option means an option to purchase Shares granted pursuant to Article 4 of the Plan.
1.34    Option Cash Out Payment means an amount, payable to a Participant that is the holder of Options, equal to the amount by which: (a)(i) the greatest of: (A) the Fair Market Value of one Share, determined as of the date a Merger Sale Agreement is executed by the Company; (B) the Fair Market Value of one Share, determined as of the day immediately preceding the date a Change in Control occurs; and (C) the amount, if any, of cash payable with respect to one Share in connection with the consummation of the Change in Control as provided for by the certificate filed with the Delaware Secretary of State to effect the Change in Control; multiplied by (ii) the total number of Shares which the Participant is entitled to acquire pursuant to all Options (whether or not such Options are then currently exercisable pursuant to the provisions of the instruments containing the terms of the Option Awards held by the Participant) held by the Participant on the date the Change in Control is effective; exceeds (b) the aggregate amount which the Participant would be required to pay to the Company in connection with the purchase by the Participant of all Shares which the Participant is entitled to purchase pursuant to the exercise of all unexpired and unexercised Options held by the Participant as of the date the Change in Control is effective (whether or not such Options are then currently exercisable pursuant to the provisions of the instruments containing the terms of the Option Awards held by the Participant).
1.35    Participant means any Eligible Person who holds an Award granted under the Plan, and any successor, permitted transferee or Beneficiary that succeeds to such individual’s interest in such Award.
1.36    Performance Goals means the performance goals established by the Committee in connection with Awards granted to Eligible Persons under Article 6, which performance goals are used to determine whether any payment will be made to Eligible Persons in connection with Awards granted under Article 6 and, if any such payments are to be made, the amount of the payments.
1.37    Performance Period means the period established by the Committee for measuring whether, and to what extent, any Performance Goals established in connection with any Award granted under Article 6 hereof have been met.
1.38    Performance Shares means Shares that may be issued and delivered pursuant to an Award made to an Eligible Person under Article 6, depending on the achievement, or the level of achievement, of one or more Performance Goals within such period, as provided in Article 6.

1.39    Performance Units means Units credited to an Eligible Person at the beginning of a Performance Period pursuant to an Award made to such individual under Article 6, and any Dividend Equivalent Units that are credited to the individual with respect to such Units during such Performance Period, payment with respect to which Units and related Dividend Equivalent Units depends on the achievement, or the level of achievement, of one or more Performance Goals within such period, as provided in Article 6.
1.40    Plan means this Amended and Restated Gibraltar Industries, Inc. 2018 Equity Incentive Plan, as set forth herein and as amended from time to time hereafter.
1.41    Pro Rata Portion means, with respect to any portion of any Award of Restricted Shares or Restricted Units made hereunder, with respect to any portion of any Award of Performance Shares or Performance Units made hereunder, or with respect to any portion of any Award of Rights made hereunder, the percentage determined by dividing: (a) the number of full and partial calendar months in the period beginning on the first day of: (i) the Restricted Period established for such portion of the Restricted Shares or Restricted Units so granted; (ii) the Performance Period established for such portion of the Performance Shares or Performance Units so awarded; or (iii) the Appreciation Period established for such portion of the Rights so awarded, and, in each case, ending on the date the Eligible Person’s employment with or service to the Company and each of its Affiliates is terminated; by (b) the total number of full and partial calendar months in such Restricted Period, in such Performance Period, or in such Appreciation Period, whichever the case may be.
1.42    Restatement Effective Date means the effective date of this Plan, May 3, 2023.
1.43    Restricted Period means the period of time during which Restricted Shares or Restricted Units are subject to Restrictions as set forth in Article 5.
1.44    Restricted Shares means Shares which are granted subject to Restrictions pursuant to Article 5.
1.45    Restricted Units means Units credited to an Eligible Person which are subject to Restrictions at the beginning of a Restricted Period pursuant to an Award made to such Eligible Person under Article 5, and any Dividend Equivalent Units that are credited to the Eligible Person with respect to such Units during such Restricted Period as provided in Article 5.
1.46    Restrictions means the restrictions to which Restricted Shares or Restricted Units are subject under the provisions of Section 5.02.
1.47    Retirement means the termination of a Participant’s employment with or service to the Company and all of its Affiliates, provided that such termination occurs after: (a) the Participant has either: (i) been continuously employed by or provided services (as a non-employee director, consultant or other independent advisor) to the Company or any of its Affiliates for a period of at least five (5) years and attained at least age sixty (60); or (ii) attained at least age sixty-five (65); and (b) the Participant has given at least thirty (30) days advance notice (or other time period acceptable to the Committee) to the Company or, if applicable, the Affiliate of the Company by whom the Participant is employed or for whom the Participant is providing services, which notice states that the Participant will retire from his or her employment with or service to the Company and its Affiliates.
1.48    Right means an Award which enables the Eligible Person to whom the Award has been made to receive Shares having a Fair Market Value equal to an amount which is based on the amount by which the Fair Market Value of one Share at the end of the Appreciation Period exceeds the Base Price of one Share at the beginning of the Appreciation Period.
1.49    Right Cash Out Payment means an amount, payable to a Participant that is the holder of Rights, equal to the amount by which: (a)(i) the greatest of: (A) the Fair Market Value of one Share, determined as of the date a Merger Sale Agreement is executed by the Company; (B) the Fair Market Value of one Share, determined as of the day immediately preceding the date a Change in Control occurs; and (C) the amount, if any, of cash payable with respect to one Share in connection with the consummation of the Change in Control as provided for by the certificate filed with the Delaware Secretary of State to effect the Change in Control; multiplied by (ii) the total number of Shares represented by the Rights held by the Participant; exceeds (b) the aggregate Base Price of the Shares used to calculate the value of the Rights held by the Participant, determined, with respect to each Right, as of the date the Right was granted to the Participant and adjusted, if applicable, pursuant to Section 3.02.

1.50    Share means a share of Common Stock.
1.51    Termination of Service means: (a)(i) with respect to any Employee, his or her ceasing to be employed by the Company and each of its Affiliates; (ii) with respect to any non-employee director, his or her ceasing to serve as a member of the Board of Directors; and (iii) with respect to any consultant or other independent advisor providing services to the Company or its Affiliates, that, in each case, is a natural person, the termination of all consulting or other service providing arrangements which such consultant or independent advisor has with the Company and each Affiliate of the Company; provided that (b) in each case, the termination of employment or termination of service constitutes a “separation from service” within the meaning of Internal Revenue Code Section 409A and the regulations of the Secretary of the Treasury promulgated thereunder.
1.52    Unit means a unit of measurement equivalent to one Share, with none of the attendant rights of a shareholder of such Share, (including among the rights which the holder of a Unit does not have are the right to vote such Share and the right to receive dividends thereon), except to the extent otherwise specifically provided herein.
ARTICLE 2
AWARDS

2.01    Form of Awards. Awards under the Plan may be made in the form of Options, Restricted Shares, Restricted Units, Performance Shares, Performance Units and Rights. An Award in any of the foregoing forms may be granted to any Eligible Person or to any group of Eligible Persons, upon terms and conditions that differ from the terms and conditions upon which any other Awards in the same form are made to other Eligible Persons or groups of Eligible Persons.
2.02    Grants of Awards; Award Instruments. The Committee shall have sole and exclusive authority for determining the identity of any individual who is to be a recipient of an Award and, subject to the provisions of Section 2.03 hereof, sole and exclusive authority for the establishment of the terms of the Award made to any individual, including, but not limited to, the form of the Award, the number of shares of Common Stock reflected by the Award and the terms and conditions for payment or distribution of any cash or Common Stock which is payable or issuable in connection with any such Awards. Each Award made to an Eligible Person under the Plan shall be evidenced by a written instrument in such form as the Committee shall prescribe, setting forth the terms and conditions of the Award. The instrument evidencing the grant of any Award hereunder shall specify that the Award shall be subject to all of the terms and provisions of the Plan as in effect from time to time but subject to the limitation on amendments set forth in Section 11.09 of the Plan.
2.03    Prohibited Award Terms. Notwithstanding the foregoing provisions of this Article 2, the Committee shall not grant and shall not have authority to grant any Award to any Eligible Person, whether as a new Award or as an Award granted in exchange for a prior Award made hereunder if, under the terms of any such Award: (a) in the case of a new Award granted in exchange for the surrender and cancellation of a prior Award: (i) the aggregate fair value of the new Award exceeds the aggregate fair value of the prior Award, determined as of the time the new Award is granted; or (ii) the grant of the new Award would constitute a “repricing” of any Option or Right or would otherwise be treated as a “material revision” of the Plan; (b) the Eligible Person to whom the Award is made would be entitled to receive a “gross up” of any income or other taxes which may be payable by such Eligible Person with respect to such Award; (c) the Award would provide that the Eligible Person’s rights to receive payment of the cash or Shares provided for by the Award will become non-forfeitable (vested) in less than one (1) year from the Date of Grant, except to the extent required by the terms of any employment or other agreement between the Company and any such Eligible Person in connection with a termination of such Eligible Person’s employment by the Company without Cause (as defined herein or as defined in the terms of any employment or other agreement between the Company and such Eligible Person) or by the Eligible Person with a Good Reason (as defined herein or as defined in the terms of any employment or other agreement between the Company and such Eligible Person); (d) the Award would provide that: (i) upon the occurrence of a Change in Control, any portion of the Award which is forfeitable will become non-forfeitable (vested) or that, upon the occurrence of a Change in Control, any portion of the Award which was otherwise non-forfeitable (vested) will be payable; unless (ii) the Acquiror does not assume or continue the Company’s rights and obligations under any such Award or does not issue to the Participant a substitute award which is based on the Acquiror’s stock and is substantially equivalent to the Participant’s Award which has been eliminated by such substitute award; (e) the Award would provide the Committee the discretion to accelerate the vesting or payment of the Award; (f) the Award would require or permit the Company to purchase from the Eligible Person to whom the Award is made, any Options or Rights with respect to which the Fair Market Value of the Company’s Common Stock is less than the exercise price established under the Option or the Base Price established with respect to the Right; (g) the Eligible Person, upon the settlement of any Award in connection with which the Company has withheld Shares of Common Stock from the Eligible Person for the purpose of paying the applicable withholding taxes payable by the Eligible Person in connection with the settlement of such Award, is entitled to an Award which will provide the Eligible Person the right to acquire Shares of Common Stock equal in number to the Shares of Common Stock withheld by the Company to pay the applicable withholding taxes payable in connection with the settlement of the Prior Award; or (h) a Participant will be granted, as equity based incentive compensation for any one calendar year period, Options, Rights, Performance Shares or Performance Units which would result in the issuance to the Participant of more than Five Hundred Thousand (500,000) shares or payment to the Participant of cash compensation having a value in excess of Five Hundred Thousand (500,000) Shares.
ARTICLE 3
SHARES SUBJECT TO THE PLAN
3.01    Shares Available for Awards. Shares distributed in respect of Awards made under the Plan may be authorized but unissued Shares, Shares held in the treasury of the Company or Shares purchased by the Company on the open market at such time or times and in such manner as it may determine. The Company shall be under no obligation to issue or acquire Shares in respect of an Award made under the Plan before the time when delivery of Shares is due under the terms of the Award. The number of Shares available for distribution in respect of Awards made under the Plan shall be subject to the following limitations:
(a)    Subject to the provisions of Section 3.02 hereof, the aggregate number of Shares that may be distributed in respect of Awards made under the Plan shall be limited to (i) the original one million (1,000,000) Shares, plus (ii) an additional [describe number (x)] Shares available to be issued pursuant to the Plan, effective as of the Restatement Effective Date, plus (iii) [describe number (x)] of Shares authorized and available for future awards under the 2015 Plan as of the Restatement Effective Date, plus (iv) the number of Shares related to awards outstanding under the 2015 Plan as of the Restatement Effective Date that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such Shares. The maximum number of Shares that are available for issuance pursuant to the Plan shall not be reduced by Awards of Restricted Units that are payable only in cash and shall not be reduced by Awards of Performance Units that are payable only in cash. For the avoidance of doubt, the aggregate number of Shares available for issuance pursuant to the terms of this Plan shall not be increased without approval of the stockholders of the Company.
(b)    Subject to the provisions of Section 3.01(a) and Section 3.01(c), upon the grant of any Award, the overall aggregate number of Shares available for further Awards under the Plan shall be reduced by the number of Shares subject to the Award so granted. Any of the Shares reserved and available for issuance under the Plan may be used for any type of Award under the Plan, to the extent permitted by applicable laws.
(c)    There shall be added back to the aggregate number of Shares available for the grant of Awards under the Plan, as determined under (a) and (b) above, the following: (i) any Shares as to which an Option granted hereunder has not been exercised at the time of its expiration, cancellation or forfeiture; and (ii) any Shares included in any other form of Award granted to an Eligible Person hereunder, to the extent that the person’s right to receive such Shares is forfeited.
3.02    Certain Adjustments to Shares. In the event of any change in the number of outstanding Shares of Common Stock without receipt of consideration by the Company resulting from any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of Shares, or any rights offering to purchase Shares of Common Stock at a price substantially below fair market value, or any similar change affecting the Shares of Common Stock: (a) the maximum aggregate number and kind of Shares specified herein as available for the grant of Awards, or for the grant of any particular form of Award, under the Plan; (b) the number and kind of Shares that may be issued and delivered to Participants upon the exercise of any Option, or in payment with respect to any Award of Restricted Shares or Performance Shares, that is outstanding at the time of such change; (c) the number and kind of Shares represented by any Restricted Units, Performance Units, Rights or Dividend Equivalent Units that are outstanding at the time of such change; (d) the number of Shares represented by any Award of Rights; (e) the exercise price per share of any Options granted hereunder that are outstanding at the time of such change; and (f) the Base Price established with respect to any Rights granted hereunder that are outstanding at the date of such change, shall be appropriately adjusted consistent with such change in such manner as the Compensation Administration Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder.
The Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon such notice, such adjustment shall be effective and binding for all purposes.
3.03    Listing and Qualification of Shares. The Company, in its discretion, may postpone the issuance, delivery, or distribution of Shares with respect to any Award until completion of such stock exchange listing or other qualification of such Shares under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.
ARTICLE 4
OPTIONS
4.01    Awards of Options. Subject to the terms and conditions of the Plan, Options may be granted under the Plan to Eligible Persons for the purchase of such number of Shares, at such times and, upon such terms and conditions, as the Committee in its discretion may determine.
4.02    Type of Options. The only type of Options which the Committee shall have authority to issue shall be Non-Qualified Options and accordingly, the Committee shall not grant and shall nave no authority to grant any Incentive Stock Options pursuant to Awards issued under this Plan.
4.03    Term of Options. The period of time during which an Option may be exercised shall be such period of time as is determined by the Committee and specified in the instrument setting forth the terms of the Option Award; provided that, in no event may the period of time during which an Option may be exercised exceed ten (10) years from the Date of Grant of the Option. Notwithstanding any other provision in this Plan to the contrary, no Option may be exercised after its expiration.
4.04    Exercise of Options. Each Option granted hereunder shall become exercisable, in whole or in part, at such time or times during its term as the instrument evidencing the grant of such Option shall specify. To the extent that an Option has become exercisable, it may be exercised thereafter, in whole or in part, at any time or from time to time prior to its expiration, as to any or all Shares as to which the Option has become and remains exercisable, subject to the provisions of Section 4.05 below.
4.05    Termination of Service. Except as the instrument evidencing the grant of an Option may otherwise provide, the portion of any outstanding Option held by an Eligible Person on the date of his or her Termination of Service that has not become exercisable prior to such date, and the portion of such Option which was exercisable but had not been exercised prior to the date of the Eligible Person’s Termination of Service, shall be forfeited on such date.
Notwithstanding the foregoing, if the Committee so determines, in its discretion, the instrument evidencing the grant of an Option may provide that the portion of the Option that is exercisable at the time of the Eligible Person’s Termination of Service will continue to be exercisable, and that the portion of such Option that is not exercisable at such time will become exercisable in accordance with the terms of the Option and remain exercisable thereafter, during such period of time after the date on which the Eligible Person’s Termination of Service occurs (but not beyond the expiration of the term of the Option), in such circumstances and subject to such terms and conditions, as are specified in such instrument.
4.06    Exercise Price and Method of Exercise. The price at which Shares may be purchased upon any exercise of an Option shall be the price per share determined by the Committee and specified in the instrument evidencing the grant of such Option; provided that, in no event shall the exercise price per Share be less than: (a) the Fair Market Value of a Share determined as of the Date of Grant of the Option; or (b) if greater, the par value of a Share.
An Option shall be exercised by delivery of a written notice of exercise, in a form satisfactory to the Committee, to the Company at its principal business office and addressed to the attention of the Company’s Secretary or such other person as the Company’s Secretary may have designated to receive such notice. The notice shall specify the number of Shares with respect to which the Option is being exercised. The notice shall be accompanied by payment of the exercise price of the Shares for which the Option is being exercised, which payment shall be made under one or more of the methods of payment provided in Section 4.07 below.
4.07    Payment. Payment of the exercise price for Shares purchased upon the exercise of an Option shall be made by one, or by a combination of any, of the following methods: (a) in cash, which may be paid by check or other instrument acceptable to the Company, or by wire transfer of funds, in each case in United States dollars; if permitted by the Committee and subject to any terms and conditions it may impose on the use of such methods, by: (i) the delivery to the Company of other Shares owned by the Participant; provided that such shares have been owned by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings; or (ii) the surrender to the Company of Shares that otherwise would have been delivered to the Participant upon exercise of the Option; and (c) to the extent permissible under applicable law, through any cashless or net exercise sale and remittance procedure that the Committee in its discretion may from time to time approve.
For purposes of determining the portion of the exercise price payable upon the exercise of an Option that will be treated as satisfied by the delivery or surrender of Shares pursuant to clause (b) (i) or (ii) above, or clause above, Shares so delivered or surrendered shall be valued at their Fair Market Value determined as of the business day next preceding the date on which the Option is exercised.
4.08    Other Option Provisions. The instrument evidencing the grant of any Option hereunder may contain such other terms and conditions, not inconsistent with the provisions of the Plan or any applicable law, as the Committee may determine.
4.09    Rights of a Shareholder. Upon the exercise by a Participant of an Option or any portion thereof in accordance with the Plan, the provisions of the instrument evidencing the grant of such Option and any applicable rules and regulations established by the Committee and the issuance to the Participant of a certificate representing the Shares with respect to which the Option has been exercised, the Participant shall have all of the rights of a stockholder of the Company with respect to the Shares issued as a result of such exercise. Prior to the issuance to a Participant of a certificate representing Shares issuable to the Participant upon his or her exercise of an Option, the Participant shall not have any rights as a stockholder of the Company with respect to such Shares.
ARTICLE 5
RESTRICTED SHARES AND RESTRICTED UNITS
5.01    Awards of Restricted Shares and Restricted Units. Subject to the limitations set forth in Article 3 and to the other terms and conditions of the Plan, Restricted Shares and Restricted Units may be granted to such Eligible Persons, at such times, and in such amounts, as the Committee may determine in its discretion.
5.02    Restrictions and Restricted Period. At the time of each grant of Restricted Shares or Restricted Units to any Participant, the Committee shall establish a period of time within which the Restricted Shares or Restricted Units covered by such grant (and the Participant’s right to receive payment with respect to such Restricted Units) may not be sold, assigned, transferred (other than a transfer to the Participant’s Beneficiary occurring by reason of the Participant’s death), made subject to gift, or otherwise disposed of, or mortgaged, pledged or otherwise encumbered, whether voluntarily or by operation of law. The Committee in its discretion may prescribe a separate Restricted Period for any specified portion of the Restricted Shares or Restricted Units granted pursuant to any Award.
5.03    Rights While Restricted Shares Remain Subject to Restrictions. Restricted Shares granted to a Participant hereunder may be issued to the Participant as of the Date of Grant as uncertificated shares or as Shares represented by a stock certificate bearing a legend or legends making appropriate references to the Restrictions. Until the Restrictions which apply to Restricted Shares lapse in accordance with the provisions of Section 5.05 below or Section 9.01(b)(iii), the Restricted Shares granted to a Participant which are not certificated shall be held in the Participant’s name in a bookkeeping account maintained by the Company and Restricted Shares granted to a Participant and represented by a stock certificate shall continue to bear the legend or legends making reference to the Restrictions. A separate account shall be maintained for all Restricted Shares granted to a Participant with a Restricted Period ending on the same date.
Except for the Restrictions which apply to Restricted Shares, and subject to the forfeiture provisions applicable under Section 5.06 below, a Participant shall have, with respect to all Restricted Shares so held for his account, all of the rights of a stockholder of the Company, including full voting rights with respect to such Shares and the right to receive currently with respect to the Participant’s Restricted Shares all dividends and other distributions payable generally on the Company’s Shares. If any dividends or distributions so payable are paid in Shares, the Shares paid as a dividend or distribution with respect to a Participant’s Restricted Shares shall be subject to the same Restrictions and provisions relating to forfeiture as apply to the Restricted Shares with respect to which they were paid. Such stock dividend Shares shall themselves be treated as Restricted Shares, and shall be credited to the same account which the Company maintains for those Restricted Shares of the Participant with respect to which such stock dividends or distributions were paid.
Notwithstanding the foregoing, if the instrument evidencing the grant of any Restricted Shares to a Participant so provides, all cash dividends and distributions payable generally on the Company’s Shares that are otherwise payable with respect to the Restricted Shares granted to the Participant shall not be paid currently to the Participant but instead, shall be applied to the purchase of additional Shares for the Participant’s account. The additional Shares so purchased shall be subject to the same Restrictions and provisions relating to forfeiture as apply to the Restricted Shares with respect to which they were paid. Such additional Shares shall themselves be treated as Restricted Shares, and shall be credited to the same account which the Company maintains for those Restricted Shares of the Participant with respect to which such dividends or distributions were paid. The purchase of any such additional Shares shall be made in accordance with such other procedure as may be specified in the instrument evidencing the grant of the Restricted Shares on which such dividends are paid.
5.04    Rights While Restricted Units Remain Subject to Restrictions. No Shares shall be issued at the time an award of Restricted Units is made. Except as provided in the following paragraph or otherwise provided by the instrument evidencing an Award of Restricted Units, a Participant that is the holder of an Award of Restricted Units shall not have any rights as a shareholder with respect to such Restricted Units. Restricted Units granted to a Participant hereunder shall be credited to a bookkeeping account maintained by the Company for the Participant. A separate account shall be maintained for all Restricted Units granted to a Participant with a Restricted Period ending on the same date and for all Dividend Equivalent Units that are to be credited to such account in accordance with the next following paragraph.
If any dividends or other distributions payable on the Company’s Shares are paid in Shares during any period that a Participant holds an Award of Restricted Units, as of the applicable Dividend Payment Date, a number of additional Restricted Units shall be credited to each account established for the Participant to reflect the number of Restricted Units held by the Participant as of such Dividend Payment Date. The number of additional Restricted Units to be credited shall be determined by first multiplying: (a) the total number of Restricted Units standing to the Participant’s credit in such account on the day immediately preceding such Dividend Payment Date (including all Dividend Equivalent Units credited to such account on all previous Dividend Payment Dates); by (b) the per share dollar amount of the dividend paid on such Dividend Payment Date; and then, (c) dividing the resulting amount by the Fair Market Value of one Share on such Dividend Payment Date. Dividend Equivalent Units awarded pursuant to this paragraph to a Participant that holds an Award of Restricted Units shall have the same Restricted Period as the Restricted Units with respect to which such Dividend Equivalent Units have been awarded.
5.05    Lapse of Restrictions and Payment. Upon the expiration of the Restricted Period for any Restricted Shares or Restricted Units granted to a Participant hereunder but subject to the provisions of Section 5.06 below, the Restrictions applicable to such Restricted Shares or Restricted Units shall lapse, and payment with respect to such Restricted Shares or Restricted Units (including any related Dividend Equivalent Units) shall be made in accordance with the following provisions:
(a)    In the case of Restricted Shares, payment shall be made by delivery to the Participant of a stock certificate for the number of such Restricted Shares, free and clear of all Restrictions to which such shares were subject, or, in the case of Restricted Shares which are held as book entry Shares, the Committee shall cause the restrictions on such book entry Restricted Shares to be removed. However, if the Restricted Shares with respect to which the applicable Restrictions have lapsed includes a fractional Share, payment for such fractional Share shall be made in cash, in an amount equal to the Fair Market Value of such fractional Share determined as of the date on which such Restrictions lapsed. Delivery of such stock certificate and any such cash payment shall be made to the Participant as soon as practicable following the lapse of the applicable Restrictions.

(b)    In the case of Restricted Units (including related Dividend Equivalent Units), payment shall be made: (i) in all cases other than Restricted Units issued in connection with the MSPP, by the issuance and delivery to the Participant of a stock certificate for a number of Shares equal to the number of whole Restricted Units and related Dividend Equivalent Units with respect to which the applicable Restrictions have lapsed, and (ii) by payment in cash for any fractional Restricted Unit payable as a result of the lapse of such Restrictions, in an amount equal to the Fair Market Value of such fractional Restricted Unit determined as of the date as of which such Restrictions lapsed. In the case of Restricted Units issued pursuant to the terms of the MSPP, payment shall be made, in cash, in an amount and at the time provided for in the MSPP. Issuance of certificates for Shares shall be made in such manner and at such time or times as provided in such instrument. Unless otherwise provided by the instrument evidencing a grant of Restricted Units, payment with respect to any part or all of a Participant’s Restricted Units (including related Dividend Equivalent Units) may be deferred, at the Participant’s election, upon such terms and conditions as are specified by the Participant, in writing, subject to the restrictions on deferral of compensation contained in Code Section 409A.
5.06    Termination of Service. Except as the instrument evidencing the grant of Restricted Shares or Restricted Units may otherwise provide, upon an Eligible Person’s Termination of Service for any reason prior to the expiration of the Restricted Period which is in effect for any Restricted Shares or Restricted Units (and related Dividend Equivalent Units) standing to his or her credit immediately prior to such Termination of Service, the Eligible Person’s right to receive payment with respect to such Restricted Shares, Restricted Units and Dividend Equivalent Units shall be forfeited and canceled as of the date of such Termination of Service, and no payment of any kind shall be made with respect to such Restricted Shares, Restricted Units and Dividend Equivalent Units.
Notwithstanding the foregoing, if the Committee so determines, in its discretion, the instrument evidencing the Award of such Restricted Shares or Restricted Units may provide that if the Eligible Person’s Termination of Service occurs as a result of the Eligible Person’s death, Disability or Retirement, as a result of a termination of the Eligible Person’s employment by the Company without “Cause” or as a result of a termination of the Eligible Person’s employment by the Eligible Person for a “Good Reason” (in each case, as “Cause” and “Good Reason” are defined herein or may otherwise be defined in the terms of any employment agreement between the Company and the Eligible Person or in the instrument evidencing the grant of Restricted Shares or Restricted Units), payment will be made with respect to all or a Pro Rata Portion of such Restricted Shares or Restricted Units and any related Dividend Equivalent Units. In such case, only the Eligible Person’s right to receive payment with respect to any remaining portion of the Restricted Shares or Restricted Units (and related Dividend Equivalent Units) for which such Restricted Period was established shall be canceled and forfeited. Any payment required to be made with respect to an Eligible Person’s Restricted Shares or Restricted Units (and related Dividend Equivalent Units) pursuant to this paragraph shall be made as soon as practicable after the date of such Eligible Person’s Termination of Service, and shall be made in the manner specified in Section 5.05.
Notwithstanding the provisions of Section 5.03 or of the above, if an Eligible Person's Termination of Service occurs, for any reason, prior to the expiration of the Restricted Period which is in effect for an Award of Restricted Shares, the Eligible Person shall, to the extent that the Eligible Person has forfeited any Restricted Shares in connection with such Termination of Service, be deemed to forfeit his right to all cash dividends received with respect to the portion of the Restricted Shares previously awarded to such Eligible Person which have been forfeited. In connection with the forfeiture by an Eligible Person of the cash dividends received by the Eligible Person with respect to the Restricted Shares previously awarded to the Eligible Person which have been forfeited, the Eligible Person shall be obligated to pay to the Company, no later than thirty (30) days following such Eligible Person's Termination of Service, the amount of the dividends received by such Eligible Person which is deemed to be forfeited pursuant to the provision of the preceding sentence. In connection with the foregoing, if, pursuant to the provisions of the preceding paragraph, the Committee has provided in the instrument evidencing the Award of Restricted Shares that the Eligible Person’s right to receive payment for all or a Pro Rata portion of the Restricted Shares will not be forfeited if the Eligible Person's Termination of Service occurs prior to the end of the Restricted Period established for such Restricted Shares as a result of the Eligible Person's death, Disability or Retirement, as a result of a termination of the Eligible Person’s employment by the Company without “Cause” or as a result of a termination of the Eligible Person’s employment by the Eligible Person for a “Good Reason”, the Eligible Person will not forfeit his right to all cash dividends received with respect to the portion of Restricted Shares which have not been forfeited and such Eligible Person shall be entitled to retain all or a portion of such cash dividends.

5.07    Notice of Code Section 83(b) Election. A Participant who files an election under Section 83(b) of the Code to include in gross income the Fair Market Value of any Restricted Shares granted hereunder while such Shares are still subject to Restrictions shall furnish the Company with a copy of the election so filed by the Participant, within ten days of the filing of such election with the Internal Revenue Service.
ARTICLE 6
PERFORMANCE SHARES AND PERFORMANCE UNITS
6.01    Awards of Performance Shares and Performance Units. Subject to the limitations set forth in Article 3 and to the other terms and conditions of the Plan, Performance Shares or Performance Units may be granted to such Eligible Persons, at such times, in such amounts, and upon such terms and conditions, as the Committee may determine in its discretion. Performance Shares and Performance Units shall be granted in accordance with the provisions set forth below.
6.02    Establishment of Performance Goals and Performance Targets. In connection with each Award of Performance Shares or Performance Units, the Committee shall establish in writing, and the instrument evidencing the grant of such Award shall specify: (a) the Performance Goal or Goals and the Performance Period that will apply with respect to such Award; (b) the level or levels of achievement of the Performance Goal or Goals that must be met in order for payment to be made with respect to the Award; (c) the number of Performance Shares that will be issued and delivered to the recipient of the Award, or the percentage of the Performance Units (and any related Dividend Equivalent Units) credited to the recipient in connection with the Award as to which payment will be made, if the Performance Goal or Goals applicable to such Award: (i) have been fully achieved; (ii) have been exceeded; or (iii) have not been fully achieved but have been achieved at or beyond any minimum or intermediate level of achievement specified in the instrument evidencing the grant of such Award; and (d) such other terms and conditions pertaining to the Award as the Committee in its discretion may determine.
6.03    Rights While Performance Shares Remain Subject to Achievement of Performance Goals. Performance Shares granted to a Participant hereunder may be issued to the Participant as of the Date of Grant as uncertificated shares or as Shares represented by a stock certificate bearing a legend or legends making appropriate reference to the restrictions on transferability of such Performance Shares as hereinafter set forth. Until the Performance Period which applies to the Performance Shares expires, the Performance Shares granted to a Participant which are not certificated shall be held in the Participant’s name in a bookkeeping account maintained by the Company and Performance Shares granted to a Participant and represented by a stock certificate shall continue to bear the legend or legends making reference to the restrictions on transferability of such Performance Shares as hereinafter set forth.
Until the Performance Period which applies to an award of Performance Shares has expired, the Performance Shares shall not be sold, assigned, transferred (other than a transfer to the Participant’s Beneficiary occurring by reason of the Participant’s death), made subject to gift or otherwise disposed of, mortgaged, pledged or otherwise encumbered, whether voluntarily or by operation of law. A separate account shall be maintained for all Performance Shares granted to a Participant with a Performance Period ending on the same date.
Except for the restrictions on transferability which apply to Performance Shares, and subject to the forfeiture provisions applicable under Section 6.10 below, a Participant shall have, with respect to all Performance Shares so held for his account, all of the rights of a stockholder of the Company, including full voting rights with respect to such Shares and the right to receive currently with respect to the Participant’s Performance Shares, all dividends and other distributions payable generally on the Company’s Shares. If any dividends or distributions so payable are paid in Shares, the Shares paid as a dividend or distribution with respect to a Participant’s Performance Shares shall be subject to the same Performance Goals and provisions relating to forfeiture as apply to the Performance Shares with respect to which they were paid. Such stock dividend Shares shall themselves be treated as Performance Shares, and shall be credited to the same account which the Company maintains for those Performance Shares of the Participant with respect to which such stock dividends or distributions were paid.
Notwithstanding the foregoing, if the instrument evidencing the grant of any Performance Shares to a Participant so provides, all cash dividends and distributions payable generally on the Company’s Shares that are otherwise payable with respect to the Performance Shares granted to the Participant shall not be paid currently to the Participant but instead, shall be applied to the purchase of additional Shares for the Participant’s account. The additional Shares so purchased shall be subject to the same Performance Goals and provisions relating to forfeiture as apply to the Performance Shares, and shall be credited to the same account which the Company maintains for those Performance Shares of the Participant with respect to which such dividends or distributions were paid. The purchase of any such additional Shares shall be made in accordance with such other procedure as may be specified in the instrument evidencing the grant of the Performance Shares on which such dividends are paid.
6.04    Rights While Performance Units Remain Subject to Achievement of Performance Goals. No Shares shall be issued at the time an Award of Performance Units is made. Except as provided in the following paragraph or otherwise provided in the instrument evidencing an Award of Performance Units, a Participant that is the holder of an Award of Performance Units shall not have any rights of a shareholder with respect to such Performance Units. Performance Units granted to a Participant hereunder shall be credited to a bookkeeping account maintained by the Company for the Participant. A separate account shall be maintained for all Performance Units granted to a Participant with a Performance Period ending on the same date and for all Dividend Equivalent Units that are to be credited to such account in accordance with the following paragraph.
If any dividends or other distributions payable on the Company’s Shares are paid in Shares during any period that a Participant holds an Award of Performance Units, as of the applicable Dividend Payment Date, a number of additional Performance Units shall be credited to each account established for the Participant to reflect the number of Performance Units held by the Participant as of such Dividend Payment Date. The number of such additional Performance Units to be credited shall be determined by first multiplying: (a) the total number of Performance Units standing to the Participant’s credit in such account on the day immediately preceding such Dividend Payment Date (including all Dividend Equivalent Units credited to such account on all previous Dividend Payment Dates); by (b) the per Share dollar amount of the dividend paid on such Dividend Payment Date; and then, (c) dividing the resulting amount by the Fair Market Value of one Share on such Dividend Payment Date. Dividend Equivalent Units awarded pursuant to this paragraph to a Participant that holds an Award of Performance Units shall have the same Performance Goals and Performance Period as the Performance Units with respect to which such Dividend Equivalent Units have been awarded.
6.05    Performance Goals for Covered Executives. In the case of any Award of Performance Shares or Performance Units to any Eligible Person who is a Covered Executive, the Performance Goal or Goals established in connection with such Award shall be based on one or more of the following business criteria, as determined by the Committee in its discretion: (a) the attainment of specified levels of, or increases in, the Company’s after-tax or pretax return on stockholder’s equity; (b) the attainment of specified levels in the fair market value of the Company’s Shares; (c) the attainment of specified levels of growth in the value of an investment in the Company’s Shares, assuming that all dividends paid on the Company’s Common Stock are reinvested in additional Shares; (d) the attainment of specified levels of, or increases in, the Company’s pre-tax or after-tax earnings, profits, net income, or earnings per share; (e) the attainment of specified levels of, or increases in, the Company’s earnings before income tax, depreciation and amortization (EBITDA); (f) attainment of specified levels of, or increases in, the Company’s net sales, gross revenues or cash flow from operations; (g) the attainment of specified levels of, or increases in, the Company’s working capital, or in its return on capital employed or invested; (h) the attainment of specified levels of, or decreases in, the Company’s operating costs or any one or more components thereof, or in the amount of all or any specified portion of the Company’s debt or other outstanding financial obligations; and (i) such other business performance criteria as may, from time to time, be established by the Committee in the instrument which contains the Award of Performance Shares or Performance Units.
Any of the business criteria described in the preceding paragraph which the Committee establishes as a Performance Goal may be measured either by the performance of the Company and its Affiliates on a consolidated basis, or by the performance of any one or more of the Company’s subsidiaries, divisions, or other business units, as the Committee in its discretion may determine. In its discretion, the Committee may also establish Performance Goals, based on any of the business criteria described in this Section 6.05, that require the attainment of a specified level of performance of the Company, or any of its subsidiaries, divisions or other business units, relative to the performance of other specified corporations, in order for such Performance Goals to be met.
The Committee may also, in its discretion, include in any Performance Goal the attainment of which depends on a determination of the net earnings or income of the Company or any of its subsidiaries, divisions or other business units, provisions which require such determination to be made by eliminating the effects of any decreases in or charges to earnings for: (a) the effect of foreign currency exchange rates; (b) any acquisitions, divestitures, discontinuances of business operations, restructurings, impairments, refinancings or other special charges; (c) the cumulative effect of any accounting changes; and (d) any “extraordinary items” as determined under generally accepted accounting principles, to the extent that such decreases or charges referred to in clauses

(a) through (d) of this paragraph are separately disclosed in the Company’s Annual Report for each fiscal year within the applicable Performance Period.
6.06    Performance Goals for Non-Covered Executives. In the case of Awards of Performance Shares or Performance Units made hereunder to Eligible Persons who are not Covered Executives, the Performance Goal or Goals applicable to such Awards shall be such corporate or individual goals as the Committee in its discretion may determine.
6.07    Measurement of Performance. At the end of the Performance Period established in connection with any Award of Performance Shares or Performance Units, the Committee shall determine the extent to which the Performance Goal or Goals established for such Award have been met, and shall determine, on that basis, the number of Performance Shares or Performance Units included in such Award that have been earned and as to which payment will be made pursuant to Section 6.09 below, subject to the adjustments provided for in Section 6.08 and the forfeiture provisions of Section 6.10. In the case of any Award granted to a Covered Executive, the issuance of Performance Shares to the Covered Executive shall be subject to Section 162(m) of the Code.
6.08    Adjustment of Award Amounts. The number of Shares issuable with respect to an Award on the basis of the level of attainment of the applicable Performance Goals as determined by the Committee under Section 6.07 shall be subject to adjustment in accordance with the following provisions:
(a)    To the extent not inconsistent with the terms of the Plan and if the instrument evidencing the Award so provides, the number of Shares otherwise issuable with respect to an Award to an Eligible Person who is not a Covered Executive may be increased or decreased to the extent determined by the Committee in its discretion, based on the Committee’s evaluation of the Eligible Person’s individual performance or to reflect such other events, circumstances or factors as the Committee in its discretion deems appropriate in determining the extent to which payment should be made with respect to the Eligible Person’s Award.
(b)    Notwithstanding the provisions of Section 6.08(a) above, the Committee shall not have any authority to increase the number of Shares otherwise issuable with respect to any Award of Performance Shares or Performance Units to a Covered Executive. However, if the instrument evidencing an Award to a Covered Executive so provides, the Committee may, in its discretion, reduce the number of Shares otherwise issuable with respect to such Award: (i) to reflect any decreases in or charges to earnings that were not taken into account pursuant to clause (a), (b), (c), or (d) of the last paragraph of Section 6.05 in determining net earnings or income for purposes of any Performance Goal established in connection with such Award; (ii) to reflect any credits to earnings for extraordinary items of income or gain that were taken into account in determining net earnings or income for such purposes; (iii) to reflect the Committee’s evaluation of the Covered Executive’s individual performance; or (iv) to reflect any other events, circumstances or factors which the Committee believes to be appropriate in determining the extent to which payment should be made with respect to the Covered Executive’s Award.
6.09    Payment of Awards. Payment with respect to that number of Performance Shares or Performance Units subject to any Award which the Committee has determined under Section 6.07 above to have been earned, as adjusted to the extent determined by the Committee under Section 6.08, shall be made in accordance with the following provisions:
(a)    In the case of any such Performance Shares, payment shall be made by the issuance and delivery to the Participant of a stock certificate for the requisite number of such Shares free of the legends making reference to restrictions on transferability of the Performance Shares provided for by this Plan, or, in the case of Performance Shares which are held as book entry Shares, the Committee shall cause the restrictions on such book entry Performance Shares to be removed. However, if the Performance Shares with respect to which payment is to be made include a fractional Share, payment of such fractional Share shall be made in cash, in an amount equal to the Fair Market Value of such fractional Share determined as of the end of the Performance Period. Such Shares shall be issued and delivered, and, if applicable, such cash payment shall be made, to the Participant as soon as practicable after the end of the Performance Period applicable to the Award in question.
(b)    In the case of Performance Units, (including related Dividend Equivalent Units), payment shall be made: (i) by the issuance and delivery to the Participant of a stock certificate for a number of Shares equal to the total number of such whole Performance Units and related Dividend Equivalent Units; and (ii) by payment in cash for any fractional Unit in an amount equal to the Fair Market Value of such fractional Unit determined as of the day immediately preceding the date as of which payment is to be made. Notwithstanding the foregoing, payment for such Performance Units (including related Dividend Equivalent Units) may be made wholly or partly in cash, in an amount equal to the Fair Market Value of all of the Units and any fractional Unit as to which a cash payment is to be made, if the instrument evidencing the grant of such Performance Units so provides. Payment shall be made in such manner and at such time or times as provided in such instrument. Unless otherwise provided by the instrument evidencing the grant of Performance Units, payment with respect to any part or all of a Participant’s Performance Units (including any related Dividend Equivalent Units) may be deferred, at the Participant’s election, upon such terms and conditions as are specified by the Participant, in writing, subject to the restrictions on deferral of compensation contained in Code Section 409A.
6.10    Termination of Service. Except as the instrument evidencing the grant of Performance Shares or Performance Units may otherwise provide, upon an Eligible Person’s Termination of Service for any reason prior to the end of the Performance Period established for any Award of Performance Shares or Performance Units, such Award shall be canceled, all Performance Shares or Performance Units included in such Award, and all Dividend Equivalent Units that were credited with respect to such Performance Shares or Performance Units, shall be forfeited, and no payment of any kind shall be made with respect to such Award.
Notwithstanding the foregoing, if the Committee so determines, in its discretion, the instrument evidencing any such Award may provide that if the Eligible Person’s Termination of Service occurs as a result of the Eligible Person’s death, Disability or Retirement, as a result of a termination of the Eligible Person’s employment by the Company without “Cause” or as a result of a termination of the Eligible Person’s employment by the Eligible Person for a “Good Reason” (in each case, as “Cause” and “Good Reason” are defined herein or may otherwise be defined in the terms of any employment agreement between the Company and the Eligible Person or in the instrument evidencing the grant of Performance Shares or Performance Units), payment will be made at the end of the Performance Period, in accordance with the provisions of Section 6.09, with respect to all or a Pro Rata Portion of the number of Shares and/or the amount of cash that otherwise would have been payable to the Eligible Person, as determined in accordance with the provisions of Sections 6.07 and 6.08, if the Eligible Person’s Termination of Service had not occurred prior to the end of such Performance Period. In such case, only the Eligible Person’s right to receive payment with respect to any remaining portion of the Performance Shares or Performance Units (and related Dividend Equivalent Units) included in such Award shall be canceled and forfeited.
Notwithstanding the provisions of Section 6.03 above and notwithstanding the absence of the provisions of this paragraph from provisions of any instrument containing the provisions of an Award issued prior to the effective date of this Restatement Effective Date, if an Eligible Person's Termination of Service occurs, for any reason, prior to the expiration of the Performance Period which is in effect for an Award of Performance Shares, the Eligible Person shall, upon such Termination of Service, be deemed to forfeit his right to all cash dividends received with respect to the portion of the Performance Shares previously awarded to such Eligible Person which have been forfeited. In connection with the forfeiture by an Eligible Person of the cash dividends received by the Eligible Person with respect to the Performance Shares previously awarded to the Eligible Person which have been forfeited, the Eligible Person shall be obligated to pay to the Company, no later than thirty (30) days following such Eligible Person's Termination of Service, the amount of the dividends received by such Eligible Person which is deemed to be forfeited pursuant to the provision of the preceding sentence. In connection with the foregoing, if, pursuant to the provisions of the preceding paragraph, the Committee has provided in the instrument evidencing the Award of Performance Shares that the Eligible Person shall have the right to receive payment for Performance Shares awarded to the Eligible Person if the Eligible Person's Termination of Service occurs prior to the end of the Performance Period established for such Performance Shares as a result of the Eligible Person's death, Disability or Retirement, as a result of a termination of the Eligible Person’s employment by the Company without “Cause” or as a result of a termination of the Eligible Person’s employment by the Eligible Person for a “Good Reason”, the Eligible Person will not forfeit his right to all cash dividends received with respect to the portion of Performance Shares which have not been forfeited and that such Eligible Person shall be entitled to retain all or a portion of such cash dividends.
6.11    Notice of Code Section 83(b) Election. A Participant who files an election under Section 83(b) of the Code to include in gross income the Fair Market Value of any Performance Shares granted hereunder while such Shares are still subject to achievement of Performance Goals shall furnish the Company with a copy of the election so filed by the Participant within ten (10) days of the filing of such election with the Internal Revenue Service.

ARTICLE 7
RIGHTS
7.01    Awards of Rights. (a) Subject to the limitations set forth in Article 3 above and to the other terms and conditions of the Plan, Rights may be granted under the Plan to any Eligible Person at such times and upon such terms and conditions as the Committee, in its discretion may determine. Rights shall be granted in accordance with the provisions of this Article 7.
(b)    The terms of the instrument which contains the terms of an Award of Rights shall specify the number of Shares which shall be used as the basis for determining the value of the Rights at the end of the Appreciation Period and the Base Price in effect for those Shares.
(c)    Rights shall be exercisable at such time and upon such terms as may be established by the Committee in the instrument setting forth the terms of the Award; provided that, in no event shall the period of time that an Award of Rights is exercisable extend beyond the ten (10) year period beginning on the Date of Grant.
(d)    Rights shall be subject to the same transferability restrictions applicable to all Awards and may not be transferred during the holder’s lifetime, except to one or more family members as provided in Section 8.02.
(e)    The holder of a Right shall not have any stockholder rights with respect to the Shares used to determine the value of the Right.
7.02    Dividend Equivalent Units. If any dividends or other distributions payable on the Company’s Shares are paid in Shares during any period that a Participant holds an Award of Rights, as of the applicable Dividend Payment Date, a number of additional Rights shall be credited to any account established for the Participant to reflect the number of Rights held by the Participant as of such Dividend Payment Date. The number of such additional Rights to be credited shall be determined by first multiplying: (a) the total number of Rights standing to the Participant’s credit in such account on the day immediately preceding such Dividend Payment Date (including all Dividend Equivalent Units credited to such account on all previous Dividend Payment Dates); by (b) the per share dollar amount of the dividend paid on such Dividend Payment Date; and then (c) dividing the resulting amount by the Fair Market Value of one Share on such Dividend Payment Date. Additional Rights awarded pursuant to this Section to a Participant that holds an Award of Rights shall be exercisable at the same time and upon the same terms as the Rights with respect to which such additional Rights are to be issued; provided that, the Base Price of such rights shall be equal to the Fair Market Value of a Share, determined as of the applicable Dividend Payment Date.
7.03    Termination of Service. Except as the instrument evidencing the grant of an Award of Rights may otherwise provide, upon an Eligible Person’s Termination of Service for any reason prior to the expiration of the Appreciation Period which is in effect for any Right (and related Dividend Equivalent Units) standing to his or her credit immediately prior to such Termination of Service, the Eligible Person’s right to exercise such Right shall be forfeited and canceled as of the date of such Termination of Service, and no payment of any kind shall be made with respect to such Right and related Dividend Equivalent Units.
Notwithstanding the foregoing, if the Committee so determines, in its discretion, the instrument evidencing the Award of such Right may provide that if the Eligible Person’s Termination of Service occurs as a result of the Eligible Person’s death, Disability or Retirement, as a result of a termination of the Eligible Person’s employment by the Company without “Cause” or as a result of a termination of the Eligible Person’s employment by the Eligible Person for a “Good Reason” (in each case, as “Cause” and “Good Reason” are defined herein or may otherwise be defined in the terms of any employment agreement between the Company and the Eligible Person or in the instrument evidencing the grant of Rights), payment will be made with respect to all or a Pro Rata Portion of such Right and any related Dividend Equivalent Units. In such case, only the Eligible Person’s right to receive payment with respect to any portion of the Right (and related Dividend Equivalent Units) which has been forfeited shall be canceled and forfeited. Any payment required to be made with respect to an Eligible Person’s Right (and related Dividend Equivalent Units) pursuant to this paragraph shall be made as soon as practicable after the date of such person’s Termination of Service, and shall be made in the manner specified in Section 7.04.

7.04    Payment of Awards. In the case of Rights, (including related Dividend Equivalent Units), payment shall be made: (a) by the issuance and delivery to the Participant of a stock certificate for, or crediting to a book entry account for the Participant of, a number of Shares having a Fair Market Value on the date the Rights are exercised equal to: (i) the aggregate Fair Market Value of the Shares used as the basis for determining the value of the Rights being exercised, determined as of the date the Rights are exercised; minus (ii) the aggregate Base Price in effect for the Rights being exercised; and (b) by payment in cash for any fractional Shares which would be issued using the formula contained in (a) above. Issuance of certificates for Shares shall be made in such manner and at such time or times as provided in such instrument. Unless otherwise provided by the instrument evidencing the grant of Rights, issuance of certificates for Shares with respect to any part or all of a Participant’s Rights (including any related Dividend Equivalent Units) may be deferred, at the Participant’s election, upon such terms and conditions as are specified by the Participant, in writing, subject to the restrictions on deferral of compensation contained in Code Section 409A.
ARTICLE 8
TRANSFERABILITY OF AWARDS
8.01    Restrictions on Transfers. Except as otherwise provided by Section 8.02 below: (a) any Option granted to an Eligible Person under the Plan shall be nontransferable and may be exercised during the Eligible Person’s lifetime only by the Eligible Person; (b) any Restricted Shares, Restricted Units, Performance Shares, Performance Units and Rights granted to an Eligible Person under the Plan shall not be transferable by the Eligible Person during his or her lifetime; and (c) a Participant’s right to receive payment of Shares or cash with respect to any Award granted to the Participant under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant.
8.02    Permitted Transfers. Notwithstanding the provisions of Section 8.01 above, if the instrument evidencing the grant of any Award so provides, the recipient of such Award may transfer his or her rights with respect to such Award, or any portion thereof, to any “family member” of the recipient, as that term is defined in the General Instructions to Form S‑8 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, subject to such limitations, terms and conditions as may be specified in such instrument.
ARTICLE 9
EFFECTS OF CHANGE IN CONTROL
9.01    Change in Control. (a) The occurrence of a Change in Control shall not accelerate the time for payment of any Awards outstanding on the date the Change in Control occurs and shall not cause any Awards or any portion of any Awards which are forfeitable on the date the Change in Control occurs to become non-forfeitable (vested) if the Acquiror agrees to assume or continue the obligations of the Company under the terms of all Awards which are outstanding on the date the Change in Control occurs (which assumption or agreement to continue such Awards shall not require the consent of any Participant) or the Acquiror issues new or substitute awards (each such new or substitute Award being hereinafter an “Alternative Award”) which satisfy the following criteria: (i) the Alternative Award must be based on stock which is traded on an established securities market, or which will be so traded within thirty (30) days of the Change in Control; (ii) the Alternative Award must provide the Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise schedule; and (iii) the Alternative Award must have economic value substantially equivalent to the value of such Award (determined at the time of the Change in Control).
(b)    Notwithstanding any other provision in the Plan to the contrary, if, in connection with the occurrence of a Change in Control, the Merger Sale Agreement entered into by the Company in connection with the Change in Control does not provide for the assumption by the Acquiror of the obligations of the Company under the terms of any outstanding Awards and does not provide for the issuance by the Acquiror of Alternative Awards (in each case, as contemplated by Section 9.01(a) above hereof), upon the occurrence of the Change in Control, the following provisions shall apply:
(i)    Each Option outstanding on the day immediately preceding the date on which the Change in Control occurs shall be converted to a right to receive an Option Cash Out Payment. Payment of the Option Cash Out Payment shall be made to the holder of the Option in one lump sum payment, less applicable withholding taxes, on the date on which the Change in Control occurs.

(ii)    Each Right outstanding on the day immediately preceding the date on which the Change in Control occurs shall be converted to a right to receive a Right Cash Out Payment. Payment of the Right Cash Out Payment shall be made to the holder of the Right in one lump sum payment, less applicable withholding taxes, on the date on which the Change in Control occurs.
(iii)    The Restricted Periods applicable to all Restricted Shares and Restricted Units (including any related Dividend Equivalent Units) granted to a Participant hereunder that are still outstanding on the day immediately preceding the date on which such Change in Control occurs shall expire on such date; all Restrictions applicable to such outstanding Restricted Shares, Restricted Units and related Dividend Equivalent Units shall lapse on such date; and the Participant’s rights to receive delivery or payment with respect to all such outstanding Restricted Shares, Restricted Units and related Dividend Equivalent Units shall become nonforfeitable as of such date. Payment with respect to such outstanding Restricted Shares, Restricted Units and related Dividend Equivalent Units shall be made on the date the Change in Control occurs. Unless the Committee determines that payment with respect to Restricted Shares and Restricted Units is to be made in the form of a cash payment instead of the issuance and delivery of Shares, the Company shall take whatever steps are necessary to cause all such Restricted Shares and Shares attributable to Restricted Units to be issued to the applicable Participants, and to be treated as outstanding, as of the date the Change in Control occurs.
(c)    The Performance Periods applicable to all Performance Shares and Performance Units (including any related Dividend Equivalent Units) granted to a Participant hereunder that are still outstanding on the day immediately preceding the date on which such Change in Control occurs shall end on such date; all Performance Goals that were established in connection with the Award of such Performance Shares or Performance Units shall be deemed to have been satisfied in full as of such date at the targeted level of performance established for such Performance Shares or such Performance Units; the number of Performance Shares or the percentage of the Performance Units as to which payment is to be made in the event the Performance Goal or Goals applicable to the Award of such Shares or Units are met at the targeted level of performance, as specified in the instrument evidencing the grant of such Award, shall be deemed to be earned in full as of such date; and the Participant shall acquire on such date a nonforfeitable right to receive payment with respect to such number of Performance Shares (including any cash payment for dividends payable thereon, if the instrument evidencing the grant of such shares provides for such cash payment), or with respect to such percentage of the Performance Units (and any related Dividend Equivalent Units), determined without any adjustment under Section 6.09(a) or (b). Payment with respect to such Performance Shares, Performance Units and related Dividend Equivalent Units shall be made on the date the Change in Control occurs. Unless the Committee determines that payment with respect to such Performance Shares and Performance Units is to be made in the form of a cash payment instead of by the issuance and delivery of Shares, the Company shall take whatever steps are necessary to cause all such Performance Shares and Shares attributable to Performance Units to be issued to the applicable Participants, and to be treated as outstanding, as of the date the Change in Control occurs.
ARTICLE 10
COMPLIANCE WITH CODE SECTION 409A
10.01    In General. This Article 10 is intended to comply with final regulations promulgated under Code Section 409A. If and to the extent that an amount which is payable with respect to any Award made pursuant to the terms of this Plan is determined to be deferred compensation within the meaning of Code Section 409A, notwithstanding any contrary provision of this Plan or any Award or in any instrument pursuant to which an Award is granted under the Plan (an “Award Instrument”), payment of such deferred compensation shall only be made in a manner which complies with the requirements of Code Section 409A and the regulations promulgated thereunder.
10.02    409A Excluded Stock Rights. All Non-Qualified Stock Options and Rights awarded under the Plan are intended not to provide for the deferral of compensation, in accordance with Treas. Reg. §1.409A-1(b)(5)(i)(A) and (B) (said Awards are hereinafter referred to as “409A Excluded Stock Rights”), except where an Award Instrument states explicitly that the Award is intended to provide for a deferral of compensation (such Award is hereinafter referred to as a “409A Non-Excluded Stock Right”). Accordingly, the Plan shall be construed, and may be amended, in such manner as will ensure that 409A Excluded Stock Rights remain excluded from the application of Code Section 409A. Without limiting the generality of the foregoing:

(a)    no 409A Excluded Stock Right shall be awarded with an exercise price that is less than the Fair Market Value of the Common Stock on the Date of Grant where Fair Market Value is determined in a manner permitted under Treas. Reg. §1.409A-1(b)(5)(iv);
(b)    no 409A Excluded Stock Right shall be modified, extended or exchanged for a new Award if such modification, extension or exchange would cause the 409A Excluded Stock Right to become (or be replaced by) a 409A Non-Excluded Stock Right or other Award that is subject to Code Section 409A;
(c)    a 409A Excluded Stock Right shall expire no later than its original expiration date and, if a Excluded Stock Right would expire after its original expiration date, because the Participant has died or otherwise become unable to exercise the Stock Right due to a mental or physical disability, the Stock Right shall be deemed exercised by the owner thereof on the day preceding its original expiration date if the then Fair Market Value of the Common Stock exceeds the exercise price;
(d)    any extension of a 409A Excluded Stock Right, whether pursuant to a provision of the Plan or an exercise of Committee discretion, shall not extend the term of the Award beyond the earlier of (i) the original expiration date stated in the Award Instrument, or (ii) the tenth anniversary of the Award;
(e)    no 409A Excluded Stock Right shall permit the deferral of compensation beyond the date of exercise;
(f)    no dividends shall be paid or credited on a 409A Excluded Stock Right that would have the effect of reducing the exercise price of the 409A Excluded Stock Right below Fair Market Value of the Common Stock on the Date of Grant in violation of Code Section 409A and the Treas. Reg. §1.409A-1(b)(5)(i)(E); and
(g)    any Common Stock, cash or other consideration to be transferred to the Participant in connection with the exercise of the 409A Excluded Stock Right shall be transferred as soon as practicable and in all events within 30 days following the exercise date and the Participant shall have no right to determine the calendar year in which such transfer occurs.
10.03    409A Non-Excluded Stock Rights. If an Award Instrument states explicitly that the Non-Qualified Stock Option or the Right granted thereunder is intended to provide for a deferral of compensation in accordance with Treas. Reg. §1.409A-1(b)(5)(i)(C) (such Award is hereinafter referred to as “409A Non-Excluded Stock Right”), the Award Instrument shall be deemed to incorporate the terms and conditions necessary to avoid inclusion of the Award in the Participant’s gross income pursuant to Section 409A(a)(1) of the Code and the Plan and Award Instrument shall be interpreted in accordance with Section 409A of the Code and the regulations and other interpretive guidance issued thereunder so as to avoid the inclusion of the Award in gross income pursuant to Section 409A(a)(1) of the Code. Without limiting the generality of the foregoing:
(a)    the Award Instrument shall specify that the 409A Non-Excluded Stock Right will expire on the last day of the calendar year in which the 409A Non-Excluded Stock Right becomes exercisable, and that any Common Stock, cash or other consideration to be transferred to the Participant in connection with the exercise of the 409A Non-Excluded Stock Right shall be transferred to the Participant on or before March 15 of the calendar year following the calendar year in which the 409A Non-Excluded Stock Right becomes exercisable;
(b)    the date on which the 409A Non-Excluded Stock Right becomes exercisable may not be accelerated except as may be permitted under Treas. Reg. §1.409A-3(j); and
(c)    in the case of a 409A Non-Excluded Stock Right that becomes exercisable as a result of the separation from service of a Participant who is a “specified employee” within the meaning of Treas. Reg. §1.409A-1(i) as applied by the Company, no Common Stock, cash or other consideration shall be transferred to the Participant in connection with the exercise of the 409A Non-Excluded Stock Right until the day following the 6-month anniversary of the Participant’s separation from service.
10.04    409A Excluded Current Property Transfers. Restricted Shares and Performance Shares (“Current Property Transfers”) awarded under the Plan are intended not to provide for the deferral of compensation, in accordance with Treas. Reg. §1.409A-1(b)(6) (said Awards are hereinafter referred to as “409A Excluded Current Property Transfers”), unless the Award Instrument states explicitly that the Award is intended to provide for a deferral of compensation (such an Award is hereinafter referred to as “409A Non-excluded Current Property Transfer”). Accordingly, the Plan shall be construed, and may be amended to ensure that 409A Excluded Current

Property Transfers remain excluded from the application of Code Section 409A. Without limiting the generality of the foregoing, no Award Instrument shall provide for or permit the deferral of compensation resulting from a 409A Excluded Current Property Transfer beyond the date on which the 409A Excluded Current Property Transfer would otherwise become includable in gross income in accordance with the rules of Code Section 83 (or would have become includable but for the exercise of an election under Code Section 83(b)).
10.05    409A Non-Excluded Current Property Transfers. If, under the terms of an Award Instrument, a Current Property Transfer would be deemed to be a deferral of compensation under Section 409A of the Code (such Award is hereinafter referred to as “409A Non-Excluded Current Property Transfer”), the Award Instrument shall be deemed to incorporate the terms and conditions necessary to avoid inclusion of the Award in the Participant’s gross income pursuant to Section 409A(a)(1) of the Code and the Plan and Award Instrument shall be interpreted in accordance with Section 409A of the Code and the regulations and other interpretive guidance issued thereunder so as to avoid the inclusion of the Award in gross income pursuant to Section 409A(a)(1) of the Code. Without limiting the generality of the foregoing:
(a)    the Award Instrument shall specify one or more dates or events permitted under Code Section 409A(a)(2)(A) at which time the Award will be settled in cash or vested property;
(b)    the Award Instrument shall specify the manner in which the Award will be paid (e.g., lump sum or installments) and the dates on or periods within which payment will occur;
(c)    the date of settlement of the Award shall not be accelerated except as otherwise permitted under Treas. Reg. §1.409A-3(j); and
(d)    in the case of a 409A Non-excluded Current Property Transfer that becomes payable as a result of the separation from service of a Participant who is a “specified employee” within the meaning of Treas. Reg. §1.409A-1(i) as applied by the Company, no cash or property shall be paid to the Participant in connection with the settlement of the Award until the day following the 6-month anniversary of the Participant’s separation from service.
10.06    409A Excluded Future Property Transfers. Any Awards permitted under the Plan other than those referred to in Sections 10.02, 10.03, 10.04 and 10.05 including, but not limited to, Restricted Units and Performance Units (“Future Property Transfers”), are intended not to provide for the deferral of compensation, in accordance with the short-term deferral rule set forth in Treas. Reg. §1.409A-1(b)(4) (said Awards are hereinafter referred to as “409A Excluded Future Property Transfers”) unless the terms of the Award Instrument, the Future Property Transfer would be deemed to result in a deferral of compensation under Section 409A of the Code (such an Award is hereinafter referred to as a “409A Non-excluded Future Property Transfer”). Accordingly, the Plan shall be construed, and may be amended, to ensure that 409A Excluded Future Property Transfers remain excluded from the application of Code Section 409A. Without limiting the generality of the foregoing, the Award Instrument shall provide (or shall be construed to provide) that a 409A Excluded Future Property Transfer must be settled in cash or vested property on or before March 15 of the calendar year following the calendar year in which the 409A Excluded Future Property Transfer ceased to be subject to a substantial risk of forfeiture within the meaning of Treas. Reg. §1.409A-1(b)(4).
10.07    409A Non-excluded Future Property Transfers. If, under the terms of an Award Instrument, a Future Property Transfer would be deemed to result in a deferral of compensation in accordance with Treas. Reg. §1.409A-1(b)(4) (“409A Non-excluded Future Property Transfer”), the Award Instrument shall be deemed to incorporate the terms and conditions necessary to avoid inclusion of the Award in the Participant’s gross income pursuant to Section 409A(a)(1) of the Code and the Plan and Award Instrument shall be interpreted in accordance with Section 409A of the Code and the regulations and other interpretive guidance issued thereunder so as to avoid the inclusion of the Award in gross income pursuant to Section 409A(a)(1) of the Code. Without limiting the generality of the foregoing:
(a)    the Award Instrument shall specify one or more dates or events permitted under Code Section 409A(a)(2)(A) at which time the Award will be settled in cash or vested property;
(b)    the Award Instrument shall specify the manner in which the Award will be paid (e.g., lump sum or installments) and the dates on or periods within which payment will occur;

(c)    the date of settlement of the Award shall not be accelerated except as otherwise permitted under Treas. Reg. §1.409A-3(j); and
(d)    in the case of a 409A Non-excluded Future Property Transfer that becomes payable as a result of the separation from service of a Participant who is a “specified employee” within the meaning of Treas. Reg. §1.409A-1(i) as applied by the Company, no cash or property shall be paid to the Participant in connection with the settlement of the Award until the day following the 6-month anniversary of the Participant’s separation from service.
10.08    Authority To Amend Plan And/Or Award Instrument. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the date of this Plan amendment), the Committee may adopt such amendments to the Plan and/or the applicable Award Instrument as the Committee determines are necessary or appropriate to (1) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.
10.09    Protection of the Committee and Others. Notwithstanding the foregoing provisions of this Article 10, neither the Company, nor any officer, employee, director or agent of the Company or any affiliate of the Company, nor any member of the Committee, shall have any liability to any Participant on account of an Award hereunder being taxable under Code Section 409A regardless of whether such person could have taken action to prevent such result and failed to do so. To the extent permitted by law, the Company shall indemnify and defend any officer, employee, director or agent of the Company or of any affiliate of the Company, and any member of the Committee, from any claim based on an Award becoming taxable under Code Section 409A resulting from such person’s action taken, or action failed to be taken, in connection with the Plan or any Award Instrument.
ARTICLE 11
ADMINISTRATION
11.01    Administration of the Plan. The Board of Directors has delegated to the Committee the authority to administer the Plan in accordance with its terms. Except as otherwise specifically provided in the Plan, the Plan shall be administered: (i) by the Compensation Committee with respect to all matters pertaining to Awards that may be made or granted or that have been made or granted: (A) to members of the Board of Directors; (B) to any Eligible Person who is not an Employee; and (C) except as provided in clause (ii) below, to any Eligible Person who is an Employee; and (ii) by the Compensation Administration Committee with respect to those specific matters pertaining to Awards to Employees who are not Executive Officers that are within the scope of the authority granted to the Compensation Administration Committee under Section 11.04 below or delegated by the Compensation Committee to the Compensation Administration Committee pursuant to Section 11.05 below. No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan. The Company shall, to the maximum extent permitted by applicable law and the Certificate of Incorporation and By-laws of the Company, indemnify and hold each Covered Individual harmless from and against any loss, cost or expense (including reasonable attorney fees) or liability (including any amount paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan or any Award granted pursuant to the Plan. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Certificate of Incorporation and By-laws of the Company.
11.02    The Committee’s Power and Authority. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish, from time to time, guidelines or regulations for the administration of the Plan, to interpret the Plan, and to make all determinations it considers necessary or advisable for the administration of the Plan. All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties.
The Committee may designate Employees of the Company and professional advisors to assist the Committee in its administration of the Plan and may grant authority to Employees of the Company to execute agreements or other documents on behalf of the Committee in connection with the administration of the Plan. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant or agent.
11.03    Modification of Awards. (a) To the extent not inconsistent with the terms of the Plan or any provision of applicable law (including, but limited to Code Section 409A), the Committee, in its discretion, may waive or modify any of the terms and conditions set forth in the instrument evidencing the grant of any Award made to a Participant hereunder; provided that, in no event shall the Committee waive or modify the terms and conditions of any Award in a manner which would accelerate the time at which an Eligible Person’s rights under an Award become non-forfeitable or in a manner which would accelerate the time which is otherwise provided for under the terms of any Award, at which an Eligible Person would be entitled to receive any payment of cash or Shares as contemplated by the Award.
(b)    Notwithstanding the foregoing, no waiver or amendment may be authorized or directed by the Committee pursuant to this Section 11.03 without the consent of the Participant if it would adversely affect, to any material extent, any of the rights or obligations of the Participant with respect to such Award. In addition, no such waiver or amendment may be authorized or directed by the Committee pursuant to this Section 11.03 with respect to any Option, Restricted Shares or Restricted Units, Performance Shares or Performance Units or Rights awarded to any Covered Executive, if such waiver or amendment would cause the delivery of Shares or the payment of any cash amounts that are made with respect to such Award to fail to be deductible for federal income tax purposes pursuant to the applicable provisions of Section 162(m) of the Code and the regulations issued thereunder.
(c)    The awards issued and outstanding under the 2015 Plan shall remain in effect pursuant to the terms of such award and the 2015 Plan.
11.04    Power and Authority of the Compensation Administration Committee. With respect to such number of Shares as the Compensation Committee may in its discretion determine to be available from time to time for the grant of Awards in any form to Employees who are not Executive Officers, the Compensation Administration Committee shall have the authority: (a) to determine which of such Employees shall receive Awards in each form; (b) to determine the time or times when Awards in such form shall be made to such Eligible Employees; (c) to determine the number of Shares that will be subject to any Option, or the number of Restricted Shares, Restricted Units, Performance Shares, Performance Units or Rights, to be included in any Award to any such Employee; (d) with respect to any Award of Performance Shares or Performance Units made to any such Employees, to make all determinations which the Committee is authorized to make with respect to such Award under the provisions of Section 6.02, Section 6.07 and Section 6.09(a); and (e) with respect to any Awards made to any such Employees pursuant to the Compensation Administration Committee’s exercise of the authority granted to it under this Section 11.04, to exercise all of the authority and powers granted to the Committee under Section 11.02 above and under the second paragraph of Section 11.05 below, but only to the extent that any such exercise by the Compensation Administration Committee is not inconsistent with any action taken by the Compensation Committee, or with any determination, decision or interpretation of the Plan made by the Compensation Committee, under Section 11.02 above or any delegation made by the Compensation Committee under the second paragraph of Section 11.05 below.
Except for the matters specified in the foregoing paragraph and any additional matters pertaining to Awards to Employees who are not Executive Officers with respect to which authority has been granted to the Compensation Administration Committee pursuant to this Section 11.04, the Compensation Administration Committee shall not have any of the authority or powers otherwise granted to the Compensation Committee under any other provisions of the Plan.
The Compensation Committee in its discretion may at any time, by resolution duly adopted by it and without any amendment of the Plan, revoke or modify in any manner or respect the authority and powers granted to the Compensation Administration Committee under this Section 11.04.
11.05    Delegation. In addition to the authority and powers granted to the Compensation Administration Committee under Section 11.04 above, the Compensation Committee in its discretion may, by resolution duly adopted by it, delegate to the Compensation Administration Committee authority with respect to such other matters pertaining to Awards to Employees who are not Executive Officers as the Compensation Committee may specify in such resolution. Any authority so delegated to the Compensation Administration Committee may be revoked or modified by the Compensation Committee, in whole or in part, at any time.

The Committee may delegate any ministerial or non-discretionary function pertaining to the administration of the Plan to any one or more officers or other employees of the Company or any of its Affiliates.
11.06    Non-U.S. Participants. In order to comply with any applicable provisions of local law and regulations in any foreign country in which the Company or any of its Affiliates operates, the Committee may in its sole discretion: (a) modify the terms and conditions of Awards granted under the Plan to Eligible Persons located in such foreign country; (b) establish subplans with such modifications to the terms of the Plan as it determines to be necessary or appropriate under the circumstances applicable in such foreign country; or (c) take any other action that it deems necessary or appropriate in order to comply with, or obtain any exemptions from the applicability of, the local laws and regulations in such foreign country.
11.07    Designation and Change of Beneficiary. Each Participant shall file with the Committee, or with such Employee of the Company who has been designated by the Committee to receive same, a written designation of one or more persons as the Beneficiary who shall be entitled to receive any Shares or cash amount payable with respect to any Award upon or after the Participant’s death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee or its designee. The last such designation received by the Committee or its designee shall be controlling; provided, how-ever, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant’s death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 11.07, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any Shares or cash amount pay-able under the Plan with respect to the Participant after his or death, the Participant’s estate shall be treated as the Participant’s Beneficiary for purposes of the Plan.
11.08    Taxes. Notwithstanding any other provision of the Plan, the Company and each of its Affiliates may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to the exercise of any Option or with respect any payments to be made in respect of any other form of Award granted to a Participant under the Plan, including but not limited to: (a) deducting the amount of taxes so required to be withheld from any other compensation or other amounts then or thereafter payable to the Participant, and/or (b) withholding delivery of any Shares or payment of any cash amount otherwise required to be delivered or paid to the Participant with respect to the exercise of such Option, or with respect to such other form of Award, until the amount of taxes so required to be withheld has been paid in full to the Company or any of its Affiliated Companies. With the approval of the Compensation Committee and subject to such terms and conditions as it may require, such amount may be paid in Shares previously owned by the Participant, or by the surrender of a portion of the Shares that otherwise would be delivered or paid to such Participant with respect to his or her Award, or by a combination of payments in cash and Shares.
11.09    Amendment or Termination. The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that: (a) no amendment, suspension or termination of the Plan shall, without the Participant’s written consent, adversely affect the rights of any Participant with respect to any Awards previously granted to the Participant; and (b) no amendment which constitutes a “material revision” of the Plan, as the term material revision is defined in the applicable NASDAQ rules, shall be effective unless approved by the stockholders of the Company in the manner required by such rules and by applicable law.
11.10    Participant Rights Unsecured. A Participant shall have the status of a general unsecured creditor of the Company with respect to his or her right to receive any cash payment provided for by the instrument containing the terms of any Award made pursuant to the Plan. The Plan and the instrument containing the terms of any Award providing for the payment of cash shall constitute a mere promise by the Company to make payments in the future of the benefits provided for therein. It is intended that the arrangements reflected in the Plan be treated as unfunded for tax purposes, as well as for purposes of any applicable provisions of Title I of ERISA.
11.11    Terms of Employment Not Affected. Neither the Plan nor any Award granted to a Participant hereunder or any other action taken in connection with the Plan shall be construed as giving any Participant any right to be retained in the employment of the Company or any of its Affiliates. In addition, the Plan, any Award granted to a Participant hereunder and any other action taken by the Committee pursuant to the Plan shall not be deemed or construed to interfere with the right of the Company or any of its Affiliates to terminate a Participant’s employment or service at any time subject, however, to the Participant’s rights under any employment contract in effect between the Participant and the Company or any of its Affiliates.
No Award made to a Participant under the Plan, and no payment made with respect to such Award, shall be considered as compensation or wages payable to the Participant for purposes of determining the amount of contributions or benefits the Participant may be entitled to receive under any employee benefit plan of the Company or any of its Affiliates, except as specifically provided in such plan or as otherwise determined by the Board of Directors.
11.12    Successors. The obligations of the Company under the Plan shall be binding upon any successor Company or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor Company or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.
11.13    Binding Effect. The provisions of the Plan and the terms and conditions contained in the instrument evidencing any Award made to a Participant hereunder shall be binding upon the Participant, his or her successors and permitted transferees.
11.14    Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflicts of law principles.
11.15    Effective Date. This Plan was originally effective as of May 7, 2018. This amendment and restatement of the Plan was approved by the Board of Directors on [insert date], 2023 and, subject to approval by the stockholders of the Company at the annual meeting of the Company’s stockholders to be held May 3, 2023 and, upon execution by an authorized officer of the Company, shall be effective as of May 3, 2023. In the event that the terms of this amendment and restatement of the Plan are not approved by the stockholders of the Company, this amendment and restatement of the Plan shall not become effective.
IN WITNESS WHEREOF, Gibraltar Industries, Inc. has caused this amendment and restatement of the Plan to be executed as of the [x] day of May, 2023.
GIBRALTAR INDUSTRIES, INC.

By:    _________________________________
    Jeffrey J. Watorek
    Vice President and Treasurer

APPENDIX C

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF GIBRALTAR INDUSTRIES, INC.

Gibraltar Industries, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:
FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended by adding a new Article FIFTEENTH to read as follows:
“FIFTEENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, a state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, this Certificate of Incorporation or the Corporation’s By-Laws (as either may be amended re restated) or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware; or (d) any action asserting a claim governed by the internal affairs doctrine; in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of this Article FIFTEENTH is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article FIFTEENTH (an “Enforcement Action”), and (y) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.”
SECOND: That thereafter, an annual meeting of the stockholders of the Corporation was held, at which meeting said amendment was approved.
THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon filing.
IN WITNESS WHEREOF, Gibraltar Industries, Inc. has caused this certificate to be executed and attested this ____ day of May, 2023.

GIBRALTAR INDUSTRIES, INC.

By:___________________________
Timothy F. Murphy
Senior Vice President and
Chief Financial Officer

C-1

GIBRALTAR

GIBRALTAR INDUSTRIES, INC.
3556 LAKE SHORE ROAD
P.O. BOX 2028
BUFFALO, NY 14219

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V00314-P90092 KEEP THIS PORTION FOR YOUR RECORDS

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GIBRALTAR INDUSTRIES, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of eight directors until the 2024 annual meeting of stockholders

Nominees:	For	Against	Abstain
1a. Mark G. Barberio	☐	☐	☐
1b. William T. Bosway	☐	☐	☐
1c. Craig A. Hindman	☐	☐	☐
1d. Gwendolyn G. Mizell	☐	☐	☐
1e. Linda K. Myers	☐	☐	☐
1f. James B. Nish	☐	☐	☐
1g. Atlee Valentine Pope	☐	☐	☐
1h. Manish H. Shah	☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:	1 Year	2 Years	3 Years	Abstain
2. Advisory approval to determine stockholder preference on whether future Say-on-Pay votes should occur every one, two, or three years (Say-When-on-Pay).	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 3, 4, 5 and 6.	For	Against	Abstain
3. Advisory approval of the Company's executive compensation (Say-On-Pay).	☐	☐	☐
4. Approval of the Gibraltar Industries, Inc. Amended and Restated 2018 Equity Incentive Plan.	☐	☐	☐
5. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to add an exclusive forum provision.	☐	☐	☐
6. Ratification of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2023.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, limited liability company, or partnership, please sign in full corporate, company, or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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V00315-P90092

ANNUAL MEETING OF STOCKHOLDERS OF GIBRALTAR INDUSTRIES, INC.
May 3, 2023
This proxy is solicited by the Board of Directors

The undersigned hereby appoints WILLIAM T. BOSWAY and TIMOTHY F. MURPHY and each or either of them, attorneys and proxies, with the full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of GIBRALTAR INDUSTRIES, INC., to be held virtually at www.virtualshareholdermeeting.com/ROCK2023, on May 3, 2023, at 11:00 a.m., Eastern Time, and any adjournments or postponements thereof and to vote in their judgment upon all other matters that may properly come before such meeting. The undersigned revokes any proxy previously given to vote at such meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors, which are set forth on the reverse side hereof.

Continued and to be signed on the reverse side.